                                                                    EXHIBIT 10-T

                                 THIRD AMENDMENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of November 14, 2000, is entered into by and among HERCULES INCORPORATED, a Delaware corporation (the "Company"), BETZDEARBORN CANADA, INC., an Ontario corporation (the "Canadian Borrower"), certain subsidiaries of the Company identified on the signature pages hereto (the "Subsidiary Guarantors"), the several banks and other financial institutions identified on the signature pages hereto, BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") and BANK OF AMERICA CANADA, as Canadian administrative agent (the "Canadian Administrative Agent"). Except as otherwise defined in this Amendment, terms defined in the Credit Agreement referred to below (as amended by this Amendment) are used herein as defined therein.

                                    RECITALS

     A. The Company, the Canadian Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Canadian Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of April 19, 1999 (as amended by that First Amendment to Amended and Restated Credit Agreement dated as of March 31, 2000 and as further amended by that Second Amendment to Amended and Restated Credit Agreement dated as of July 26, 2000, and as may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement").

     B.   The Company has requested certain modifications to the Credit
Agreement.

     C.   Such modifications require the consent of the Required Lenders.

     D. The Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

     E. The Company has requested an additional $375 million term loan and the Tranche D Lenders have agreed to make such term loan, and to become parties to the Credit Agreement, on the terms and conditions set forth below.

     F. In connection with, and in consideration of, the agreements of the Required Lenders set forth herein (which agreements it is acknowledged shall benefit all Subsidiaries of the Company), certain Subsidiaries of the Company not previously Guarantors have agreed to become parties to the Credit Agreement and Guarantors thereunder.

                                    AGREEMENT

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.   AMENDMENTS TO CREDIT AGREEMENT

     Subject to the satisfaction of the conditions precedent set forth in
Section 5 in Article IV hereof, from and after the Third Amendment Effective Date (as defined below), the Credit Agreement (together with the Schedules and Exhibits attached thereto) is hereby amended in its entirety to read in the form of such Credit Agreement (together with the Schedules and Exhibits attached thereto) attached hereto as Exhibit A to this Amendment.

II.  ADDITIONAL GUARANTORS

     From and after the Third Amendment Effective Date, the Guarantors under the Credit Agreement shall include the Guarantors party to the Credit Agreement prior to this Amendment and each additional Subsidiary of the Company identified as a Subsidiary Guarantor on the signature pages hereto (the "Additional Guarantors"). Each of the Additional Guarantors hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Additional Guarantor will be deemed to be a party to the Credit Agreement and a "Guarantor" and "Credit Party" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor and Credit Party thereunder as if it had executed the Credit Agreement. Each Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors and Credit Parties contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph, each Additional Guarantor hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Section 3A of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

III. TRANCHE D TERM LOAN

     From and after the Third Amendment Effective Date, by execution of this Amendment, each Person identified on the signature pages hereto as a Tranche D Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Person will be deemed to be a party to the Credit Agreement and a "Tranche D Lender" and "Lender" for all purposes of the Credit Agreement, and shall have all of the obligations of a Tranche D Lender and Lender thereunder as if it had executed the Credit Agreement. Such Person hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Tranche D Lenders and the Lenders contained in the Credit Agreement.

IV.  MISCELLANEOUS

     1. Representations and Warranties. Each of the Credit Parties represents and warrants to the Lenders, the Administrative Agent and the Canadian Administrative Agent as follows:

          (i) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

          (ii) This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

          (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

          (iv) The execution and delivery of this Amendment does not diminish or reduce its obligations under the Credit Documents (including, without limitation, in the case of each Guarantor, such Guarantor's guaranty pursuant to Section 3A of the Credit Agreement) in any manner, except as specifically set forth herein.

          (v) Such Credit Party has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Required Lenders' execution and delivery of this Amendment.

          (vi) The representations and warranties of the Credit Parties set forth in Section 1 of the Credit Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier date) and all of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

          (vii) Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

     2. Liens. Each Credit Party affirms the liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Pledge Agreement, the

Security Agreement and the Mortgages) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

     3. Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged and in full force and effect. The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     4. Expenses. The Company agrees to pay all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent's legal counsel.

     5. Conditions Precedent. This Amendment shall become effective on the day (the "Third Amendment Effective Date") on which each of the following conditions precedent has been satisfied:

          (a) the Administrative Agent shall have received counterparts of (i) this Amendment, duly executed and delivered by each of the Credit Parties, the Required Lenders, the Tranche D Lenders and by the Administrative Agent and the Canadian Administrative Agent, (ii) Notes duly executed and delivered by the Company in substantially the form of Exhibit A(amd) to evidence the Tranche D Term Loan, (iii) the Pledge Agreement, duly executed and delivered by each Credit Party, (iv) the Security Agreement, duly executed and delivered by each Credit Party, and (v) the Mortgages, duly executed and delivered by the applicable Credit Parties, together with a certificate of the Secretary or Assistant Secretary of the Company and each other Credit Party as to the incumbency and specimen signatures of the officers of the Company and each other Credit Party who are authorized to execute such Credit Documents and each other document to be executed and delivered by the Company or any other Credit Party pursuant hereto;

          (b) the Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors of the Company and each other Credit Party evidencing its approval of this Amendment, the Tranche D Notes, the Collateral Documents and the other Credit Documents and matters contemplated hereby, and a certified copy of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Tranche D Notes and the other Credit Documents;

          (c)  the Administrative Agent shall have received opinions of Israel
     J. Floyd, General Counsel of the Company, and Ballard Spahr Andrews & Ingersoll, LLP, acting as counsel to each of the Credit Parties, in form and substance satisfactory to the Administrative Agent and the Tranche D Arranger;

          (d) the Administrative Agent shall have received all documents it may reasonably request relating to the existence and good standing of the Credit Parties and to the authorization, execution and delivery of this Amendment and the other Credit Documents and other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent and its counsel in their reasonable discretion;

          (e) the Administrative Agent shall have received from a Responsible Officer of the Company a certificate to the effect that as of the date hereof and as of the Third Amendment Effective Date all representations and warranties made by the Company and each other Credit Party in this Amendment and each other Credit Document are true and correct in all material respects;

          (f) the Company shall have received (or shall be unconditionally entitled to receive) $775,000,000 in gross proceeds from (i) the Senior Notes or the Bridge Notes and (ii) the Tranche D Term Loans extended hereunder and shall have applied the Net Cash Proceeds thereof (or shall have made arrangements reasonably satisfactory to the Administrative Agent and the Tranche D Arranger to apply such Net Cash Proceeds) in a manner consistent with the sources and uses table set forth on Schedule VIII to the Credit Agreement;

          (g) no Default or Event of Default shall have occurred and be continuing;

          (h) the Collateral Agent shall have received (except to the extent the Collateral Agent shall have agreed to give the Credit Parties additional time, not to exceed 60 days from the Third Amendment Effective Date, to deliver any such item) (i) delivery in pledge of stock certificates representing all (or, in the case of a First Tier Foreign Subsidiary, 65%) of the interests in any Domestic Subsidiary or First Tier Foreign Subsidiary of the Company held or beneficially owned by any Credit Party (unless such stock certificates constitute or represent Excluded Assets), together with assignments thereof duly endorsed in blank by the registered holder thereof, (ii) perfection by control over all other investment property constituting Collateral other than the Excluded Assets, and (iii) financing statements covering all personal property and fixtures constituting Collateral other than the Excluded Assets and duly executed by the Credit Parties in form sufficient for filing in all jurisdictions that are scheduled as filing jurisdictions in the Collateral Documents or as to which the filing of financing statements may reasonably be requested by any Agent;

          (i) the principal amount of and all interest due and payable on the Tranche C Term Loan shall have been repaid in full;

          (j) the Company shall demonstrate minimum current availability under the Revolving Committed Amount of $400,000,000 after giving effect to all the transactions contemplated hereby; and

          (k) each Lender party to the Credit Agreement who executes this Amendment on or before 5:00 P.M. Eastern Standard Time on November 10, 2000 (provided this

     Amendment is approved by the Required Lenders) shall have received an amendment fee equal to 0.25% of the sum of each Lender's Commitment Percentage of the Revolving Loans and the Tranche A Term Loan prior to giving effect to transactions contemplated hereby (without giving effect to the Tranche D Term Loan).

     6. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

     8. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


THE COMPANY:                       HERCULES INCORPORATED,
                                   a Delaware corporation

                                   By:    /s/ Stuart Shears
                                   Name:_______________________________________
                                   Title: _____________________________________

CANADIAN
BORROWER:                          BETZDEARBORN CANADA, INC.,
                                   an Ontario corporation

                                   By:    /s/ Israel J. Floyd
                                   Name:_______________________________________
                                   Title: _____________________________________

OTHER SUBSIDIARY
GUARANTORS:
                              HERCULES CREDIT, INC.,
                                   a Delaware corporation
                              HERCULES FLAVOR, INC.,
                                   a Delaware corporation
                              WSP, INC.,
                                   a Delaware corporation
                              AQUALON COMPANY,
                                   a Delaware partnership
                              HERCULES FINANCE COMPANY,
                                   a Delaware partnership
                              FIBERVISIONS, L.L.C.,
                                   a Delaware limited liability company
                              FIBERVISIONS INCORPORATED,
                                   a Delaware corporation
                              FIBERVISIONS PRODUCTS, INC.,
                                   a Georgia corporation
                              HERCULES INTERNATIONAL LIMITED,
                                   a Delaware corporation
                              BETZDEARBORN, INC.,
                                   a Pennsylvania corporation
                              BETZDEARBORN EUROPE, INC.,
                                   a Pennsylvania corporation
                              DRC, LTD.,
                                   a Delaware corporation
                              BL TECHNOLOGIES, INC.,
                                   a Delaware corporation
                              BLI HOLDINGS, INC.,
                                   a Delaware corporation
                              HERCULES SHARED SERVICES CORP.,
                                   a Delaware corporation
                              BETZDEARBORN INTERNATIONAL, INC.,
                                   a Pennsylvania corporation


                              [signature pages continue]

                              ATHENS HOLDINGS INC.,
                                   a Delaware corporation
                              BETZDEARBORN CHINA, LTD.,
                                   a Delaware corporation
                              BL CHEMICALS, INC.,
                                   a Delaware corporation
                              CHEMICAL TECHNOLOGIES INIDA, LTD.,
                                   a Delaware corporation
                              COVINGTON HOLDINGS INC.,
                                   a Delaware corporation
                              EAST BAY REALTY SERVICES, INC.,
                                   a Delaware corporation
                              FIBERVISIONS L.P.,
                                   a Delaware partnership
                              HERCOFINA,
                                   a Delaware corporation
                              HERCULES CHEMICAL CORPORATION,
                                   a Delaware corporation
                              HERCULES COUNTY CLUB, INC.,
                                   a Delaware corporation
                              HERCULES EURO HOLDINGS, L.L.C.,
                                   a Delaware limited liability company
                              HERCULES INTERNATIONAL LIMITED, L.L.C.,
                                   a Delaware limited liability company
                              HERCULES INVESTMENTS LLC,
                                   a Delaware limited liability company
                              HISPAN CORPORATION,
                                   a Delaware corporation



                              By:     /s/ Stuart Shears
                              Name:_______________________________________
                              Title: _____________________________________

                                        for each of the foregoing

ADMINISTRATIVE
AGENT:                        BANK OF AMERICA, N.A.,
                              in its capacity as Administrative Agent and as a Lender

                              By: /s/ Donald J. Chin
                                  ----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                     -------------------------------------

CANADIAN
ADMINISTRATIVE AGENT:         BANK OF AMERICA CANADA,
                              as Canadian Administrative Agent


                              By: /s/ Donald Chung
                                  ----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                     -------------------------------------

LENDERS:
                              [NAME OF LENDER]


                              By: ________________________________________
                              Name:_______________________________________
                              Title: _____________________________________

TRANCHE D                     CREDIT SUISSE FIRST BOSTON
LENDER:


                              By: ________________________________________
                              Name:_______________________________________
                              Title: _____________________________________

                                                                      EXHIBIT A




================================================================================

                      Amended and Restated Credit Agreement

                           Dated as of April 19, 1999

                                      among

                             HERCULES INCORPORATED,
                                  as Borrower,

                    The Subsidiaries of Hercules Incorporated
                        From time to time parties thereto

                               The Several Lenders
                        from time to time parties thereto

                             BANK OF AMERICA, N.A.,
                           formerly NationsBank, N.A.,
                            as Administrative Agent,

                             BANK OF AMERICA CANADA,
                        as Canadian Administrative Agent,

                                       and

                            THE CHASE MANHATTAN BANK,

                          MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK
                                       and
                                 CITIBANK, N.A.,
                             As Co-Syndication Agent


================================================================================


                           CREDIT SUISSE FIRST BOSTON
           Lead Arranger and Book Manager for the Tranche D Term Loan

                                TABLE OF CONTENTS

SECTION 1.    Representations and Warranties of the Company...............................     1
     1.1.     Corporate Authority.........................................................     1
     1.2.     Financial Statements........................................................     2
     1.3.     Validity of Documents.......................................................     2
     1.4.     No Events of Default........................................................     3
     1.5.     Litigation..................................................................     3
     1.6.     Use of Proceeds.............................................................     3
     1.7.     No Change...................................................................     3
     1.8.     Federal Regulations.........................................................     3
     1.9.     ERISA.......................................................................     4
     1.10.    Investment Company Act; Other Regulations...................................     4
     1.11.    Compliance with Law.........................................................     4
     1.12.    Taxes.......................................................................     4
     1.13.    Subsidiaries................................................................     5
     1.14.    Environmental Matters.......................................................     5
     1.15.    Solvency....................................................................     6
     1.16.    Disclosure..................................................................     6
     1.17.    No Burdensome Restrictions..................................................     6
     1.18.    Representations and Warranties from Merger Agreement........................     6
     1.19.    Year 2000 Compliance........................................................     6
     1.20.    Collateral Documents........................................................     7
SECTION 2.    Amount and Terms of Commitments.............................................     7
     2.1.     Revolving Credit Commitments................................................     7
     2.2.     Notes Evidencing Revolving Credit Loans.....................................     8
     2.3.     Procedure for Revolving Credit Borrowing....................................     8
     2.4.     Fees........................................................................    10
     2.5.     Termination or Reduction of a Revolving Committed Amount....................    11
     2.6.     Prepayments.................................................................    11
     2.7.     Conversion and Continuation Options.........................................    15
     2.8.     Minimum Amounts of Tranches and Maximum Number of Eurodollar Loans..........    17
     2.9.     Interest Rates and Payment Dates............................................    17
     2.10.    Computation of Interest and Fees............................................    18
     2.11.    Pro Rata Treatment and Payments.............................................    18
     2.12.    Taxes.......................................................................    19
     2.13.    Designated Borrowers........................................................    20
     2.14.    Several Liability of Borrowers..............................................    21
     2.15.    Swingline Loan Subfacility..................................................    21
     2.16.    Letter of Credit Subfacility................................................    23
     2.17.    Term Loan Tranches..........................................................    27
     2.18.    Bankers' Acceptances........................................................    32
SECTION 3.    Change in Circumstances Affecting Loans or Bankers' Acceptances.............    35
     3.1.     Basis for Determining Interest Rate Inadequate or Unfair; Inability to
              Create Bankers' Acceptances.................................................    35

     3.2.     Illegality..................................................................     36
     3.3.     Increased Cost..............................................................     36
     3.4.     Effect on Obligation to Convert.............................................     37
     3.5.     Funding Losses..............................................................     38
SECTION 3A.   Guaranty....................................................................     38
     3A.1.    Guaranty of Payment.........................................................     38
     3A.2.    Obligations Unconditional...................................................     38
     3A.3.    Modifications...............................................................     39
     3A.4.    Waiver of Rights............................................................     39
     3A.5.    Reinstatement...............................................................     39
     3A.6.    Remedies....................................................................     40
     3A.7.    Limitation of Guaranty......................................................     40
     3A.8.    Rights of Contribution......................................................     40
SECTION 4.    Conditions Precedent........................................................     40
     4.1      Effectiveness of this Agreement.............................................     40
     4.2.     Conditions to all Borrowings................................................     41
SECTION 5.    Covenants...................................................................     42
     5.1.     Affirmative Covenants.......................................................     42
     5.2.     Negative Covenants..........................................................     47
     5.3.     Incorporation of Covenants from Senior Note Indenture.......................     52
SECTION 6.    Defaults....................................................................     53
     6.1.     Defaults; Events of Default; Certain Remedies...............................     53
     6.2.     Conversion and Redenomination Certain Loans; Purchase of Risk
              Participations..............................................................     56
SECTION 7.    Definitions.................................................................     56
SECTION 8.    The Agents..................................................................     79
     8.1.     Appointment.................................................................     79
     8.2.     Delegation of Duties........................................................     80
     8.3.     Exculpatory Provisions......................................................     80
     8.4.     Reliance by Agents..........................................................     80
     8.5.     Notice of Default...........................................................     80
     8.6.     Non-Reliance on Agents and Other Lenders....................................     81
     8.7.     Indemnification.............................................................     81
     8.8.     Agent in Its Individual Capacity............................................     81
     8.9.     Successor Agent.............................................................     81
     8.10.    Tranche D Arranger..........................................................     82
SECTION 9.    Miscellaneous...............................................................     82
     9.1.     Amendments and Waivers......................................................     82
     9.2.     Notices.....................................................................     83
     9.3.     No Waiver; Cumulative Remedies..............................................     84
     9.4.     Survival of Representations and Warranties..................................     85
     9.5.     Payment of Expenses and Taxes...............................................     85
     9.6.     Successors and Assigns; Participations and Assignments......................     85
     9.7.     Adjustments; Set-off........................................................     87
     9.8.     Counterparts................................................................     88
     9.9.     Adjustments for Changes in GAAP.............................................     88

     9.10.    Severability; Section Headings..............................................     88
     9.11.    Integration.................................................................     88
     9.12.    Governing Law...............................................................     88
     9.13.    Submission To Jurisdiction; Waivers.........................................     88
     9.14.    Acknowledgments.............................................................     89
     9.15.    Waiver of Jury Trial........................................................     89
     9.16.    Confidentiality.............................................................     89
     9.17.    Prudential Intercreditor Agreement..........................................     90
     9.18.    Binding Effect; Amendment and Restatement of Existing Credit
              Agreement; Further Assurances...............................................     90
     9.19.    Judgment Currency...........................................................     90
     9.20.    First Amendment to Pledge Agreement.........................................     91

EXHIBITS

Exhibit A - Form of Regular Note
Exhibit A(amd) - Form of Tranche D Note
Exhibit B - Form of Canadian Borrower Note
Exhibit C - Form of Assignment and Acceptance
Exhibit D - Form of Borrower Joinder Agreement
Exhibit E - Form of Guarantor Joinder Agreement
Exhibit F - Form of Advance Request
Exhibit G - Form of Notice of Borrowing for Term Loans
Exhibit H - Form of Notice of Continuation/Conversion
Exhibit I - Form of Pledge Agreement
Exhibit J - Form of Prudential Intercreditor Agreement
Exhibit K - Form of Security Agreement


SCHEDULES

SCHEDULE I - Commitments and Commitment Percentages
SCHEDULE II - Subsidiaries
SCHEDULE III - Required Consents, Authorizations, Notices and Filings
SCHEDULE IV - Existing Indebtedness of the Company and its Subsidiaries
SCHEDULE V - [Intentionally omitted]
SCHEDULE VI - Existing Letters of Credit
SCHEDULE VII - Names and Addresses of Lenders
SCHEDULE VIII - Sources and Uses on Third Amendment Effective Date
SCHEDULE IX - Certain Excluded Assets
SCHEDULE X - Permitted Investments
SCHEDULE XI - Permitted Liens

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 19, 1999 (as amended, supplemented or otherwise modified from time to time pursuant to the applicable provisions hereof, the "Agreement"), among HERCULES INCORPORATED, a Delaware corporation (the "Company"), such subsidiaries of the Company as may from time to time be Borrowers and/or Guarantors hereunder in accordance with the provisions hereof (collectively with the Company, the "Credit Parties"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), BANK OF AMERICA, N.A., formerly NationsBank, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, BANK OF AMERICA CANADA, as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent") for the Lenders, and THE CHASE MANHATTAN BANK, MORGAN GUARANTY TRUST COMPANY OF NEW YORK and CITIBANK, N.A., as Co-Syndication Agents (in such capacity, the "Co-Agents").

                                    RECITALS

     A The Credit Parties party thereto, the Administrative Agent, the Co-Agents, and the Lenders party thereto entered into that certain Credit Agreement dated as of October 15, 1998 (as amended by Amendment No. 1 to Credit Agreement dated as of December 31, 1998, the "Existing Credit Agreement").

     B The Credit Parties, the Lenders, the Administrative Agent, the Canadian Administrative Agent and the Co-Agents wish to amend and restate the terms and conditions of the Existing Credit Agreement as set forth below.

     Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Credit Parties, the Lenders, the Administrative Agent the Canadian Administrative Agent and the Co-Agents agree as follows:

          SECTION 1.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     In order to induce the Lenders and the Agents (as that term and other capitalized terms not otherwise defined herein are hereinafter defined in
Section 7) to enter into this Agreement and to make the Loans and other extensions of credit hereunder, the Credit Parties make the following representations, covenants and warranties which shall survive the execution and delivery of the Credit Documents:

1.1.     CORPORATE AUTHORITY.

     (a) Each Credit Party is a duly and validly existing corporation, and is in good standing under the laws of the jurisdiction of its incorporation. The execution, delivery and performance of the Credit Documents are within each Credit Party's corporate authority and have been duly authorized by proper corporate proceedings. This Agreement has been, and each of the other Credit Documents required to be executed and delivered by a Credit Party will be, duly executed and delivered by each Credit Party that is a party thereto.

     (b) Each Credit Party (i) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (ii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

1.2.      FINANCIAL STATEMENTS.

     (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flow (including the notes thereto) for the fiscal year ended on such date, reported upon by Coopers & Lybrand, present fairly in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of said date and the consolidated results of their operations for such fiscal year, in conformity with GAAP.

     (b) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of June 30, 1998, and the related consolidated statements of income and cash flows for the quarterly period ended on such date, present fairly in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of said date and the consolidated results of their operations for such quarterly period, in conformity with GAAP; provided, however, that such financial statements are subject to year-end adjustments and are presented without footnotes.

     (c) The pro forma consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the Closing Date giving effect to the Acquisition in accordance with the terms of the Merger Agreement and reflecting estimated purchase price accounting adjustments, has heretofore been furnished to each Lender. Such pro forma balance sheet is based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

     (d) The pro forma consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 2000, giving effect to the transactions contemplated by the Third Amendment, has heretofore been furnished to each Lender. Such pro forma balance sheet is based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

     (e) The financial statements delivered to the Lenders pursuant to subsection 5.1(a)(i)(A) and (B), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted hereunder) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such date and for such periods.

1.3.      VALIDITY OF DOCUMENTS.

     (a) This Agreement constitutes, and the other Credit Documents when duly executed and delivered by each Credit Party that is a party thereto in accordance with this Agreement will constitute, legal, valid and binding obligations of each Credit Party, each enforceable in accordance with its terms except as the enforceability of such Credit Document may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights. Neither the execution, delivery or performance of this Agreement or the other Credit Documents, nor compliance with the terms and provisions hereof and thereof, will
(i) conflict with, or result in a breach of any provisions of, any Requirement of Law applicable to the Credit Parties, specifically including the certificate of incorporation or the by-laws of a Credit Party, or any agreement or instrument to which a Credit Party is a party, or by which it or its properties is bound, or constitute a default thereunder, except where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect or
(ii) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon a Credit Party or with respect to its properties.

     (b) No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule III, all of which have been obtained or made or have the status described in such Schedule III and (ii) filings to perfect the Liens created by the Collateral Documents.

1.4.      NO EVENTS OF DEFAULT.

     No Event of Default specified in subsection 6.1 of this Agreement and no event of default specified in any other agreement evidencing indebtedness of the Company or any of its Subsidiaries for borrowed money in excess of $25,000,000, and no event which, with the giving of notice or lapse of time, or both, could become such an Event of Default or event of default, has occurred and is continuing.

1.5.      LITIGATION.

     Except as set forth on the Company's Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended June 30, 1998, there are no actions, suits or proceedings pending or, to the knowledge of a Credit Party, threatened against or affecting the Company or any Consolidated Subsidiary before any court or before any governmental or administrative body or agency, which could reasonably be expected to have a Material Adverse Effect.

1.6.      USE OF PROCEEDS.

     The proceeds of the Revolving Credit Loans shall be used for general working capital purposes in the ordinary course of business consistent with past practices of the Company. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business. For purposes hereof "general working capital purposes" shall include capital expenditures but shall not include (i) the funding of acquisitions or (ii) the payment, prepayment, purchase or redemption of Indebtedness (other than (a) payments or prepayments of Indebtedness evidenced by this Agreement and the Notes, (b) regularly scheduled payments of Indebtedness permitted under subsection 5.2(f), including any payment or prepayment of the Bridge Notes with the proceeds of a refinancing thereof that is permitted under subsection 5.2(f)(ix) and (c) the prepayment or payment of the outstanding principal amount of the Floating Rate Preferred Securities due December 29, 2000 referenced on Schedule VIII in an aggregate amount equal to $170,000,000) or of any Capital Stock. The proceeds of the Tranche D Term Loan shall be used to make the repayments required by subsection 2.6(d), and any such proceeds thereafter remaining shall be used to pay fees and expenses that are due under the Credit Documents or payable by the Company in connection with the issuance and sale of the Senior Notes or the Bridge Notes.

1.7.      NO CHANGE.

     Since June 30, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

1.8.      FEDERAL REGULATIONS.

     No part of the Letters of Credit or the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock", within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the

Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.


1.9.      ERISA.

     Each of the following statements is true, except to the extent that the events or conditions causing such statements to be untrue, either individually or in the aggregate, would not be reasonably likely to result in any liability having a Material Adverse Effect: Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither a Credit Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither a Credit Party nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Credit Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

1.10.     INVESTMENT COMPANY ACT; OTHER REGULATIONS.

     No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness. No director, executive officer or principal shareholder of a Credit Party or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto.

1.11.     COMPLIANCE WITH LAW.

     Each of the Company and its Consolidated Subsidiaries is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

1.12.     TAXES.

     Each of the Company and its Consolidated Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, provincial, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP (if such reserves are required pursuant to GAAP). No Credit Party is aware as of the Closing Date or as of the Third Amendment Effective Date of any proposed tax assessments against any of the Company and its Consolidated Subsidiaries, which could reasonably be expected to have a Material Adverse Effect and against which adequate reserves are not being maintained in accordance with GAAP (if such reserves are required pursuant to GAAP).

1.13.     SUBSIDIARIES.

     Set forth on Schedule II is a complete and accurate list of all Subsidiaries of the Company. Information on Schedule II includes, for each Credit Party and each other Material Subsidiary or First Tier Foreign Subsidiary, jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by a Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule II, no such Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.
Schedule II may be updated from time to time by the Company by giving written notice thereof to the Administrative Agent.

1.14.     ENVIRONMENTAL MATTERS.

          (a) Except as would not have or be reasonably expected to have a Material Adverse Effect:

               (i) Each of the real properties owned by the Credit Parties (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Company or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

               (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice is being threatened.

               (iii) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Company or any of its Subsidiaries.

               (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party is or, to the best knowledge of such Credit Party, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Company or any of its Subsidiaries, the Real Properties or the Businesses.

               (v) There has been no release or, to the best knowledge of any Credit Party, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Company or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

               (vi) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or would give rise to liability under, Environmental Laws.

               (vii) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

     (b) The Company has adopted procedures that are designed to (i) ensure that each Credit Party, each of its operations and each of the properties owned or leased by each Credit Party remains in compliance with applicable Environmental Laws, to the extent that the failure to comply with such Environmental Laws would have or would be reasonably expected to have a Material Adverse Effect, and (ii) manage, to the same extent as and in accordance with the practices of companies engaged in the same or a similar business, any liabilities or potential liabilities that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party may have under applicable Environmental Laws.

1.15.     SOLVENCY.

     Each Credit Party is Solvent.

1.16.     DISCLOSURE.

     Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of the Company or any of its Consolidated Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

1.17.     NO BURDENSOME RESTRICTIONS.

     Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

1.18.     REPRESENTATIONS AND WARRANTIES FROM MERGER AGREEMENT.

     As of the Closing Date, each of the representations and warranties made in the Merger Agreement by each of the parties thereto is true and correct in all material respects.

1.19.     YEAR 2000 COMPLIANCE.

     Each of the Credit Parties has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications may not be able to recognize and properly perform date-sensitive functions after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each Credit Party believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

1.20.     COLLATERAL DOCUMENTS.

     The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will upon the filing of the UCC financing statements executed by the Credit Parties in the appropriate filing jurisdictions, the delivery of all stock certificates pledged pursuant to the Pledge Agreement and the recording of the Mortgages in the appropriate filing jurisdictions, be and remain perfected security interests and Liens, prior to all other Liens other than Liens permitted under subsection 5.2(a). Each of the representations and warranties made by the Company and the other Credit Parties in the Collateral Documents is true and correct in all material respects.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.

2.1.      REVOLVING CREDIT COMMITMENTS.

     (a) U.S. Revolving Loans. Subject to the terms and conditions hereof, each U.S. Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving credit loans ("U.S. Revolving Loans") to a Borrower, in U.S. Dollars, from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment Percentage of ONE HUNDRED TWENTY MILLION DOLLARS ($120,000,000) (as such amount may be reduced pursuant to subsection 2.5 or subsection 2.6(b)(v)(I), the "U.S. Revolving Committed Amount"); provided that with regard to each individual U.S. Lender, the principal amount of such U.S. Lender's pro rata share of outstanding U.S. Revolving Loans plus LOC Obligations outstanding (plus, if applicable, such U.S. Lender's pro rata share of the Swingline Loans) shall not exceed such U.S. Lender's Commitment Percentage of the U.S. Revolving Committed Amount. During the Commitment Period each Borrower may use the U.S. Revolving Committed Amount by borrowing, prepaying the U.S. Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all U.S. Revolving Loans plus the U.S. Lenders' pro rata share of all Swingline Loans plus the U.S. Lenders' pro rata share of all LOC Obligations at any one time outstanding exceed the U.S. Revolving Committed Amount.

     (b) Multicurrency Revolving Loans. Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving credit loans ("Multicurrency Revolving Loans") to a Borrower, in U.S. Dollars or in Euros, from time to time during the Commitment Period in an aggregate principal Dollar Amount at any one time outstanding not to exceed the amount of such Lender's Commitment Percentage of SIX HUNDRED EIGHTY MILLION DOLLARS ($680,000,000) (as such amount may be reduced pursuant to subsection 2.5 or subsection 2.6(b)(v)(I), the "Multicurrency Revolving Committed Amount"); provided that with regard to each individual Multicurrency Lender (other than Bank of America, N.A. with respect to Swingline Loans), the Dollar Amount of such Multicurrency Lender's pro rata share of outstanding Multicurrency Revolving Loans plus LOC Obligations outstanding (plus, if applicable, such Multicurrency Lender's pro rata share of the Swingline Loans) shall not exceed such Multicurrency Lender's Commitment Percentage of the Multicurrency Revolving Committed Amount. During the Commitment Period each Borrower may use the Multicurrency Revolving Committed Amount by borrowing, prepaying the Multicurrency Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that in no event shall the aggregate Dollar Amount with respect to principal of all Multicurrency Revolving Loans plus the Multicurrency Lenders' pro rata share of all Swingline Loans plus the Multicurrency Lenders' pro rata share of all LOC Obligations at any one time outstanding exceed the Multicurrency Revolving Committed Amount.

     (c) Canadian Revolving Loans. Subject to the terms and conditions hereof, each Canadian Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving credit loans ("Canadian Revolving Loans") to the Canadian Borrower, in Canadian Dollars or in U.S. Dollars, from time to time during the Commitment Period in an aggregate principal Dollar Amount at any one time outstanding not to exceed the amount of such Lender's Commitment Percentage of ONE HUNDRED MILLION DOLLARS ($100,000,000) (as such amount may be reduced pursuant to subsection 2.5 or subsection 2.6(b)(v)(I), the "Canadian Revolving Committed Amount"); provided that with regard to each individual Canadian Lender the Dollar Amount of such Canadian Lender's pro rata share of Canadian Revolving Loans outstanding plus the Face Amount of Bankers' Acceptances outstanding shall not exceed such Canadian Lender's Commitment Percentage of the Canadian Revolving Committed Amount. During the Commitment Period the Canadian Borrower may use the Canadian Revolving Committed Amount by borrowing, prepaying the Canadian Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that in no event shall the aggregate Dollar Amount with respect to principal of all Canadian Revolving Loans plus the Face Amount of all Bankers' Acceptances at any one time outstanding exceed the Canadian Revolving Committed Amount.

     (d) Loan Types. The U.S. Revolving Loans and the Multicurrency Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent on behalf of the respective Borrower in accordance with subsections 2.3 and 2.7, provided that (A) no U.S. Revolving Loan or Multicurrency Revolving Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date and (B) Multicurrency Revolving Loans that are denominated in Euros shall consist solely of Eurodollar Loans. The Canadian Revolving Loans may from time to time be (A) if denominated in Canadian Dollars, Canadian Base Rate Revolving Loans bearing interest based upon the Canadian Prime Rate and (B) if denominated in U.S. Dollars, (i) Canadian Base Rate Revolving Loans bearing interest based upon the BACAN U.S. Base Rate, (ii) Eurodollar Loans or (iii) a combination thereof, in each case as determined by the Canadian Borrower and notified to the Canadian Administrative Agent in accordance with subsections 2.3 and 2.7; provided that no Canadian Revolving Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

2.2.      NOTES EVIDENCING REVOLVING CREDIT LOANS.

     The Revolving Credit Loans made by each Lender shall be evidenced by promissory notes of the applicable Borrowers, each substantially in the form of Exhibit A with respect to a Borrower that is the Company or a Designated Borrower (each, as amended, modified, restated, supplemented, extended, renewed or replaced from time to time, a "Regular Note") and substantially in the form of Exhibit B with respect to the Canadian Borrower (each, as amended, modified, restated, supplemented, extended, renewed or replaced from time to time a "Canadian Borrower Note"), with appropriate insertions as to payee, payable to the order of such Lender and each in a principal amount that includes the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to such Borrower. Each Lender is hereby authorized to record the date, Type, currency and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on a schedule annexed to and constituting a part of its Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or an error in any such recordation shall not affect the liability of a Borrower hereunder or under any Note. Each Note shall (a) be dated the Closing Date and (b) provide for the payment of principal and interest in accordance with the terms of this Agreement.

2.3.      PROCEDURE FOR REVOLVING CREDIT BORROWING.

     (a) U.S. Revolving Loans and Multicurrency Revolving Loans. A Borrower may borrow under the U.S. Revolving Committed Amount or the Multicurrency Revolving Committed Amount during the Commitment Period on any Business Day, provided that the Company (on behalf of such Borrower) shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., Charlotte, North Carolina time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), substantially in the form of Exhibit F, on behalf of the respective Borrower, specifying (i) the Revolving Committed Amount to be borrowed under (i.e., the U.S. Revolving Committed Amount or the Multicurrency Revolving Committed Amount), (ii) the amount to be borrowed and the requested currency, (iii) the requested Borrowing Date, (iv) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, and the respective amounts of each such Type of Loan, (v) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective lengths of the initial Interest Periods therefor and (vi) the applicable Borrower. Each borrowing under the U.S. Revolving Committed Amount or the Multicurrency Revolving Committed Amount shall be in an amount equal to (x) in the case of Base Rate Loans or Eurodollar Loans denominated in U.S. Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, with respect to Base Rate Loans only, if the then available amount under the applicable Revolving Committed Amount is less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans denominated in Euros, a multiple of 1,000,000 Euros in excess of an amount of Euros having a Dollar Amount of $5,000,000. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each U.S. Lender or each Multicurrency Lender, as applicable, thereof. Each U.S. Lender or each Multicurrency Lender, as applicable, will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the applicable Borrower at the office of the Administrative Agent specified in subsection 9.2 prior to 11:00 A.M., Charlotte, North Carolina time (or, if the borrowing is to be made in Euros, prior to the time designated by the Administrative Agent), on the Borrowing Date and in the currency requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent crediting the account of the applicable Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the U.S. Lenders or the Multicurrency Lenders, as applicable, and in like funds as received by the Administrative Agent.

     (b) Canadian Revolving Loans. The Canadian Borrower may borrow under the Canadian Revolving Committed Amount during the Commitment Period on any Business Day, provided that the Canadian Borrower shall give the Canadian Administrative Agent irrevocable notice (which notice must be received by the Canadian Administrative Agent prior to 11:00 A.M., Toronto, Ontario time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Canadian Revolving Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), substantially in the form of Exhibit F, specifying (i) the amount to be borrowed and the requested currency, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof, and the respective amounts of each such Type of Loan, and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective lengths of the initial Interest Periods therefor. Each borrowing under the Canadian Revolving Committed Amount shall be in an amount equal to (x) in the case of Loans denominated in U.S. Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, with respect to Base Rate Loans only, if the then available amount under the Canadian Revolving Committed Amount is less than $5,000,000, such lesser amount) and (y) in the case of Loans denominated in Canadian Dollars, a multiple of C$1,000,000 in excess of an amount of Canadian Dollars having a Dollar Amount of $5,000,000. Upon receipt of any such notice from the Canadian Borrower, the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof. Each Canadian Lender will make the amount of its pro rata share of each borrowing available to the Canadian Administrative Agent for the account of the Canadian Borrower at the office of the Canadian Administrative Agent specified in subsection 9.2 prior to 11:00 A.M., Toronto, Ontario time, on the Borrowing Date and in the currency requested by the Canadian Borrower in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available to the Canadian Borrower by the Canadian Administrative Agent crediting the account of the Canadian Borrower on the books of such office with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

2.4.      FEES.

     (a)  Facility Fees.

          (i) The Company agrees to pay to the Administrative Agent for the account of each U.S. Lender a facility fee (the "U.S. Facility Fee") for the period from and including the first day of the Commitment Period to the Revolving Credit Termination Date, computed at the Applicable Margin for Facility Fees on the average daily amount of the U.S. Revolving Committed Amount (whether used or unused) during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the U.S. Revolving Committed Amount shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (ii) The Company agrees to pay to the Administrative Agent for the account of each Multicurrency Lender a facility fee (the "Multicurrency Facility Fee") for the period from and including the first day of the Commitment Period to the Revolving Credit Termination Date, computed at the Applicable Margin for Facility Fees on the average daily amount of the Multicurrency Revolving Committed Amount (whether used or unused) during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the Multicurrency Revolving Committed Amount shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (iii) The Company agrees to pay to the Canadian Administrative Agent for the account of each Canadian Lender a facility fee (the "Canadian Facility Fee") for the period from and including the first day of the Commitment Period to the Revolving Credit Termination Date, computed at the Applicable Margin for Facility Fees on the average daily amount of the Canadian Revolving Committed Amount (whether used or unused) during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the Canadian Revolving Committed Amount shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

     (b) Administrative Fees. The Company agrees to pay to each Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in one or more letter agreements executed by such Agent and the Company in connection with this Agreement.

     (c) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Company promises to pay to the Administrative Agent for the account of each U.S. Lender and each Multicurrency Lender a fee (the "Letter of Credit Fee") on such Lender's Commitment Percentage (relative to the sum of the U.S. Revolving Committed Amount and the Multicurrency Revolving Committed Amount) of the average daily maximum amount available to be drawn under each such standby or trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Margin for Revolving Eurodollar Loans and Bankers' Acceptances. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the U.S. Revolving Committed Amount and the Multicurrency Revolving Committed Amount shall terminate as provided herein for the immediately preceding quarter (or a portion thereof). In addition to the Letter of Credit Fee, the Company promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (i) a fronting fee of .125% per annum on the aggregate stated amount of each Letter of Credit for the stated duration thereof, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the U.S. Revolving Committed Amount and the Multicurrency Revolving Committed Amount shall terminate as provided herein for the immediately preceding quarter (or a portion thereof) and (ii) the customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

     (d) Tranche D Prepayment Fee. If the Tranche D Term Loan becomes due and payable by reason of the occurrence of a Change of Control or any other Event of Default or is prepaid in whole or in part for any reason, other than with respect to a scheduled principal payment on a Principal Amortization Payment Date required pursuant to subsection 2.17(d)(iv), (i) prior to the first anniversary of the Third Amendment Effective Date, the Company shall, on the day on which the Tranche D Term Loan becomes due and payable or is so prepaid, pay to the Administrative Agent, for account of the Lenders holding the Tranche D Term Loan, an amount in Dollars equal to two percent of the amount of the Tranche D Term Loan that has become due and payable or is so prepaid and (ii) from the first anniversary of the Third Amendment Effective Date through the second anniversary of the Third Amendment Effective Date, the Company shall, on the day on which the Tranche D Term Loan becomes due and payable or is so prepaid, pay to the Administrative Agent, for account of the Lenders holding the Tranche D Term Loan, an amount in Dollars equal to one percent of the amount of the Tranche D Term Loan that has become due and payable or is so prepaid (the "Tranche D Prepayment Fee"). Without limiting the requirements set forth in subsection 9.1, this subsection 2.4(d) shall not be amended without the consent of Lenders holding in the aggregate more than 50% of the outstanding Tranche D Term Loans (except in the case of a decrease of the Tranche D Prepayment Fee, in which case the consent of 100% of the Tranche D Lenders shall be required).

2.5.      TERMINATION OR REDUCTION OF A REVOLVING COMMITTED AMOUNT.

     The Company shall have the right, upon not less than five Business Days' notice to the Agents, to terminate a Revolving Committed Amount or, from time to time, to reduce the amount of a Revolving Committed Amount, provided, that the Borrowers comply with any applicable provisions of subsection 2.6(b)(i). Any such reduction of a Revolving Committed Amount shall be in an amount equal to $5,000,000 (or, if the then available amount of such Revolving Committed Amount is less than $5,000,000, such lesser amount) or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently such Revolving Committed Amount then in effect. Notwithstanding anything above to the contrary, any termination or permanent reduction of a Revolving Committed Amount must be done on a basis such that the U.S. Revolving Committed Amount, the Multicurrency Revolving Committed Amount and the Canadian Revolving Committed Amount reduce simultaneously on a pro rata basis.

2.6.      PREPAYMENTS.

     (a) Optional Prepayments. A Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay, in whole or in part, either the outstanding Revolving Credit Loans or the outstanding Term Loans, in the respective currencies in which such Loans were made and without premium or penalty, except for any applicable Tranche D Prepayment Fee, upon irrevocable notice to the Administrative Agent or the Canadian Administrative Agent, as applicable (which notice must be received by the applicable Agent prior to 11:00 A.M., Charlotte, North Carolina time or Toronto, Ontario time, as applicable,
(i) four Business Days prior to the prepayment date if all or any part of the Loans to be prepaid consists of Eurodollar Loans and (ii) one Business Day prior to the prepayment date, otherwise), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the applicable Agent shall promptly notify each applicable Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 3.5 and interest on the principal amount prepaid through the date of prepayment. Partial prepayments of Loans under a given Revolving Committed Amount or in respect of the Term Loans shall be in an aggregate principal amount of (x) with respect to Loans denominated in U.S. Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (y) with respect to Loans denominated in a Foreign Currency, a multiple of 1,000,000 Euros or Canadian Dollars, as applicable, in excess of an amount of such Foreign Currency having a Dollar Amount of $5,000,000. Subject to the foregoing terms, prepayments of Revolving Credit Loans that are made under this subsection 2.6(a) shall be applied as the applicable Borrower may elect; provided that if a Borrower fails to specify the application of a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Voluntary prepayments of Term Loans shall be allocated ratably to each Tranche of outstanding Term Loans and credited pro rata across amortization payment maturities in such Tranche.

     (b)  Mandatory Prepayments.

          (i) Commitment Limitations. If at any time, (A) the aggregate principal Dollar Amount of U.S. Revolving Loans plus Multicurrency Revolving Loans plus Swingline Loans plus LOC Obligations shall exceed the sum of the U.S. Revolving Committed Amount plus the Multicurrency Revolving Committed Amount at such time, (B) the aggregate principal amount of U.S. Revolving Loans plus the U.S. Lenders' pro rata share of Swingline Loans plus the U.S. Lenders' pro rata share of LOC Obligations shall exceed the U.S. Revolving Committed Amount, (C) the aggregate principal Dollar Amount of Multicurrency Revolving Loans plus the Multicurrency Lenders' pro rata share of Swingline Loans plus the Multicurrency Lenders' pro rata share of LOC Obligations shall exceed the Multicurrency Revolving Committed Amount,
     (D) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount, (E) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, (F) the aggregate Dollar Amount with respect to principal of Canadian Revolving Loans plus the Face Amount of Bankers' Acceptances shall exceed the Canadian Revolving Committed Amount at such time or (G) the aggregate principal Dollar Amount of Loans outstanding under a Term Loan Tranche shall exceed the original principal amount of such Term Loan Tranche, the Borrowers shall immediately make payment on the Revolving Credit Loans, Swingline Loans, Term Loans and/or to a cash collateral account in respect of the LOC Obligations or BA Revolving Obligations, in an amount sufficient to eliminate the excess.

          (ii) Asset Dispositions.

               (A) IF AND WHENEVER ANY CREDIT PARTY OR ANY SUBSIDIARY OF A CREDIT PARTY RECEIVES ANY NET CASH PROCEEDS FROM ANY ASSET DISPOSITION RELATING TO THE ASSETS OF THE RESINS DIVISION OR EQUITY INTERESTS IN ANY SUBSIDIARY HOLDING ASSETS OF THE RESINS DIVISION, THE BORROWERS SHALL, WITHIN FIVE BUSINESS DAYS THEREAFTER, APPLY 100% OF SUCH NET CASH PROCEEDS AS SET FORTH IN CLAUSE (V) BELOW. (

               (B) If and whenever any Credit Party or any Subsidiary of a Credit Party receives any Net Cash Proceeds from any Asset Disposition relating to the assets of FiberVisions or equity interests in FiberVisions, the Borrower shall within 5 Business Days thereafter, apply 100% of the Net Cash Proceeds as set forth in clause (v) below.

               (C) THE NET CASH PROCEEDS FROM ANY ASSET DISPOSITION (OTHER THAN AS DESCRIBED IN CLAUSES (II) (A) OR (II) (B) HEREOF) OR INVOLUNTARY DISPOSITION RECEIVED AT ANY TIME BY ANY CREDIT PARTY OR ANY SUBSIDIARY OF A CREDIT PARTY MAY, WITHIN 180 DAYS FROM THE DATE OF RECEIPT, BE APPLIED (OR CAUSED TO BE APPLIED) BY THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES TO MAKE ELIGIBLE REINVESTMENTS. IF AND WHENEVER ANY SUCH NET CASH PROCEEDS IN EXCESS OF $15,000,000 (IN THE AGGREGATE FROM THE THIRD AMENDMENT EFFECTIVE DATE) ARE NOT REINVESTED IN ELIGIBLE REINVESTMENTS PRIOR TO THE EXPIRATION OF SUCH 180-DAY PERIOD, THE BORROWERS SHALL, ON THE FIRST BUSINESS DAY THEREAFTER, APPLY SUCH EXCESS UNREINVESTED AMOUNT AS SET FORTH IN CLAUSE (V) BELOW.

          (iii) Receivables Financings/Debt Issuances.

               (A) IMMEDIATELY UPON RECEIPT BY THE COMPANY OR ANY CONSOLIDATED SUBSIDIARY OF PROCEEDS FROM ANY PERMITTED RECEIVABLES FINANCING, THE BORROWERS SHALL PREPAY THE LOANS IN AN AGGREGATE AMOUNT EQUAL TO 100% OF THE NET CASH PROCEEDS OF SUCH PERMITTED RECEIVABLES FINANCING (SUCH PREPAYMENT TO BE APPLIED AS SET FORTH IN CLAUSE (V) BELOW).

               (B) IMMEDIATELY UPON RECEIPT BY THE COMPANY OR ANY CONSOLIDATED SUBSIDIARY OF PROCEEDS FROM ANY DEBT ISSUANCE (EXCLUDING EXEMPTED PROCEEDS), THE BORROWERS SHALL APPLY 100% OF THE NET CASH PROCEEDS OF SUCH DEBT ISSUANCE AS SET FORTH IN CLAUSE (V) BELOW.

          (iv) Issuances of Equity. Immediately upon receipt by the Company or any Consolidated Subsidiary of proceeds from any Equity Issuance other than the Initial Hybrid Equity Transaction and Exempted Proceeds, the Borrowers shall apply 100% of the Net Cash Proceeds of such Equity Issuance as set forth in clause (v) below.

          (v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this subsection 2.6(b) shall be applied as follows:

               (A) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(A), to U.S. Revolving Loans, Multicurrency Revolving Loans and/or Swingline Loans and (after all such Loans have been repaid) to a cash collateral account in respect of LOC Obligations,

               (B) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(B), to U.S. Revolving Loans and/or Swingline Loans and (after all such Loans have been repaid) to a cash collateral account in respect of LOC Obligations,

               (C) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(C), to Multicurrency Revolving Loans and/or Swingline Loans and (after all such Loans have been repaid) to a cash collateral account in respect of LOC Obligations,

               (D) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(D), to Swingline Loans,

               (E) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(E), to a cash collateral account in respect of LOC Obligations,

               (F) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(F), to Canadian Revolving Loans and (after all such Loans have been repaid) to a cash collateral account in respect of BA Obligations in accordance with subsection 2.18(g),

               (G) with respect to all amounts prepaid pursuant to subsection 2.6(b)(i)(G), to Term Loans under the applicable Term Loan Tranche (and if the Term Loan being prepaid is the Tranche A Term Loan, then such payments shall be credited pro rata across amortization payment maturities),

               (H) with respect to all amounts prepaid pursuant to subsections 2.6(b)(ii)(A), to reduce, pro rata as set forth in clause (f) below,
          (I) the Tranche A Term Loan (and credited pro rata across the amortization payments remaining) and (II) the Prudential Obligations,

               (I) with respect to all amounts prepaid pursuant to subsections 2.6(b)(ii)(B), 2.6(b)(ii)(C), 2.6(b)(iii)(B), and 2.6(b)(iv), to
          reduce, pro rata as set forth in clause (f) below, (I) ratably, each Tranche of outstanding Term Loans (credited pro rata across the amortization payment maturities in such Tranche), until the Term Loans are paid in full, then Revolving Credit Loans (credited pro rata among U.S. Revolving Loans, Multicurrency Revolving Loans, Canadian Revolving Loans, BA Revolving Obligations and LOC Obligations, with corresponding permanent reductions in the respective Revolving Committed Amounts and with amounts allocated to the BA Revolving Obligations and LOC Obligations to be held in a cash collateral account with respect thereto), then to Swingline Loans and (II) the Prudential Obligations, and

               (J) with respect to all amounts prepaid pursuant to subsection 2.6(b)(iii)(A), first to Revolving Credit Loans (credited pro rata among U.S. Revolving Loans, Multicurrency Revolving Loans and Canadian Revolving Loans) and to permanently reduce the Revolving Committed Amounts (on a pro rata basis), until all Revolving Committed Amounts are reduced to zero, and then ratably to each Tranche of outstanding Term Loans (credited pro rata across amortization payment maturities in such Tranche).

     Within the parameters of the applications set forth above, each mandatory prepayment required by this subsection 2.6(b) shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Each such mandatory prepayment shall be subject to subsections 2.6(e) and 3.5 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

     (c)  Mandatory Payments on Restatement Effective Date. On the
Restatement Effective Date, the Borrowers shall repay (i) all Revolving Credit Loans outstanding under the Existing Credit Agreement and (ii) all obligations outstanding under that certain C$220,000,000 Promissory Note dated January 19, 1999 executed by the Canadian Borrower in favor of Bank of America Canada. It is understood that such repayments may be made with the proceeds of borrowings funded under this Agreement on the Restatement Effective Date in accordance with the borrowing procedures set forth in subsection 2.3 hereof.

     (d) Mandatory Payments on Third Amendment Effective Date. On the Third Amendment Effective Date, the Company shall prepay, with the interest accrued and unpaid thereon, $126,000,000 of the principal of the Tranche A Term Loan and $256,000,000 of the principal of the Revolving Credit Loans from the proceeds of
(i) borrowings funded under the Tranche D Term Loan on the Third Amendment Effective Date in accordance with the borrowing procedures set forth in subsection 2.17(b) hereof and (ii) the issuance of the Senior Notes. Such prepayment of the Tranche A Term Loan shall be credited in direct order of maturity toward the December 31, 2000, March 31, 2001 and June 30, 2001 amortization payment maturities that were required under subsection 2.17(d)(i) prior to giving effect to the Third Amendment. Such prepayment of the Revolving Credit Loans shall be allocated to the U.S.

Revolving Loans, the Multicurrency Revolving Loans or the Canadian Revolving Loans as the Company may direct and shall not reduce any of the Revolving Committed Amounts.

     (e) Tranche D Refusal Option. Notwithstanding anything to the contrary in this subsection 2.6, in the case of each mandatory prepayment described in subsection 2.6(b) that is to be allocated to the Tranche D Term Loan at any time when the Tranche A Term Loan remains outstanding, the Borrower making such prepayment shall give the Administrative Agent telephonic notice (promptly confirmed in writing) at least five Business Days prior to the date of such prepayment, requesting that the Administrative Agent prepare and provide to each Lender holding any of the Tranche D Term Loan a notice (in form and substance reasonably satisfactory to the Administrative Agent) to the effect that such Lender has the right, at its option, to accept or decline its share of such prepayment or to accept a portion thereof and decline the remainder, so long as the amount declined does not exceed the amount of the Tranche A Term Loan that will remain outstanding after giving effect to the portion of such prepayment otherwise allocable to the Tranche A Term Loan (including, on a ratable basis, any portion so declined by other Lenders holding any of the Tranche D Term Loan) and setting forth procedures reasonably satisfactory to the Administrative Agent relating to the exercise of such option. The Administrative Agent thereupon shall promptly prepare and deliver such notice to such Lenders. Each such Lender shall be deemed to have elected to accept or decline its share of such prepayment as determined by the Administrative Agent pursuant to the procedures set forth in the notice. The amount so declined by such Lenders shall be applied, on the date the prepayment is made, as an additional mandatory prepayment of the Tranche A Term Loan.

     (f) Pro Rata Reductions of the Prudential Obligations. With respect to the application of proceeds pursuant to subsections 2.6(b)(v)(H) and (I) above,
(i) the percentage of such proceeds allocated to the specified Bank Obligations shall correspond to a fraction, the numerator of which shall be the amount of all Bank Obligations outstanding at the time of such application and the denominator of which shall be the sum of all Bank Obligations and all Prudential Obligations outstanding at the time of such application, and (ii) the percentage of such proceeds allocated to the Prudential Obligations shall correspond to a fraction, the numerator of which shall be the amount of all Prudential Obligations outstanding at the time of such application and the denominator of which shall be the sum of all Bank Obligations and all Prudential Obligations outstanding at the time of such application; provided, however, that each of the holders of the Prudential Obligations shall have the right, at its option, to accept or decline its share of such prepayment specified in subsection 2.6(b) or to accept a portion thereof and decline the remainder (including, on a ratable basis, any portion so declined by other holders of the Prudential Obligations). The amount so declined by such holders of the Prudential Obligations shall be applied, on the date the prepayment is made, as an additional mandatory prepayment of the Bank Obligations in the amounts so specified in the applicable clause of subsection 2.6(b).

     (g) Amendments to Subsection 2.6(b). Without limiting the requirements set forth in subsection 9.1, neither (i) the time for or the amount or the manner of application of proceeds of any mandatory prepayment required by subsection 2.6(b)(ii), (iii), (iv) or (v) hereof nor (ii) any provision providing for the allocation of any payments between the Term Loan Tranches shall be amended without the consent of (x) Lenders holding in the aggregate more than 50% of the outstanding Tranche D Term Loans and (y) Lenders holding in the aggregate more than 50% of the outstanding Tranche A Term Loans and the Revolving Committed Amount.

2.7.     CONVERSION AND CONTINUATION OPTIONS.

     (a) A Borrower may elect from time to time to convert Eurodollar Loans denominated in U.S. Dollars to Base Rate Loans denominated in U.S. Dollars by the Company (on behalf of a Borrower other than the Canadian Borrower) or the Canadian Borrower, as applicable, giving the applicable Agent at least three Business Days' prior irrevocable notice of such election on behalf of the respective

Borrower, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. A Borrower may elect from time to time to convert Revolving Credit Loans or Term Loans that are Base Rate Loans denominated in U.S. Dollars to Eurodollar Loans denominated in U.S. Dollars by the Company (on behalf of a Borrower other than the Canadian Borrower) or the Canadian Borrower, as applicable, giving the applicable Agent at least three Business Days' prior irrevocable notice of such election on behalf of the respective Borrower. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the applicable Agent shall promptly notify each applicable Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing, (ii) no Base Rate Loan may be converted into a Eurodollar Loan of any Tranche after the date that is one month prior to the Termination Date for such Tranche and (iii) no Loan may be converted to a Loan in a different currency.

     (b) Any Eurodollar Loan may be continued as a Eurodollar Loan in the same currency upon the expiration of the then current Interest Period with respect thereto by the Company (on behalf of a Borrower other than the Canadian Borrower) or the Canadian Borrower, as applicable, giving notice to the applicable Agent on behalf of the respective Borrower, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 7, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Termination Date for the relevant Tranche and provided, further, that if the Company (on behalf of a Borrower other than the Canadian Borrower) or the Canadian Borrower, as applicable, shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, (A) such Loans denominated in U.S. Dollars shall be automatically converted to Base Rate Loans bearing interest based upon the ABR or the BACAN U.S. Base Rate, as applicable, and (B) such Loans denominated in Euros shall be automatically continued for a like Interest Period, in each case on the last day of such then expiring Interest Period, except that if such last day of such then expiring Interest Period is within one month of the Termination Date of the relevant Tranche, then any such Loans denominated in Euros shall be automatically redenominated in U.S. Dollars and converted to ABR Loans.

     (c) The Canadian Borrower shall have the option, on any Business Day, to convert a Canadian Base Rate Revolving Loan denominated in Canadian Dollars into a Bankers' Acceptance, to continue a maturing Bankers' Acceptance in accordance with subsection 2.18 or to convert a maturing Bankers' Acceptance into a Canadian Base Rate Revolving Loan denominated in Canadian Dollars; provided, however, (i) each such continuation or conversion must be requested by the Canadian Borrower pursuant to an irrevocable notice to the Canadian Administrative Agent, substantially in the form of Exhibit F, in compliance with the terms set forth below, (ii) the Canadian Borrower must comply with all the requirements of subsection 2.18, and (iii) failure by the Canadian Borrower to properly continue a Bankers' Acceptance shall be deemed a conversion to a Base Rate Loan. Each continuation or conversion must be requested by the Canadian Borrower no later than 11:00 A.M., Toronto, Ontario time, (A) two Business Days prior to the date of a requested conversion of a Bankers' Acceptance to a Base Rate Loan or (B) two Business Days prior to the date of a requested continuation of a Bankers' Acceptance or conversion of a Base Rate Loan to a Bankers' Acceptance, in each case pursuant to an irrevocable notice submitted to the Canadian Administrative Agent which shall set forth (x) that the Loans to be continued or converted are Canadian Revolving Loans, (y) whether the Canadian Borrower wishes to continue or convert such Loans and (z) if the request is to continue a Bankers' Acceptance or convert a Base Rate Loan to a Bankers' Acceptance, the maturity date applicable thereto. The Canadian Administrative Agent shall give each Canadian Lender notice as promptly as practicable of any such proposed continuation or conversion pursuant to this section.

2.8.     MINIMUM AMOUNTS OF TRANCHES AND MAXIMUM NUMBER OF EURODOLLAR LOANS.

     All borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to a multiple of $1,000,000 or 1,000,000 Euros, as applicable, in excess of an amount of the applicable currency having a Dollar Amount of $5,000,000. Notwithstanding anything in this Agreement to the contrary, (a) no more than five (5) Eurodollar Loans shall be outstanding under the Canadian Revolving Committed Amount at any time and (b) no more than ten
(10) Eurodollar Loans shall be outstanding under the other Revolving Committed Amounts and the Term Loan Tranches, collectively, at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, continuations and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period).

2.9.     INTEREST RATES AND PAYMENT DATES.

     (a) Each Revolving Eurodollar Loan shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin for Revolving Eurodollar Loans and Bankers' Acceptances, payable in the same currency in which the principal amount of such Loan was denominated during the relevant Interest Period.

     (b) Each Term Eurodollar Loan of any Tranche shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin for Term Eurodollar Loans of such Tranche, payable in the same currency in which the principal amount of such Loan was denominated during the relevant Interest Period.

     (c) Each ABR Loan of any Tranche shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin for Base Rate Loans of such Tranche.

     (d) Each Canadian Base Rate Revolving Loan made in Canadian Dollars shall accrue interest at the Canadian Prime Rate plus the Applicable Margin for Base Rate Loans, payable in Canadian Dollars. Each Canadian Base Rate Revolving Loan made in U.S. Dollars shall accrue interest at the BACAN U.S. Base Rate plus the Applicable Margin for Base Rate Loans, payable in U.S. Dollars.

     (e) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any overdue interest, Facility Fee or other amount, the rate described in paragraph (c) of this subsection 2.9 plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     (f) Interest on the Revolving Credit Loans and the Term Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) of this subsection 2.9 shall be payable from time to time on demand.

     (g) The principal amount of, and any unpaid interest on, all Loans shall be due and payable in full (i) in the case of Revolving Credit Loans, on the Revolving Credit Termination Date and (ii) in the case of Term Loans, on the respective final maturity dates specified in subsection 2.17(d), in each case




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


unless accelerated sooner pursuant to subsection 6.1 or unless subject to a mandatory prepayment required by subsection 2.6(b).

     (h) The Swingline Loans shall bear interest, and such interest shall be payable, as specified in subsection 2.15(c).

2.10.    COMPUTATION OF INTEREST AND FEES.

     (a) Unless otherwise specifically provided herein, Facility Fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed, except with respect to computation of interest on Base Rate Loans determined by reference to the Prime Rate (as defined in the definition of "ABR"), the BACAN U.S. Prime Rate or the Canadian Prime Rate, which shall be calculated based on a year of 365 or 366 days, as appropriate. The Agents shall as soon as practicable notify the Company and the applicable Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, BACAN U.S. Base Rate, Canadian Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The applicable Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by an Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Credit Parties and the Lenders in the absence of manifest error. Each Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by such Agent in determining any interest rate pursuant to subsection 2.9(a).

     (c) For purposes of the Interest Act (Canada), if interest computed on the basis of a 360-day year is payable for any part of a calendar year, the equivalent yearly rate of interest may be determined by multiplying the specified rate of interest by the number of days (365 or 366) in such calendar year and dividing such product by 360.

2.11.    PRO RATA TREATMENT AND PAYMENTS.

     (a)  Each borrowing of Revolving Credit Loans or Term Loans by a
Borrower from the Lenders hereunder, each payment by the Company on account of the Facility Fees and the Letter of Credit Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the applicable Lenders. Each payment (including each prepayment) by a Borrower or another Credit Party on account of principal of and interest on the Revolving Credit Loans, Term Loans or other extensions of credit shall be made pro rata according to the respective amounts of principal and interest then due and owing to the applicable Lenders except (in the case of mandatory prepayments allocated to the Tranche D Term Loan) to the extent otherwise elected by the Lenders holding the Tranche D Term Loan pursuant to subsection 2.6(e). All payments of principal, interest and fees in connection with the Canadian Revolving Loans shall be made by the Credit Parties to the Canadian Administrative Agent on the date due by 11:00 A.M., Toronto, Ontario time (in Canadian Dollars or U.S. Dollars, as applicable) in immediately available funds, without setoff or counterclaim. All other payments (including prepayments) to be made by a Borrower or another Credit Party hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., Charlotte, North Carolina time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders (unless such payment is for the Administrative Agent's own account) at the Administrative Agent's office specified in subsection 9.2, in U.S. Dollars or in Euros, as applicable, and in immediately available funds. If applicable, each Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     (b)  Unless the Administrative Agent or the Canadian Administrative
Agent, as applicable, shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to such Agent, such Agent may assume that such Lender is making such amount available to such Agent, and such Agent may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. If the Administrative Agent or the Canadian Administrative Agent, as applicable, in such circumstances, makes available to such Borrower such corresponding amount and such Lender does not make available such ratable portion of such borrowing to such Agent by the required time on the Borrowing Date therefor, such Lender shall pay to such Agent, on demand, its portion of such borrowing with interest thereon at a rate equal to the Federal Funds Effective Rate (as defined in the definition of "ABR") for the period until such Lender makes such amount immediately available to such Agent. A certificate of the applicable Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the applicable Agent by such Lender within three Business Days of such Borrowing Date, such Agent, having made available to the respective Borrower a corresponding amount, shall also be entitled to recover such corresponding amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from such Borrower. Nothing contained in this subsection 2.11(b) shall relieve any Lender which has failed to make available its portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

2.12.    TAXES.

     (a) All payments made by a Credit Party under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on an Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than to the extent any such connection arose from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder or under the Notes, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that no Credit Party shall be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
(b) of this subsection. Whenever any Non-Excluded Taxes are payable by a Credit Party, as promptly as possible thereafter such Credit Party shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If a Credit Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Credit Party shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by an Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Foreign Lender") shall:

          (i) deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be;

          (ii) deliver to the Company and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company;

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent; and

          (iv) otherwise cooperate, to the extent not detrimental to its own interests, with the Company in reducing or eliminating withholding or deducting with respect to any Non-Excluded Taxes;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 4224, that the payments it receives from the Company under this Agreement are effectively connected with a trade or business in the United States and, in the case of a Form 1001, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

     (c) No Credit Party shall be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of United States Federal withholding tax pursuant to paragraph (a) above to the extent that the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Foreign Lender became a party to this Agreement and such Credit Party was on such date a party to whom the applicable Foreign Lender was obligated to extend credit under this Agreement.

2.13.    DESIGNATED BORROWERS.

     (a) Addition of Designated Borrowers. Subject to clause (c) below, the Company may request designation of any of its wholly-owned Material Subsidiaries (an "Applicant Borrower") as a Designated Borrower hereunder by delivery of such a request to the Administrative Agent together with an executed copy of a Borrower Joinder Agreement in substantially the form attached as Exhibit D. The Administrative Agent will promptly notify the U.S. Lenders and the Multicurrency Lenders of any such request together with a copy of the Borrower Joinder Agreement executed by the Applicant Borrower.

The joinder of each Applicant Borrower as a Designated Borrower will be subject to delivery of executed promissory notes, if any, required in connection therewith, and supporting resolutions, articles of incorporation, incumbency certificates, opinions of counsel of the type required pursuant to subsection
4.1 and such other items as the Administrative Agent and/or the Required Lenders may reasonably request. Any such addition of a Designated Borrower shall be effective five Business Days after receipt by the Administrative Agent of the items required by the Administrative Agent and the Required Lenders in connection therewith. Such Designated Borrower shall thereupon become a party thereto and a Designated Borrower hereunder and shall be (i) entitled to all rights and benefits of a Borrower hereunder and under each instrument executed pursuant hereto and (ii) subject to all obligations of a Borrower hereunder and thereunder.

     (b) Removal of a Borrower. The Company may request that any of its Subsidiaries which is a Borrower hereunder (other than the Canadian Borrower) cease to be a Borrower by delivering to the Administrative Agent (which shall promptly deliver copies thereof to each U.S. Lender and each Multicurrency Lender) a written notice to such effect. Such Borrower shall cease to be a Borrower hereunder on the later to occur of (i) the date the Administrative Agent receives such request and (ii) the date such Borrower has paid all of its Loans and all accrued and unpaid interest, fees and other obligations hereunder or in connection herewith.

     (c) Termination of Option. From and after the Third Amendment Effective Date, the Company no longer shall be entitled to designate new Designated Borrowers pursuant to this subsection 2.13.

2.14.    SEVERAL LIABILITY OF BORROWERS.

     The obligations of the Borrowers, as Borrowers, are several and not joint obligations of each of the Borrowers.

2.15.    SWINGLINE LOAN SUBFACILITY.

     (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Company in U.S. Dollars to the Company (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time during the Commitment Period for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (the "Swingline Committed Amount"), and (ii) the aggregate Dollar Amount with respect to principal of outstanding U.S. Revolving Loans plus outstanding Multicurrency Revolving Loans plus outstanding Swingline Loans plus all LOC Obligations shall not exceed the sum of the U.S. Revolving Committed Amount plus the Multicurrency Revolving Committed Amount. Swingline Loans hereunder shall be made as ABR Loans in accordance with the provisions of this subsection 2.15, and may be repaid and reborrowed in accordance with the provisions hereof.

     (b)  Swingline Loan Advances.

          (i) Notices; Disbursement. Whenever the Company desires a Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 1:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as an ABR Loan and shall have such maturity date as the Swingline Lender and the Company shall agree upon receipt by the Swingline Lender of any such notice from the Company. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Company by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

          (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $1,000,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

          (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Company with respect to such Loan (which maturity date shall not be a date more than twenty-eight (28) Business Days from the date of advance thereof) or (B) the Revolving Credit Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Company, the U.S. Lenders and the Multicurrency Lenders, demand repayment of its Swingline Loans advanced in accordance with the terms hereof by way of a U.S. Revolving Loan advance and a Multicurrency Revolving Loan advance on the Business Day following the date of such notice, in which case the Company shall be deemed to have requested a U.S. Revolving Loan advance and a Multicurrency Revolving Loan advance (such advances to be made under the U.S. Revolving Committed Amount and the Multicurrency Revolving Committed Amount on a pro rata basis based on the amount of each such Revolving Committed Amount) comprised solely of ABR Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Revolving Credit Termination Date and on the date of the occurrence of any Event of Default described in subsection 6.1(f) or subsection 6.1(g) and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of subsection 6.1. Each U.S. Lender and each Multicurrency Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Credit Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding
     (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Credit Loans otherwise required hereunder, (II) whether any conditions specified in subsection 4.2 are then satisfied,
     (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Credit Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Credit Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any U.S. Revolving Loan or any Multicurrency Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) with respect to the Company or any other Borrower), then each U.S. Lender and each Multicurrency Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Swingline Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such U.S. Lender and Multicurrency Lender to share in such Swingline Loans ratably based upon its respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to subsection 2.5), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Company in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such purchase of

     Participation Interests would otherwise have occurred to but excluding the date of actual payment for the purchase of such Participation Interests, at the rate equal to the Federal Funds Effective Rate (as defined in the definition of "ABR").

     (c)  Interest on Swingline Loans.

          (i) Subject to the provisions of subsection 2.9(e)(ii), each Swingline Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 or 365/366 days, as appropriate in accordance with the provisions of subsection 2.10(a)) equal to the ABR plus the Applicable Margin for Base Rate Loans.

          (ii) Payment of Interest. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), unless accelerated sooner pursuant to subsection 6.1.

          (d) Note Evidencing Swingline Loans. The Swingline Loans shall be evidenced by a duly executed Regular Note of the Company to the Swingline Lender in an original principal amount that includes the aggregate unpaid principal amount of all Swingline Loans.

2.16.    LETTER OF CREDIT SUBFACILITY.

     (a) Issuance. The Issuing Lender has heretofore issued the Existing Letters of Credit. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each U.S. Lender and each Multicurrency Lender severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in U.S. Dollars from time to time during the Commitment Period as the Company may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "LOC Committed Amount") and (ii) the aggregate Dollar Amount with respect to principal of outstanding U.S. Revolving Loans plus outstanding Multicurrency Revolving Loans plus outstanding Swingline Loans plus all LOC Obligations shall not exceed the sum of the U.S. Revolving Committed Amount plus the Multicurrency Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (other than an Existing Letter of Credit) or (y) as originally issued or as extended, have an expiry date extending beyond the Revolving Credit Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

     (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Company to the Issuing Lender at least three
(3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the U.S. Lenders and each of the Multicurrency Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

     (c) Participation. Each U.S. Lender and each Multicurrency Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the U.S. Lenders and the Multicurrency Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing

Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit in accordance with subsection 2.16(d) below. Without limiting the scope and nature of each U.S. Lender's and each Multicurrency Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each U.S. Lender and each Multicurrency Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Company. Unless the Company shall immediately notify the Issuing Lender that the Company intends to otherwise reimburse the Issuing Lender for such drawing, the Company shall be deemed to have requested that the U.S. Lenders and the Multicurrency Lenders make Revolving Credit Loans totaling the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Company promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of Revolving Credit Loans obtained hereunder or otherwise) in same day funds. If the Company shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR plus the Applicable Margin for Base Rate Loans plus 2%. The Company's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Company may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Company or any of its Consolidated Subsidiaries to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the U.S. Lenders and the Multicurrency Lenders of the amount of any unreimbursed drawing and each U.S. Lender and each Multicurrency Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in U.S. Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Effective Rate (as defined in the definition of "ABR") and thereafter at a rate equal to the ABR. Each U.S. Lender's and each Multicurrency Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Company hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Company with respect thereto.

     (e) Repayment with Revolving Credit Loans. On any day on which the Company shall have requested, or been deemed to have requested, a U.S. Revolving Loan advance and a Multicurrency Revolving Loan Advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the U.S. Lenders and the Multicurrency Lenders that a U.S. Revolving Loan and a Multicurrency Revolving Loan (such loans to be made under the U.S. Revolving Committed Amount and the Multicurrency Revolving Committed Amount on a pro rata basis based on the amount of each such Revolving Committed Amount) have been requested or deemed requested by the Company to be made in connection with a drawing under a Letter of Credit, in which case a U.S. Revolving Loan advance and a Multicurrency Revolving Loan advance, each comprised of ABR Loans (or Eurodollar Loans denominated in U.S. Dollars to the extent the Company has complied with the procedures of subsection 2.3(a) with respect thereto), shall be immediately made to the Company by all U.S. Lenders and all Multicurrency Lenders, as applicable (notwithstanding any termination of the Commitments pursuant to subsection 6.1), pro rata based on their respective Commitment Percentages (determined before giving effect to any termination of the Commitments pursuant to subsection 6.1) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Credit Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Credit Loans otherwise required hereunder, (ii) whether any conditions specified in subsection 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Credit Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Credit Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any U.S. Revolving Loan or any Multicurrency Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Company or any of its Consolidated Subsidiaries), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such U.S. Lender and Multicurrency Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of such Lenders (determined before giving effect to any termination of the Commitments pursuant to subsection 6.1)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Company in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Credit Loan advance, the Federal Funds Effective Rate (as defined in the definition of "ABR"), and thereafter at a rate equal to the ABR.

     (f) Designation of Consolidated Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation subsection 2.16(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Consolidated Subsidiary of the Company, provided that notwithstanding such statement, the Company shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Company's reimbursement obligations hereunder with respect to such Letter of Credit.

     (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     (i) Indemnification; Nature of Issuing Lender's Duties.

          (i) In addition to its other obligations under this subsection 2.16, the Company hereby agrees to pay, and protect, indemnify and save each U.S. Lender and each Multicurrency Lender (including the Issuing Lender) harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and expenses) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender or the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

          (ii) As between (x) the Company and (y) the U.S. Lenders and the Multicurrency Lenders (including the Issuing Lender), the Company shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

          (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any U.S. Lender or any Multicurrency Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Company. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each U.S. Lender and each Multicurrency Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Company (on behalf of itself and each of its Consolidated Subsidiaries), including, without limitation, any and all Government Acts. No U.S. Lender or Multicurrency Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

          (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Company contained in subsection (d) above. The obligations of the Company under this subsection (i) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the U.S. Lenders and the Multicurrency Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Agreement.

          (v) Notwithstanding anything to the contrary contained in this subsection (i), the Company shall have no obligation to indemnify any U.S. Lender or Multicurrency Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) to the extent such liability arose out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

     (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the U.S. Lenders and the Multicurrency Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in subsection 4.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this subsection
2.16 shall be deemed to prejudice the right of any U.S. Lender or Multicurrency Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this subsection 2.16 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

     (k) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

2.17.    TERM LOAN TRANCHES.

     (a) Term Loan Commitments. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein:

     (i) certain of the Lenders severally made available to the Company in U.S. Dollars on the Closing Date such Lenders' Commitment Percentages of each of the following term loan tranches:

          (A) A TERM LOAN IN THE AGGREGATE PRINCIPAL AMOUNT OF ONE BILLION TWO HUNDRED FIFTY MILLION DOLLARS ($1,250,000,000) OF WHICH $874,696,132.59 SHALL BE OUTSTANDING AS OF THE THIRD AMENDMENT EFFECTIVE DATE, AFTER GIVING EFFECT TO THE THIRD AMENDMENT (THE "TRANCHE A TERM LOAN");

          (B) A TERM LOAN IN THE AGGREGATE PRINCIPAL AMOUNT OF FIVE HUNDRED MILLION DOLLARS ($500,000,000) (THE "TRANCHE B TERM LOAN") WHICH WAS REPAID IN FULL PRIOR TO THE THIRD AMENDMENT EFFECTIVE DATE; AND

          (C) A TERM LOAN IN THE AGGREGATE PRINCIPAL AMOUNT OF ONE BILLION DOLLARS ($1,000,000,000) WHICH SHALL HAVE BEEN REPAID IN FULL AS OF THE THIRD AMENDMENT EFFECTIVE DATE, AFTER GIVING EFFECT TO THE THIRD AMENDMENT (THE "TRANCHE C TERM LOAN"), AND

         (II).....EACH TRANCHE D LENDER SEVERALLY AGREES TO MAKE AVAILABLE TO
THE COMPANY IN U.S. DOLLARS ON THE THIRD AMENDMENT EFFECTIVE DATE SUCH TRANCHE D LENDER'S COMMITMENT PERCENTAGE OF AN ADDITIONAL TERM LOAN TRANCHE CONSISTING OF A TERM LOAN IN THE AGGREGATE PRINCIPAL AMOUNT OF THREE HUNDRED SEVENTY FIVE MILLION DOLLARS ($375,000,000) (THE "TRANCHE D TERM LOAN").

         Each such term loan tranche referred to above (each a "Term Loan Tranche") may consist of ABR Loans or Eurodollar Loans, or a combination thereof, as the Company may request; provided that any portion of the Tranche A Term Loan funded in Euros in accordance with the terms set forth below shall consist solely of Eurodollar Loans. Except as set forth below with respect to the Tranche A Term Loan, amounts repaid under a Term Loan Tranche may not be reborrowed.

         On the Restatement Effective Date and in accordance with the borrowing procedures set forth in subsection (b) below, the Company converted $950,000,000 of the Tranche A Term Loan to Term Loans denominated in Euros by requesting a readvance in Euros of $950,000,000 of the Tranche A Term Loan and, upon receipt of such readvance, immediately repaying to the Administrative Agent the Dollar Amount of such readvance in U.S. Dollars. The Term Loans converted on the Restatement Effective Date pursuant to the preceding sentence shall continue to constitute a portion of the Tranche A Term Loan.

         On the First Amendment Effective Date and in accordance with the borrowing procedures set forth in subsection (b) below, the Company converted the entire portion of the Tranche A Term Loan then denominated in Euros, equal in Dollar Amount to $950,000,000, to Term Loans denominated in U.S. Dollars by requesting a readvance in U.S. Dollars of such portion of the Tranche A Term Loan and, upon receipt of such readvance, immediately repaying to the Administrative Agent such portion of the Tranche A Term Loan designated for conversion in Euros. The Term Loans converted on the First Amendment Effective Date pursuant to the preceding sentence shall continue to constitute a portion of the Tranche A Term Loan.

         (b)......Borrowing Procedures. The funding of the Tranche A Term Loan, the Tranche B Term Loan and Tranche C Term Loan on the Closing Date was, and the funding of the Tranche D Term Loan on the Third Amendment Effective Date shall be, subject to the following procedures: The Company shall submit an appropriate notice of borrowing, substantially in the form of Exhibit G, to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Closing Date or the Third Amendment Effective Date, as applicable, with respect to the portion of each Term Loan Tranche initially consisting of an ABR Loan, or on the third Business Day prior to the Closing Date or the Third Amendment Effective Date, as applicable, with respect to the portion of each Term Loan Tranche initially consisting of one or more Eurodollar Loans, which notice of borrowing shall be irrevocable and shall specify (i) that the funding of a Term Loan Tranche is requested and (ii) whether the funding of such Term Loan Tranche shall be comprised of ABR Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Company shall fail to deliver such notice of borrowing to the Administrative Agent by 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the Closing Date or the Third Amendment Effective Date, as applicable, then the full amount of each Term Loan Tranche shall be disbursed on the Closing Date or the Third Amendment Effective Date, as applicable, as an ABR Loan. Each Lender shall make its Commitment Percentage of each Term Loan Tranche available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Closing Date or the Third Amendment Effective Date, as applicable, in U.S. Dollars and in funds immediately available to the Administrative Agent. Each Term Loan Tranche will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         The conversion of a portion of the Tranche A Term Loan on the Restatement Effective Date was subject to the following procedures: The Company shall submit an appropriate notice of borrowing, substantially in the form of Exhibit G, to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the Restatement Effective Date with respect to the portion of the Tranche A Term Loan to be redenominated in Euros, which notice of borrowing shall be irrevocable and shall specify (i) that a readvance in Euros of a portion of the Tranche A Term Loan is requested on the Restatement Effective Date, (ii) the Dollar Amount of such requested readvance (which may not exceed $950 million) (the "Readvance Amount") and (iii) the requested Interest Period(s) for the Eurodollar Loans comprising such readvance. The Administrative Agent will notify the Tranche A Euro Lenders of such readvance request and will, by no later than the second Business Day prior to the Restatement Effective Date, notify each Tranche A Euro Lender of the amount of Euros to be funded by such Tranche A Euro Lender on the Restatement Effective Date in order to effectuate such readvance (each such amount a "Tranche A Euro Amount"). The amount of Euros to be funded by each Tranche A Euro Lender shall not exceed that portion of such Lender's Commitment under the Tranche A Term Loan available to be readvanced in Euros, as indicated on Schedule I and as expressed in Euros based on the Administrative Agent's spot rate of exchange two Business Days prior to the Restatement Effective Date. Each Tranche A Euro Lender shall make its Tranche A Euro Amount available to the Administrative Agent for the account of the Company at the U.K. Lending Office of the Administrative Agent specified below, or at such other address as the Administrative Agent may specify to the Tranche A Euro Lenders and the Company, by 11:00 A.M. (London time) on the Restatement Effective Date, in Euros, and in funds immediately available to the Administrative Agent. Upon confirmation by the Administrative Agent of its receipt of a Tranche A Euro Lender's Tranche A Euro Amount in Euros, the Administrative Agent will, on the Restatement Effective Date, distribute to the Company such Lender's Tranche A Euro Amount in Euros. On the Restatement Effective Date and immediately upon its receipt of the respective Tranche A Euro Amounts referred to above, the Company shall pay to the Administrative Agent, for the pro rata benefit of the Tranche A Euro Lenders and in U.S. Dollars, the Readvance Amount; provided, however, that if the Administrative Agent has not made available to the Company any Lender's Tranche A Euro Amount in Euros on the Restatement Effective Date, then the Company may withhold from the amount otherwise payable to the Administrative Agent pursuant to this sentence such Lender's pro rata portion of the Readvance Amount until such time as such Lender's Tranche A Euro Amount has been made available to the Company.

                  U.K.  Lending Office

                  Bank of America
                  1 Alie Street
                  London
                  Swift Address:  BOSAGB22
                  For account of NationsBank, N.A. Charlotte
                  Account No.:  11046027
                  Reference:  Hercules Incorporated

         The conversion of a portion of the Tranche A Term Loan on the First Amendment Effective Date was subject to the following procedures: The Company shall submit an appropriate notice of borrowing, substantially in the form of Exhibit G, to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the First Amendment Effective Date with respect to the portion of the Tranche A Term Loan to be redenominated in U.S. Dollars, which notice of borrowing shall be irrevocable and shall specify (i) that a readvance in U.S. Dollars of a portion of the

Tranche A Term Loan is requested on the First Amendment Effective Date, (ii) the amount in Euros of such requested readvance (the "Conversion Readvance Amount") and (iii) the requested Interest Period(s) for the Eurodollar Loans comprising the Term Loans made in connection with such readvance. The Administrative Agent will notify the Tranche A Converting Lenders of such readvance request and will, by no later than the second Business Day prior to the First Amendment Effective Date, notify each Tranche A Converting Lender of the amount of U.S. Dollars to be funded by such Tranche A Converting Lender on the First Amendment Effective Date in order to effectuate such readvance (each such amount a "Tranche A Conversion Amount"). The amount of U.S. Dollars to be funded by each Tranche A Converting Lender shall be determined based on the Administrative Agent's spot rate of exchange two Business Days prior to the First Amendment Effective Date. Each Tranche A Converting Lender shall make its Tranche A Conversion Amount available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in Section 9.2, or at such other address as the Administrative Agent may specify to the Tranche A Converting Lenders and the Company, by 11:00 a.m. (Charlotte, North Carolina time) on the First Amendment Effective Date, in U.S. Dollars, and in funds immediately available to the Administrative Agent. Upon confirmation by the Administrative Agent of its receipt of a Tranche A Converting Lender's Tranche A Conversion Amount in U.S. Dollars, the Administrative Agent will, on the First Amendment Effective Date, distribute to the Company such Lender's Tranche A Conversion Amount in U.S. Dollars. On the First Amendment Effective Date and immediately upon its receipt of the respective Tranche A Conversion Amounts referred to above, the Company shall pay to the Administrative Agent, for the pro rata benefit of the Tranche A Converting Lenders in Euros, the Conversion Readvance Amount; provided, however, that if the Administrative Agent has not made available to the Company any Lender's Tranche A Conversion Amount in U.S. Dollars on the First Amendment Effective Date, then the Company may withhold from the amount otherwise payable to the Administrative Agent pursuant to this sentence such Lender's pro rata portion of the Conversion Readvance Amount until such time as such Lender's Tranche A Conversion Amount has been made available to the Company.

         (c)......Minimum Amounts. Each Eurodollar Loan or ABR Loan that is part of a Term Loan Tranche shall be in an aggregate principal Dollar Amount that is not less than $5,000,000 and in an integral multiple of $1,000,000 or 1,000,000 Euros, as applicable (or the then remaining principal balance of that portion of such Term Loan Tranche available in such currency, if less).

         (d)......Repayment of Term Loan Tranches. The principal amount of each
Term Loan Tranche shall be repaid on the date(s) set forth below, unless accelerated sooner pursuant to subsection 6.1:

                  (i) The principal amount of the Tranche A Term Loan shall be repaid on each of the Principal Amortization Payment Dates set forth below with a quarterly payment on each such date equal to an amount in U.S. Dollars equal to the amount set forth below (after giving effect to the transactions contemplated by the Third Amendment) corresponding to the relevant Principal Amortization Payment Date:


       Principal Amortization         Tranche A Term Loan Amortization
           Payment Dates                          Payment*
       ----------------------         --------------------------------

        June 30, 2001                         $55,944,751.38
        September 30, 2001                    $68,229,281.77
        December 31, 2001                     $68,229,281.77
        March 31, 2002                        $79,600,828.73
        June 30, 2002                         $79,600,828.73
        September 30, 2002                    $79,600,828.73
        December 31, 2002                     $79,600,828.73
        March 31, 2003                        $90,972,375.69
        June 30, 2003                         $90,972,375.69
        September 30, 2003                    $90,972,375.69
        October 15, 2003                      $90,972,375.69

        * The amortization payments set forth in this table reflect amortization of the $874,696,132.59 in principal amount of the Tranche A Term Loan outstanding as of the Third Amendment Effective Date after giving effect to (x) a prepayment of the Tranche A Term Loan prior to the Third Amendment Effective Date, which was credited pro rata to remaining amortization payment maturities, and (y) the $126,000,000 prepayment on the Third Amendment Effective Date required under subsection 2.6(d).

                  (ii) The principal amount of the Tranche B Term Loan has been repaid in full.

                  (iii) The principal amount of the Tranche C Term Loan shall be repaid in full on the Third Amendment Effective Date.

                  (iv) The principal amount of the Tranche D Term Loan shall be repaid on each of the Principal Amortization Payment Dates set forth below with a quarterly payment on each such date in U.S. Dollars equal to the amount set forth below corresponding to the relevant Principal Amortization Payment Date:

         Principal Amortization         Tranche D Term Loan Amortization
             Payment Dates                           Payment
         ----------------------         --------------------------------
          March 31, 2001                          $   937,500
          June 30, 2001                           $   937,500
          September 30, 2001                      $   937,500
          December 31, 2001                       $   937,500
          March 31, 2002                          $   937,500
          June 30, 2002                           $   937,500
          September 30, 2002                      $   937,500
          December 31, 2002                       $   937,500
          March 31, 2003                          $   937,500
          June 30, 2003                           $   937,500
          September 30, 2003                      $   937,500
          December 31, 2003                       $   937,500
          March 31, 2004                          $   937,500
          June 30, 2004                           $   937,500
          September 30, 2004                      $   937,500
          December 31, 2004                       $   937,500
          March 31, 2005                          $90,000,000
          June 30, 2005                           $90,000,000
          September 30, 2005                      $90,000,000
          November 14, 2005                       $90,000,000

         (e)......Interest. Each Term Loan Tranche shall bear interest, and such interest shall be payable, as specified in subsection 2.9.

         (f)......Notes Evidencing Term Loans. The Term Loans made by each
Lender shall be evidenced by a duly executed Note in the form of Exhibit A or, in the case of the Tranche D Term Loans, Exhibit A(amd) (each, as amended, modified, restated, supplemented, extended, renewed or replaced from time to time, a "Tranche D Note") of the Company to such Lender in an original principal amount that includes the aggregate unpaid principal amount of all Term Loans made by such Lender to the Borrower.

2.18.    BANKERS' ACCEPTANCES.

         (a)......Form.

                  (i) To facilitate the acceptance of Bankers' Acceptances hereunder, the Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by such Canadian Lender, an appropriate number of orders in the form prescribed by that Canadian Lender.

                  (ii) Each Canadian Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Canadian Lenders


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

         are hereby authorized to accept or pay, as the case may be, any order of the Canadian Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Canadian Lender. Any such order or Bankers' Acceptance shall be as valid as if he or she were an authorized officer at the date of issue of the order or Bankers' Acceptance.

                  (iii) Any order signed by a Canadian Lender as attorney for the Canadian Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Canadian Lender may be dealt with by the Canadian Administrative Agent or any Canadian Lender to all intents and purposes and shall bind the Canadian Borrower as if duly signed and issued by the Canadian Borrower.

                  (iv) The receipt by the Canadian Administrative Agent of a notice under section 2.18(c) requesting Bankers' Acceptances shall be each Canadian Lender's sufficient authority to execute, and each Canadian Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

         (b)......Issuance. Subject to the terms and conditions hereof and of the BA Documents executed in connection with the creation of each Banker's Acceptance and any other terms and conditions which the Canadian Lenders may reasonably require, (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Agreement) to be given by the Company or any of its Subsidiaries or conflict with any obligation of, or detract from any action which may be taken by, the Company or any of its Subsidiaries under this Agreement) each Canadian Lender agrees, severally and not jointly, at any time and from time to time during the Commitment Period, to create Bankers' Acceptances by accepting orders of the Canadian Borrower presented to it for acceptance equal to such Canadian Lender's Commitment Percentage of such Bankers' Acceptances as the Canadian Borrower may request on such date; provided, however, that (i) the aggregate Dollar Amount of
(A) Canadian Revolving Loans outstanding plus (B) the Face Amount of Bankers' Acceptances outstanding may not exceed the Canadian Revolving Committed Amount and (ii) if the Face Amount of a Banker's Acceptance, which would otherwise be accepted by a Canadian Lender, would not be C$100,000 or a larger multiple thereof, such Face Amount shall be increased or reduced by the Canadian Administrative Agent in its discretion to the nearest multiple of C$100,000. Upon the acceptance of any order of the Canadian Borrower pursuant hereto, the Canadian Borrower shall pay to each of the Canadian Lenders, in advance, the Acceptance Fee. Forthwith after each request for drawdown of, continuation of or conversion into Bankers' Acceptances, the Canadian Administrative Agent shall notify each Canadian Lender of the amount of Bankers' Acceptances to be accepted by such Canadian Lender. The Canadian Lenders may, but are not obligated to, purchase any of the Bankers' Acceptances. The Canadian Borrower shall as soon as practical deliver to the Canadian Administrative Agent a notice confirming the issuance of Bankers' Acceptances and specifying the BA Discount Proceeds derived therefrom. For greater certainty, with respect to each extension of credit by way of Bankers' Acceptances, each Bankers' Acceptance shall have the same term and, upon sale, each Bankers' Acceptance shall be discounted at the rate relating to the Canadian Lender accepting the Bankers' Acceptance.

         (c)......Requirements of Bankers' Acceptances. Each Bankers' Acceptance
shall comply with the related BA Documents and shall be executed by the Canadian Borrower and presented to the Canadian Lenders pursuant to such procedures as are provided for in such BA Documents or as otherwise provided or required by a Canadian Lender. The creation and maturity date of each Bankers' Acceptance shall be a Business Day and no Bankers' Acceptance shall have a maturity date later than the Revolving Credit Termination Date.

         (d)......Method of Requesting a Bankers' Acceptance. By no later than
10:00 A.M., Toronto, Ontario time, two Business Days prior to the date of the requested Bankers' Acceptance, the Canadian Borrower shall submit an irrevocable notice, substantially in the form of Exhibit F, to the Canadian Administrative Agent setting forth the aggregate amount of Bankers' Acceptances requested and the maturity date of the requested Bankers' Acceptances which shall be 30, 60, 90 or 180 days, at the election of the Canadian Borrower, and complying in all respects with subsection 4.2.

         (e)......Safekeeping of Orders. Any executed orders to be used as
Bankers' Acceptances which are delivered to a Canadian Lender shall be held in safekeeping with the same degree of care as if they were such Canadian Lender's own property, and shall be kept at the place at which such orders are ordinarily held by such Canadian Lender, provided that such Canadian Lender shall not be deemed to be an insurer thereof.

         (f)......Maturity/Continuations. The Canadian Borrower shall pay to the
Canadian Administrative Agent, and there shall become due and payable, at 1:00 P.M. (Toronto, Ontario time) on the maturity date for each Bankers' Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such Bankers' Acceptance (notwithstanding that any Canadian Lender which accepted any such Bankers' Acceptance may be the holder thereof at maturity); provided, however, that subject to subsection 3.1 and provided that the Canadian Borrower has, by giving notice in accordance with subsection 2.18(c) or 2.7, requested the Canadian Lenders to accept its orders to replace all or a portion of outstanding Bankers' Acceptances as they mature, each Canadian Lender shall, on the maturity of such Bankers' Acceptances and concurrent with the payment by the Canadian Borrower to the Canadian Lenders of the Face Amount of such Bankers' Acceptances or the portion thereof to be replaced, accept the Canadian Borrower's order(s) having an aggregate Face Amount equal to its pro rata share of the aggregate Face Amount of the matured Bankers' Acceptances or the portion thereof to be replaced.

         (g)......Repayments Prior to Maturity. Except as required by subsection
2.6(b), no repayment of a Bankers' Acceptance shall be made by the Canadian Borrower to the Canadian Lenders prior to the maturity date thereof. Any such repayment required by subsection 2.6(b) shall be made to the Canadian Administrative Agent and such monies shall be held by the Canadian Administrative Agent, in a cash collateral account hypothecated to the Canadian Administrative Agent, to be paid to each of the Canadian Lenders on the maturity date of the Bankers' Acceptances which have been accepted by it. The Canadian Borrower shall be entitled to the benefit of any interest accruing thereon, in each case, on the respective maturity date of each Bankers' Acceptance in respect of which repayment is made, and upon the maturity of each such Bankers' Acceptance the Canadian Lenders shall apply the interest thereon in payment of amounts owed by the Canadian Borrower hereunder. Any such payment by the Canadian Borrower to the Canadian Lenders shall satisfy the Canadian Borrower's obligations under the Bankers' Acceptance to which it relates and the Canadian Lender which has accepted such Bankers' Acceptance shall thereafter be solely responsible for the payment of such Bankers' Acceptance.

         (h)......Minimum Amounts. Each request for Bankers' Acceptances shall be in a minimum aggregate amount of C$1,000,000 and in an integral multiple of C$1,000,000 above such amount. The Face Amount of each Bankers' Acceptance created hereunder shall be C$100,000 or any multiple thereof.

         (i)......Funding of Bankers' Acceptances.

                  (i) Subject to subsections (ii) and (iii) below, each Canadian Lender shall, not later than 1:00 P.M., Toronto, Ontario time, on the date of creation of the Bankers' Acceptances, accept orders of the Canadian Borrower which are presented to it for acceptance in an amount equal to each Canadian Lender's Commitment Percentage of the aggregate Face Amounts of Bankers' Acceptances created on such date; provided, however, that if the Face Amount of a Banker's Acceptance, which would otherwise be accepted by a Canadian Lender, would not be C$100,000 or a larger multiple thereof, such Face Amount shall be increased or reduced by the Canadian Administrative Agent in its discretion to the nearest multiple of C$100,000. Subject to the provisions hereof, the Canadian Administrative Agent shall be responsible for making all necessary arrangements with each of the Canadian Lenders with respect to the acceptance of Bankers' Acceptances.

                  (ii) Each Canadian Lender shall transfer to the Canadian Administrative Agent for value on such creation date immediately available Canadian Dollars in an aggregate amount equal to the BA Discount Proceeds of all Bankers' Acceptances accepted and sold or purchased by the Canadian Lender on such date net of the applicable Acceptance Fee and net of the amount required to pay any of its previously accepted Bankers' Acceptances that are maturing on such date or its percentage of any Canadian Base Rate Revolving Loan that is being converted to Bankers' Acceptances on such date.

                  (iii) Subject to subsection 3.1, in the sole judgment of a Canadian Lender, if such Canadian Lender is unable to create a Bankers' Acceptance in accordance with this Agreement, such Canadian Lender shall give an irrevocable notice to such effect to the Canadian Administrative Agent and the Canadian Borrower prior to 10:00 A.M., Toronto, Ontario time, on the date of the requested creation of the Bankers' Acceptances. Such Canadian Lender shall make available to the Canadian Borrower prior to 1:00 P.M., Toronto, Ontario time, one Business Day prior to the date of such requested Bankers' Acceptance a Canadian Dollar loan in a principal amount equal to the BA Discount Proceeds of such Canadian Lender's pro rata share of the aggregate Face Amounts of Bankers' Acceptances to be created on such date, such loan to be funded in the same manner as the Bankers' Acceptances provided by the other Canadian Lenders. Such loan shall have the same term as the Bankers' Acceptance for which it is a substitute and shall bear such interest per annum throughout the term thereof as shall permit such Canadian Lender to obtain the same effective rate as if such Canadian Lender had accepted and purchased a Bankers' Acceptance at the same Acceptance Fee and pricing in which the Canadian Administrative Agent would have accepted and purchased on the bid side of the market, such Bankers' Acceptance at approximately 1:00 P.M., Toronto, Ontario time, on the date such loan is made. The Canadian Borrower hereby agrees that if such loan is made by a Canadian Lender interest shall be payable in advance on the date of such loan by deducting the interest payable in respect thereof from the principal amount of such loan.

         The Canadian Administrative Agent shall promptly inform the Administrative Agent of the creation of Bankers' Acceptances and the terms thereof. No Canadian Lender shall be responsible for the failure or delay by any other Canadian Lender in its obligation to create Bankers' Acceptances hereunder; provided, however, that the failure of any Canadian Lender to fulfill its Commitment hereunder shall not relieve any other Canadian Lender of its Commitment hereunder.

         SECTION 3.........CHANGE IN CIRCUMSTANCES AFFECTING LOANS OR BANKERS'
ACCEPTANCES.

         3.1. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR; INABILITY TO CREATE BANKERS' ACCEPTANCES.

         (a)......If before the beginning of any Interest Period applicable to a
Eurodollar Loan:

                  (i) by reason of circumstances affecting the interbank eurodollar market generally, deposits in U.S. Dollars or Euros (in the applicable amounts) are not being offered by the Administrative Agent in the interbank eurodollar market for such Interest Period;

                  (ii) the Required Lenders shall determine that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, its Eurodollar Loans to which such Interest Period applies; or

                  (iii) the Administrative Agent is unable to determine the London Interbank Offered Rate;

the Administrative Agent (upon receipt of notice from the Required Lenders in the case of clause (ii) above) shall forthwith give notice thereof to the Company whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist (A) the obligations of the Lenders to make the affected Eurodollar Loans shall be suspended and (B) each Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Loan received by it, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan or convert the then outstanding principal amount of each Eurodollar Loan on the last day of the then current Interest Period applicable to such Loan to an ABR Loan.

         (b)......If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower absent manifest error, and notifies the Canadian Borrower and each of the Canadian Lenders that, by reason of circumstances affecting the money market or the market for bankers' acceptances generally (i) there is no market for Bankers' Acceptances; or (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder, then,

                  (A) THE RIGHT OF THE CANADIAN BORROWER TO REQUEST A BORROWING BY WAY OF BANKERS' ACCEPTANCES SHALL BE SUSPENDED UNTIL THE CANADIAN ADMINISTRATIVE AGENT DETERMINES IN GOOD FAITH THAT THE CIRCUMSTANCES CAUSING SUCH SUSPENSION NO LONGER EXIST AND THE CANADIAN ADMINISTRATIVE AGENT SO NOTIFIES THE CANADIAN BORROWER; AND

                  (B) ANY NOTICE OF REQUESTED BANKERS' ACCEPTANCES WHICH IS OUTSTANDING SHALL BE CANCELED AND THE BANKERS' ACCEPTANCE REQUESTED THEREIN SHALL NOT BE MADE.

                  (C) THE CANADIAN ADMINISTRATIVE AGENT SHALL PROMPTLY NOTIFY THE CANADIAN BORROWER OF THE SUSPENSION OF THE CANADIAN BORROWER'S RIGHT TO REQUEST A BANKERS' ACCEPTANCE AND OF THE TERMINATION OF ANY SUCH SUSPENSION.

3.2.     ILLEGALITY.

         If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Loans, such Lender forthwith shall so notify the Company. Upon receipt of such notice, each Borrower shall prepay in full the then outstanding principal amount of each Eurodollar Loan of such Lender received by it, together with accrued interest thereon, or convert the then outstanding principal amount of each such Eurodollar Loan to an ABR Loan, in either case, on either (a) the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Loan to such day.

3.3.     INCREASED COST.

         (a)......If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive of any such Governmental Authority, central bank or comparable agency (whether or not having the force of law):

                  (i) shall subject any Lender to any tax, duty or other charge with respect to Loan made by it, any Letter of Credit or any Bankers' Acceptance, or its obligation to make, issue or create any of the foregoing, or shall change the basis of taxation of payments to such Lender of the principal of or interest on Loan made by it, any Letter of Credit or any Bankers' Acceptance, or its obligation to make, issue or create any of the foregoing (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction, at any level, in which the principal executive office of such Lender is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or shall impose on any Lender or the interbank eurodollar market any other condition affecting its Eurodollar Loans or its respective Notes;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Loans or issuing or participating in Letters of Credit or creating Bankers' Acceptances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes in respect thereof, by any amount deemed by such Lender to be material, then, within fifteen (15) days after receipt of written demand from such Lender, the Borrowers agree to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. A certificate of such Lender setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Lender shall be conclusive in the absence of manifest error.

         (b)......If any Lender shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of such Lender's obligations under this Agreement, then, upon demand of such Lender, each Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase, to the extent related to the Loans made to such Borrower. A certificate of such Lender setting forth in reasonable detail the basis for determining any such additional amounts payable pursuant to the preceding sentence shall be submitted by such Lender through the Administrative Agent to the Company and shall be conclusive in the absence of manifest error.

3.4.     EFFECT ON OBLIGATION TO CONVERT.

         If notice has been given pursuant to subsection 3.1 or 3.2 hereof requiring the Eurodollar Loans of any Lender to be prepaid or converted, then, unless and until such Lender notifies the Company that the circumstances giving rise to such prepayment or conversion no longer apply, the obligation of such Lender to make or convert to Eurodollar Loans shall be suspended.

3.5.     FUNDING LOSSES.

         Each Borrower shall pay to each Lender, upon written request, such amount or amounts as shall compensate such Lender for any loss or expense incurred by such Lender (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain its Eurodollar Loans made to such Borrower) as a result of (i) any payment or prepayment or conversion of a Eurodollar Loan on a date other than a date which is the last day of an Interest Period for such Eurodollar Loan or any payment in respect of increased costs to such Lender, whether pursuant to subsection 3.2 or subsection 3.3 (except when such payment or prepayment pursuant to subsection 3.2 or subsection 3.3 is required due to a request or directive which does not have the force of law) or subsection 6.1 hereof or otherwise or (ii) any failure by such Borrower to borrow or prepay a Eurodollar Loan or to convert an ABR Loan into a Eurodollar Loan on the date scheduled for such borrowing, prepayment or conversion. Each Lender shall furnish the Company with a reasonably detailed statement explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

                           SECTION 3A GUARANTY.

3A.1.    GUARANTY OF PAYMENT.

         Subject to subsection 3A.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to (a) each Lender, (b) each Affiliate of a Lender that enters into a Hedging Agreement and (c) the Agents the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This guaranty is a guaranty of payment and not merely of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.

3A.2.    OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to herein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to the Notes, the Agreement or any other Credit Documents or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against a Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other guarantor of the Guaranteed Obligations for amounts paid under this guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Agreement. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes, the Agreement or any other Credit Document or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to it under this Agreement, the Notes, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of a Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither a Guarantor's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of a Borrower or by reason of the bankruptcy or insolvency of a Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by an Agent or any Lender upon this guaranty or acceptance of this guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Borrowers and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.

3A.3.    MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the security which hereafter may be held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances which hereafter may be held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) a Borrower and any other party liable for payment under the Agreement may be granted indulgences generally; (e) any of the provisions of the Notes, the Agreement or any other Credit Document may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of a Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

3A.4.    WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Lenders and of all extensions of credit to a Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Guaranteed Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled in connection with the guaranty evidenced by this
Section 3A; and (f) demand for payment under this guaranty.

3A.5.    REINSTATEMENT.

         The obligations of the Guarantors under this Section 3A shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender on demand for all reasonable, documented costs and expenses (including, without limitation, reasonable, documented fees of counsel) incurred by an Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.


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

3A.6.    REMEDIES.

         Each Guarantor agrees that, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in subsection 6.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in subsection 6.1) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder shall be secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their rights and remedies thereunder in accordance with the terms thereof.

3A.7.    LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Federal Bankruptcy Code (as now or hereinafter in effect)).

3A.8.    RIGHTS OF CONTRIBUTION.

         The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Guarantors under the Credit Documents and no Guarantor shall exercise such rights of contribution until all Guaranteed Obligations have been paid in full and the Commitments terminated.

                     SECTION 4. CONDITIONS PRECEDENT.

4.1      EFFECTIVENESS OF THIS AGREEMENT.

         The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on the date hereof:

         (a) the Administrative Agent shall have received a copy of this Agreement, the Notes, the Pledge Agreement and each of the other Credit Documents, each duly executed and delivered by the parties thereto, together with a certificate of the Secretary or Assistant Secretary of the Company and each other Credit Party as to the incumbency and specimen signatures of the officers of the Company and each other Credit Party who are authorized to execute this Agreement, the Notes and each other document to be executed and delivered by the Company and each other Credit Party pursuant hereto;

         (b) the Administrative Agent shall have received a certified copy of the resolutions of the Board of Directors of the Company and each other Credit Party evidencing its approval of this Agreement, the Notes and the other matters contemplated hereby, and a certified copy of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the other Credit Documents;

         (c) the Administrative Agent shall have received an opinion of the Assistant General Counsel of the Company, acting as counsel to each of the Credit Parties, in a form agreed to by such counsel for the Company and counsel for the Administrative Agent;

         (d) the Administrative Agent shall have received all documents it may reasonably request relating to the existence and good standing of the Credit Parties and to the authorization, execution and delivery of this Agreement and the other Credit Documents and other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent and its counsel in their reasonable discretion;

         (e) the Administrative Agent shall have received (with a copy for each Lender) each of the financial statements referred to in subsection 1.2;

         (f) the Administrative Agent shall have received from a Responsible Officer of the Company a certificate to the effect that as of the date hereof (i) all representations and warranties made by the Company and each other Credit Party in this Agreement and each other Credit Document are true and correct in all material respects and (ii) the transactions contemplated in the Merger Agreement have been consummated in accordance with the terms thereof;

         (g) the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Credit Parties have terminated, and paid in full any amounts outstanding under, the Specified Credit Agreements or will terminate and pay in full such amounts with the proceeds of the initial borrowing hereunder;

         (h) no Default or Event of Default shall have occurred and be continuing; and

         (i) (i) The Acquisition shall have been consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals, and all conditions precedent to the consummation of the transaction described in the Merger Agreement shall have been satisfied, (ii) the Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived, without the prior written consent of the Co-Agents, (iii) the Company shall not have paid more than $2,500,000,000 (net of option proceeds and excluding the assumption of Indebtedness) in the aggregate in connection with the Acquisition and (iv) at least $180,000,000 of the purchase price paid in connection with the Acquisition shall have been funded by the Company issuing common stock out of its treasury stock account to the BetzDearborn Employee Stock Option Plan ("BetzDearborn ESOP") to purchase the BetzDearborn convertible preferred shares held by, or in trust for, the BetzDearborn ESOP.

4.2.     CONDITIONS TO ALL BORROWINGS.

         In the case of all borrowings or issuances or extensions of Letters of Credit hereunder (including, without limitation, the initial borrowing and the initial Letter of Credit) or creations of Bankers' Acceptances, the obligation of each Lender (including the Swingline Lender) to make, or participate in, each Loan and create each Bankers' Acceptance, and of the Issuing Lender to issue or extend, and the obligation of the Lenders to participate in, a Letter of Credit, is subject to the satisfaction of the following conditions:

                   (i) with respect to the first such borrowing, Letter of Credit or Bankers' Acceptance, satisfaction of each of the conditions precedent set forth in subsection 4.1;

                  (ii) on and as of the Borrowing Date of such Loan, Letter of Credit or Bankers' Acceptance no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the making of such Loan, the issuance or extension of such Letter of Credit or the creation of such Bankers' Acceptance;

                  (iii) on and as of the Borrowing Date of such Loan, Letter of Credit or Bankers' Acceptance the representations and warranties of each Credit Party contained in Section 1 hereof and in each other Credit Document shall be true and correct in all material respects;

                  (iv) if the Floating Rate Preferred Securities due December 29, 2000 remain outstanding (and are not to be repaid with the proceeds of such borrowing), the availability under the Revolving Committed Amounts, after giving effect to the requested borrowing, shall be at least $170,000,000; and

                  (v) receipt by the Administrative Agent or the Canadian Administrative Agent, as applicable, of any applicable notice(s) from the Company or the Canadian Borrower, as applicable, required by
         Section 2 hereof.

         Each borrowing by a Borrower hereunder or request for the issuance or extension of a Letter of Credit or request for the creation of a Bankers' Acceptance by the Company hereunder shall constitute a representation and warranty by such Borrower to the Agents and the Lenders to the effect that the representations and warranties of the Company and the other Credit Parties contained in Section 1 hereof and in each other Credit Document are true in all material respects on and as of the Borrowing Date of the applicable Loan, Letter of Credit or Bankers' Acceptance and that, on and as of such Borrowing Date, no Default or Event of Default has occurred and is continuing or would exist after giving effect to the making of such Loan, the issuance or extension of such Letter of Credit or the creation of such Bankers' Acceptance.

                              SECTION 5. COVENANTS.

5.1.     AFFIRMATIVE COVENANTS.

         So long as this Agreement, any of the Notes, any LOC Obligations, any BA Revolving Obligations or any other Credit Document shall remain in effect or any of the principal of or interest on any of the Notes or any other amount payable by a Credit Party to an Agent or any of the Lenders pursuant to this Agreement, any of the Notes, any LOC Obligations, any BA Revolving Obligations or any other Credit Document shall remain unpaid, unless compliance shall have been waived in writing by the Required Lenders, each Credit Party covenants and agrees that:

         (a)      Financial Statements.

                   (i) The Company will deliver to the Administrative Agent, the Tranche D Arranger and each Lender:

                           (A) WITHIN NINETY (90) DAYS AFTER THE END OF EACH OF
                  ITS FISCAL YEARS, THE CONSOLIDATED STATEMENT OF FINANCIAL POSITION OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES AS OF THE END OF SUCH YEAR, AND THE RELATED CONSOLIDATED STATEMENTS OF INCOME, STOCKHOLDERS' EQUITY AND CASH FLOWS FOR THE YEAR THEN ENDED, ACCOMPANIED BY A CERTIFICATE OF INDEPENDENT PUBLIC ACCOUNTANTS OF RECOGNIZED STANDING SATISFACTORY TO THE ADMINISTRATIVE AGENT AS TO SUCH STATEMENTS, WHICH CERTIFICATE WILL CONTAIN NO MATERIAL EXCEPTIONS OR QUALIFICATIONS EXCEPT SUCH AS ARE ACCEPTABLE TO THE REQUIRED LENDERS;

                           (B) WITHIN SIXTY (60) DAYS AFTER THE END OF EACH OF
                  THE FIRST THREE (3) QUARTERS OF EACH OF ITS FISCAL YEARS, THE CONSOLIDATED STATEMENT OF FINANCIAL POSITION OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES AS AT THE END OF SUCH QUARTERS, AND THE RELATED CONSOLIDATED STATEMENTS OF INCOME AND CASH FLOWS FOR SUCH QUARTERS AND THE PORTION OF THE FISCAL YEAR THEN ENDED;

                           (C) PROMPTLY UPON THE FILING THEREOF, COPIES OF ALL
                  FORM 8-K, 10-K, AND 10-Q REPORTS, IF ANY, WHICH THE COMPANY SHALL HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION;

                           (D) FROM TIME TO TIME SUCH ADDITIONAL INFORMATION
                  REGARDING THE FINANCIAL POSITION OR BUSINESS OF THE COMPANY AS THE ADMINISTRATIVE AGENT OR ANY LENDER MAY REASONABLY REQUEST; AND

                           (E) SIMULTANEOUSLY WITH THE DELIVERY OF EACH SET OF
                  FINANCIAL STATEMENTS REFERRED TO IN PARAGRAPHS (A) AND (B) ABOVE, A CERTIFICATE OF A RESPONSIBLE OFFICER OF THE COMPANY
                  (1) STATING THAT IN THE COURSE OF THE PERFORMANCE OF HIS DUTIES HE WOULD NORMALLY OBTAIN KNOWLEDGE OF ANY CONDITION OR EVENT WHICH CONSTITUTES, OR WHICH AFTER NOTICE OR LAPSE OF TIME OR BOTH WOULD CONSTITUTE, AN EVENT OF DEFAULT SPECIFIED IN SUBSECTION 6.1, (2) STATING WHETHER OR NOT HE HAS OBTAINED KNOWLEDGE OF ANY SUCH CONDITION OR EVENT AND, IF SO, SPECIFYING EACH SUCH CONDITION OR EVENT OF WHICH HE HAS KNOWLEDGE AND THE NATURE AND PERIOD OF EXISTENCE THEREOF AND THE ACTION THE COMPANY IS TAKING AND PROPOSES TO TAKE WITH RESPECT THERETO AND (3) SETTING FORTH THE CALCULATIONS REQUIRED TO ESTABLISH COMPLIANCE WITH SUBSECTION 5.2(D).


                   (ii) The Company shall promptly give notice to the Administrative Agent, the Tranche D Arranger and the Lenders of (A) the occurrence of any Default or Event of Default, accompanied by a certificate specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto and (B) the occurrence of any of the following with respect to the Company or any of its Consolidated Subsidiaries (x) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined could reasonably be expected to have a Material Adverse Effect or (y) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.

         (b) Payment of Obligations. It will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

         (c) Conduct of Business and Maintenance of Existence. It will, and will cause each of the Material Subsidiaries to, (i) continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence (except in connection with mergers, consolidations or dissolutions permitted under subsection 5.2(b)) and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and (ii) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (d)      Maintenance of Property; Insurance.

                  (i) It will, and will cause each of the Material Subsidiaries to, (A) keep all property useful and necessary in its business in good working order and condition, except where the failure to keep such property in good working order could not reasonably be expected to have a Material Adverse Effect and (B) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amount and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (it being understood that the Company may maintain self-insurance to a similar extent as is commonly maintained by companies engaged in the same or a similar business). Within 60 days of the Third Amendment Effective Date, the Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

                  (ii) In the event that any Credit Party or any of its Subsidiaries receives Net Cash Proceeds on account of any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Credit Parties or their Subsidiaries (with respect to any such Person, an "Involuntary Disposition"), the Credit Parties shall apply (or cause to be applied) such Net Cash Proceeds in accordance with the terms of subsection 2.6(b)(ii)(C). All insurance proceeds shall be subject to the security interest of the Collateral Agent (for the ratable benefit of the Secured Parties referred to in applicable Collateral Documents) under the Collateral Documents. Pending final application of any such Net Cash Proceeds, the Credit Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Credit Loans or to make Permitted Investments.

         (e) Books and Records. It will, and will cause each of the Material Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with generally accepted accounting principles in effect with respect to such Person (meaning GAAP for the Company and its Domestic Subsidiaries) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

         (f) EBITDA and Assets of Credit Parties. The Credit Parties shall at all times collectively account for 50% or more of the Consolidated EBITDA and assets, respectively, of the Company and its Consolidated Subsidiaries. Within 60 days of the Third Amendment Effective Date, the Company will deliver to the Administrative Agent a certificate, in a form reasonably acceptable to the Administrative Agent, demonstrating that the Credit Parties are in compliance with this subsection 5.1(f).

         (g) Year 2000 Compliance. The Company will promptly notify the Administrative Agent in the event any Credit Party discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in subsection 1.19), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         (h) Use of Proceeds. It will use (i) the proceeds of the Loans solely in accordance with subsection 1.6 and (ii) the Letters of Credit solely for the purposes set forth in subsection 1.6.

         (i) Audits/Inspections. Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers, to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, and to discuss all such matters with the executive officers, pertinent employees and representatives of the Credit Parties; provided, however, that so long as no Event of Default shall have occurred and be continuing, (i) no verification of accuracy of information shall include contacting the account debtors under any


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


accounts receivable of any Credit Party and (ii) such visits and inspections shall not (A) disrupt the normal business operations of any Credit Party, (B) be conducted by more than 5 Persons at any one time or (C) occur more frequently than annually. The Administrative Agent agrees to keep confidential the information obtained from any such audit or inspection in accordance with the provisions of subsection 9.16.

         (j) Additional Credit Parties. At the time any Person becomes a Domestic Subsidiary (other than a Receivables Financing SPC or a Preferred Stock SPC or as otherwise agreed to by the Administrative Agent) or becomes a guarantor with respect to any other Indebtedness of the Company, the Company shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall (a) cause such Person to execute a Guarantor Joinder Agreement in substantially the same form as Exhibit E, (b) cause such Person to execute counterparts of, or a joinder in, the Pledge Agreement and the Security Agreement, (c) cause all of the capital stock of such Person to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, (d) cause all of the Capital Stock of the Domestic Subsidiaries of such Person and 65% of the voting Capital Stock and all non-voting capital stock of its First Tier Foreign Subsidiaries to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, and (e) deliver, or cause such Person to deliver, such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and appropriate UCC-1 financing statements, all in form, content and scope reasonably satisfactory to the Collateral Agent.

         (k)      Further Assurances.  Each Credit Party will:

                  (i) At its expense, within 60 days after it acquires any ownership interest in real property (other than an Excluded Asset) or such later date as may be agreed upon by the Administrative Agent provided the Company demonstrates to the Administrative Agent that it is using it best efforts to deliver such documents, execute, acknowledge, record or register and deliver to the Collateral Agent (in a form reasonably satisfactory to the Agents) such mortgages, deeds of trust or other real estate security documents as may be required validly to create and perfect and ensure the priority and enforceability of a Lien upon such interest in favor of the Collateral Agent for the benefit of the Lenders and each other beneficiary of the security interests granted in the Pledge Agreement and the Security Agreement (to the extent such beneficiary has a legal or contractual right to the benefit of such Lien).

                  (ii) To the extent requested by the Administrative Agent, at its expense, within 60 days after the Third Amendment Effective Date as to each property subject to a Mortgage, deliver to the Collateral Agent such additional certificates, legal opinions, surveys, policies of title insurance, loss payee endorsements and other supporting documents related to the Mortgages, and take such actions (specifically including slipsheeting pages to the Mortgages to effect modifications suggested by local counsel and providing for the recording of the Mortgages in the appropriate recording offices) with respect to perfecting the Liens granted to the Collateral Agent pursuant to the Mortgages, in each case as the Administrative Agent may reasonably request. In connection with the Mortgages, the parties hereto agree that the Mortgages may be slipsheeted following the Third Amendment Effective Date to effect modifications suggested by local counsel to ensure proper recording of the Mortgages or for similar purposes.

                  (iii) At its expense, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as any Agent or the Required Lenders may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Credit Documents or creating or perfecting or ensuring the priority or sufficiency or enforceability or enforcement of a Lien in favor of the Collateral Agent as security for the obligations hereunder upon any or all of its Property (whether then owned or thereafter acquired), except the Excluded Assets, or more fully perfecting or renewing any such Lien;

                  (iv) To the extent requested by the Administrative Agent, at its expense and, if the exercise by the Collateral Agent, any other Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Credit Documents requires any consent, approval, recording, qualification or authorization of any Governmental Authority, execute and deliver, or cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that may be required from any Credit Party or any of its Subsidiaries or may reasonably be requested for such governmental consent, approval, recording, qualification or authorization;

                  (v) In respect of any Property of any Credit Party that is an Excluded Asset solely for want of consent from any Governmental Authority or from one or more of the parties to a contract, use its commercially reasonable best efforts to obtain such consent in such form as may reasonably be requested by any Agent or the Required Lenders; and

                  (vi) Cause the Canadian Borrower and, to the extent requested by the Administrative Agent, each Subsidiary of the Canadian Borrower and each other Subsidiary of the Company that is domiciled in Canada, to, at its expense, within 60 days of the Third Amendment Effective Date, execute, acknowledge, record or register and deliver to the Collateral Agent such agreements, pledge agreements, mortgages and other security or supporting documents as are reasonably requested by the Collateral Agent to validly create and perfect and ensure the priority and enforceability of a Lien upon such Person's Canadian real and personal property in which such Person has an ownership interest (other than Excluded Assets) in favor of the Collateral Agent for the benefit of the Canadian Lenders and each other beneficiary of the security interests granted in the Pledge Agreement and the Security Agreement (to the extent such beneficiary has a legal or contractual right to the benefit of such Lien).

         (l) Initial Hybrid Equity Transaction. No later than the date that is three (3) months following the Closing Date, the Company shall complete the Initial Hybrid Equity Transaction.

         (m) Senior Note Indenture, Bridge Note Agreement. It will duly and punctually perform and observe each and all of its covenants and obligations under the Senior Note Indenture and the Bridge Note Agreement, as in effect on the Third Amendment Effective Date and as waived, amended or otherwise changed from time to time thereafter with the written consent of the Required Lenders, without giving effect to any other waiver, modification, termination or replacement thereof.

5.2.     NEGATIVE COVENANTS.

         So long as this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain in effect or any of the principal of or interest on any of the Notes or any other amount payable by a Credit Party to an Agent or any of the Lenders pursuant to this Agreement, any of the Notes, any LOC Obligations or any other Credit Document shall remain unpaid, unless waived in writing by the Required Lenders, each Credit Party covenants and agrees that:

         (a) Limitation on Liens. It will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Lien on any Property owned by such Person (including all Capital Stock of any Subsidiary now or hereafter owned by such Person) to secure Indebtedness, or acquire any such Property subject to any conditional sale or title retention agreement, except:
(i) purchase money security arrangements upon Property acquired subsequent to the date of this Agreement, provided that each such security arrangement does not exceed 80% of the cost or fair value of the Property acquired and is a lien only on such Property, or renewals or extensions of any such security arrangement upon the same Property and not in a greater amount; (ii) Liens on Property in favor of, or any conditional sale or title retention agreement relating to any Property with, the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any such political subdivision, or any agent or trustee acting on behalf of any of the foregoing, or any agent or trustee acting on behalf of the holders of obligations issued by any of the foregoing, to secure partial, progress, advance or other payments pursuant to any agreement, understanding, contract, lease or statute (including, but not limited to, agreements, understandings, contracts, leases or statutes that require the construction of Property and sale thereof to any of the named departments, agencies or political divisions, as a part of the lease or installment purchase of such Property by the Company or any Subsidiary) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the Property subject to such Liens; (iii) any reservation or exception contained in any instrument under which the Company or any Subsidiary owns or shall acquire any Property and under the terms of which any vendor, lessor or assignor reserves or excepts an interest in oil, gas or any other mineral or the proceeds thereof; (iv) any conveyance or assignment under the terms of which the Company or any Subsidiary conveys or assigns an interest in oil, gas or any, other mineral or the proceeds thereof whether or not such conveyance or assignment is in connection with or substantially simultaneous with an extension of credit to the grantee or assignee thereunder on a basis providing for repayment of all or substantially all of such advance out of such proceeds or out of production from such interest; (v) any lien upon any Property owned by the Company or any Subsidiary or in which the Company or any Subsidiary owns an interest to secure payment of its proportionate part of the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such Property (or Property with which it is unitized); (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary; (vii) Liens (not otherwise permitted hereunder) which secure indebtedness for borrowed money not exceeding (as to the Company and all Subsidiaries) $10,000,000 in aggregate amount at any time outstanding; (viii) any Liens securing indebtedness for borrowed money of a wholly-owned Subsidiary of the Company, to the Company or to another wholly-owned Subsidiary of the Company; (ix) Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings; (x) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; (xi) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations; (xii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (xiii) Liens in favor of customs revenue authorities arising as a matter of law to secure payment of customs duties;
(xiv) any extension,
renewal or replacement (or successive extensions, renewals or replacements), in whole or in part of any lien referred to in the foregoing clauses (i) to (v), inclusive, provided that the obligation secured thereby shall not exceed the obligation so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to that portion of the Property which secured the lien so extended, renewed or replaced (plus improvements on such Property); (xv) Liens in favor of the Collateral Agent pursuant to the Collateral Documents and (xvi) Liens (not otherwise permitted hereunder) which are set forth on Schedule XI attached hereto.

         (b)      Limitations on Mergers, Asset Sales and Asset Purchases.

                  (i) Limitations on Mergers and Liquidations. It will not, and will not permit any of its Subsidiaries to, merge, consolidate, amalgamate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:

                           (A) ANY CREDIT PARTY OR ANY OF ITS SUBSIDIARIES MAY
                  MERGE OR OTHERWISE COMBINE WITH ANOTHER PERSON, PROVIDED THAT
                  (I) SUCH CREDIT PARTY OR ITS SUBSIDIARY, AS THE CASE MAY BE, IS THE ENTITY SURVIVING SUCH TRANSACTION, (II) IMMEDIATELY PRIOR TO AND AFTER GIVING EFFECT ON A PRO FORMA BASIS TO SUCH TRANSACTION, NO DEFAULT OR EVENT OF DEFAULT EXISTS OR WOULD EXIST AND (III) THE BOARD OF DIRECTORS OF SUCH PERSON HAS APPROVED SUCH TRANSACTION;

                           (B) ANY BORROWER MAY MERGE OR OTHERWISE COMBINE WITH
                  ANY OTHER BORROWER; PROVIDED THAT (I) IF THE COMPANY IS A PARTY TO SUCH MERGER, THE COMPANY SHALL BE THE SURVIVOR AND
                  (II) THE CANADIAN BORROWER MAY MERGE INTO OR OTHERWISE COMBINE WITH A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY THAT WILL BE THE SURVIVING ENTITY SO LONG AS, SIMULTANEOUS WITH THE CONSUMMATION OF SUCH TRANSACTION, SUCH WHOLLY-OWNED SUBSIDIARY HAS BECOME THE CANADIAN BORROWER HEREUNDER PURSUANT TO A RATIFICATION, JOINDER OR SIMILAR AGREEMENT ACCEPTABLE TO THE AGENTS, WHICH AGREEMENT SHALL BE ACCOMPANIED BY SUCH SUPPORTING RESOLUTIONS, ARTICLES OF INCORPORATION OR SIMILAR ORGANIZATIONAL DOCUMENTS, INCUMBENCY CERTIFICATES, OPINIONS OF COUNSEL OF THE TYPE REQUIRED PURSUANT TO SUBSECTION 4.1 AND OTHER ITEMS AS THE AGENTS AND/OR THE REQUIRED LENDERS MAY REASONABLY REQUEST;

                           (C) ANY CREDIT PARTY THAT IS NOT A BORROWER MAY
                  MERGE OR OTHERWISE COMBINE WITH ANY OTHER CREDIT PARTY;

                           (D) ANY WHOLLY-OWNED SUBSIDIARY OF A CREDIT PARTY
                  (WHICH SUBSIDIARY IS NOT ITSELF A CREDIT PARTY) MAY MERGE OR OTHERWISE COMBINE WITH A CREDIT PARTY OR ANY WHOLLY-OWNED SUBSIDIARY OF A CREDIT PARTY; AND

                           (E) ANY WHOLLY-OWNED SUBSIDIARY OF A CREDIT PARTY MAY
                  LIQUIDATE, WIND-UP OR DISSOLVE ITSELF (I) INTO A CREDIT PARTY OR ANY OTHER WHOLLY-OWNED SUBSIDIARY OF A CREDIT PARTY OR (II) OTHERWISE IN A TRANSACTION IN WHICH THE ASSETS OF SUCH DISSOLVING SUBSIDIARY BECOME OWNED BY A WHOLLY-OWNED SUBSIDIARY OF A CREDIT PARTY.

                  (ii) Limitations on Asset Sales and Asset Purchases. It will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets or purchase another Person or the assets of another Person, in a transaction or series of related transactions unless:

                           (A) IMMEDIATELY PRIOR TO AND AFTER GIVING EFFECT ON A
                  PRO FORMA BASIS TO SUCH TRANSACTION, NO DEFAULT OR EVENT OF DEFAULT EXISTS OR WOULD EXIST;

                           (B) IF SUCH TRANSACTION IS A PURCHASE, THE CASH
                  PURCHASE PRICE OF SUCH PURCHASE ALONG WITH THE CASH PURCHASE PRICES OF ALL SUCH OTHER PURCHASES

                  CONSUMMATED PURSUANT TO THIS SUBSECTION 2.5(B)(II)(B) IN EACH FISCAL YEAR DOES NOT EXCEED $25,000,000; AND

                           (C) IF SUCH TRANSACTION IS A SALE, LEASE OR OTHER
                  DISPOSITION OF ASSETS, (X) SUCH TRANSACTION IS NOT AN ASSET DISPOSITION, (Y) SUCH TRANSACTION IS AN ASSET DISPOSITION OF THE RESINS DIVISION OR FIBERVISION OR (Z) THE AGGREGATE VALUE OF THE ASSETS SOLD, LEASED OR DISPOSED OF IN SUCH TRANSACTION, WHEN ADDED TO THE AGGREGATE VALUE OF ALL ASSETS SOLD, LEASED OR DISPOSED OF IN ALL TRANSACTIONS PERMITTED BY THIS CLAUSE
                  (Z) AT ANY TIME AFTER THE THIRD AMENDMENT EFFECTIVE DATE, DOES NOT EXCEED $50,000,000.

                  (iii) Release of Guarantors and Collateral. Upon the sale of any Subsidiary or Collateral permitted by this subsection 5.2(b), the Collateral Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest, if any, in such Collateral, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, the release of mortgages, if any, and the release of such Subsidiary from all of its obligations, if any, under the Credit Documents including the release of such Subsidiary, if it is a Guarantor hereunder from its obligations under Section 3A hereof. Upon the release of a Guarantor the pledges and grants of security interests to the extent given by such Guarantor pursuant to the Pledge Agreement, the Security Agreement and the Mortgages, and the covenants and other agreements contained herein and therein, shall no longer be effective as to such Guarantor and shall otherwise cease and be of no further force and effect as to such Guarantor.

         (c) Limitations on Sale/Leaseback Transactions. It will not, and will not permit any of the Subsidiaries to, sell or transfer any manufacturing Properties to anyone (other than the Company or to a Subsidiary in which the Company owns 50% or more of the voting stock) with the intention of taking back a lease of such Property or any similar Property, except in connection with a lease for a temporary period during or at the end of which it is intended that the use by the Company or its Subsidiary of such Property will be discontinued.

         (d)      Financial Covenants.

                  (i) Leverage Ratio. It will not permit, as of the last day of any fiscal quarter, the Leverage Ratio to exceed the ratio set forth below for the applicable period:

                        Period                           Maximum Leverage Ratio
                        ------                           ----------------------

         Closing Date through March 31, 1999                    5.0 to 1.0
         April 1, 1999 through September 30, 1999               4.5 to 1.0
         October 1, 1999 through March 31, 2000                 3.5 to 1.0
         April 1, 2000 through June 30, 2000                   3.75 to 1.0
         July 1, 2000 through September 30, 2000                3.5 to 1.0
         October 1, 2000 through September 30, 2001            4.75 to 1.0
         October 1, 2001 through March 31, 2002                4.50 to 1.0
         April 1, 2002 through December 31, 2002               4.25 to 1.0
         January 1, 2003 and thereafter                        3.75 to 1.0

                  (ii) Minimum Net Worth. It will not permit at any time Consolidated Net Worth to be less than $839,900,000, increased or decreased, as applicable, on a cumulative basis as of the last day of each fiscal quarter (commencing on September 30, 2000) by an amount equal to the sum of (x) 60% of Consolidated Net Income, if positive, for such fiscal quarter, (y) 80% of any Equity Issuances (including an issuance of hybrid equity securities (e.g., trust preferred capital securities), but only if such issuance increases Consolidated Net Worth) commenced in such fiscal quarter and (z) the amount of any gain or loss in Consolidated Net Worth arising from any Asset Disposition consummated in such fiscal quarter.

                  (iii) Interest Coverage Ratio. It will not permit, as of the last day of any fiscal quarter, the Interest Coverage Ratio to be less than the ratio set forth below for the applicable period:

                                                                Minimum Interest
                          Period                                 Coverage Ratio
                          ------                                ----------------

         Closing Date through September 30, 1999                    2.5 to 1.0
         October 1, 1999 through September 30, 2000                 3.0 to 1.0
         October 1, 2000 through December 31, 2001                 1.75 to 1.0
         January 1, 2002 and thereafter                            2.00 to 1.0

         (e) Limitations on Transactions with Affiliates. It will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of its or such Subsidiary's business (or is a transaction among wholly-owned Subsidiaries of the Company) and (c) upon fair and reasonable terms no less favorable to it or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that it shall not be a breach of this covenant to the extent that the failure of the Company or any of its Subsidiaries to comply with the foregoing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         (f) Limitations on Indebtedness. It will not, nor will it permit any of the Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness arising under this Agreement and the other Credit Documents;

                  (ii) Indebtedness of the Company and its Subsidiaries set forth in Schedule IV (but not including any renewals, refinancings or extensions thereof);

                  (iii) obligations of the Company and its Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (iv) obligations of the Company and its Subsidiaries in connection with any Permitted Receivables Financing, to the extent such obligations constitute Indebtedness;

                  (v) intercompany Indebtedness owing by a Credit Party to another Credit Party;

                  (vi) the Senior Notes and a guaranty of the Senior Notes on the terms set forth in the Senior Note Indenture, if given by a Permitted Guarantor;

                  (vii) in addition to the Indebtedness otherwise permitted by this subsection 5.2(f), other purchase money Indebtedness hereafter incurred by the Company and its Subsidiaries, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $25,000,000 at any time;

                  (viii) guaranty obligations of the Subsidiaries arising under the Prudential Documents;

                  (ix) the Bridge Notes and any refinancings, refundings, renewals or replacements thereof (so long as the terms of such refinancings, renewals or replacements do not provide for maturities or amortization payments on or prior to the Revolving Credit Termination
         Date) and a guaranty of the Bridge Notes by Permitted Guarantors on a pari passu basis with the guaranties of such Guarantors hereunder and any refinancings, refundings renewals or replacements thereof (on similar terms); and

                  (x) one or more series of subordinated debt securities issued by the Company for aggregate Net Cash Proceeds not exceeding $250,000,000, on terms (including subordination terms) reasonably consistent with those customary in the United States capital markets for similar high yield subordinated debt instruments, if the Net Cash Proceeds are applied to repay the Loans as required by subsection 2.6(b), and guaranties of such securities given by a Permitted Guarantor on such terms.

         (g) Fiscal Year; Organizational Documents. It will not (i) without the prior written consent of the Required Lenders, change its fiscal year or make any material change, or permit any of the Subsidiaries to make any material change, to its accounting treatment and reporting practices under GAAP (except as required by GAAP; notwithstanding the foregoing, a Subsidiary that is not a Credit Party may change its fiscal year to coincide with the fiscal year of the Company at any time without the consent of the Required Lenders) or (ii) without the prior written consent of the Administrative Agent, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document).

         (h) Limitation on Restricted Actions. It will not, and will not permit any of the Subsidiaries (other than a Receivables Financing SPC in connection with a Permitted Receivables Financing) to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (i) pay dividends or make any other distribution on any of such Person's capital stock, (ii) pay any Indebtedness owed to the Company or any other Credit Party, (iii) make loans or advances to any other Credit Party or
(iv) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (A) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (B) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of the Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, (C) this Amended and Restated Credit Agreement and the other Credit Documents (D) the Prudential Documents, (E) the Senior Note Indenture and (F) the Bridge Note Agreement.

         (i) No Other Negative Pledges. It will not, and will not permit any of the Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except pursuant to (A) the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable transferred assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), (B this Amended and Restated Credit Agreement and the other Credit Documents, (C) the Prudential Documents, (D) the Senior Note Indenture and (E) the Bridge Note Agreement.

         (j) Restricted Payments. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of each Person or the common stock of each Person, (b) to make dividends or other distributions payable to any Credit Party and (c) to make scheduled dividend payments of approximately $51 million per year on the 9.42% Junior Subordinated Deferrable Interest Debentures due March 2029 of Hercules Trust I and the 6.5% CRESTS Units of Hercules Trust II outstanding as of the Third Amendment Effective Date.

         (k) Limitation on Prepayment or Redemption of Indebtedness or Capital Stock. The Company will not, nor will it permit any Subsidiary to,

                 (i) amend, modify or refinance (or permit the amendment, modification or refinancing of) any Indebtedness (other than Indebtedness evidenced by this Agreement and the Notes issued pursuant hereto and Indebtedness permitted under subsection 5.2(f)(ix)) if such amendment, modification or refinancing would add or change any terms in a manner that is more adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof; or

                  (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) any Indebtedness (other than Indebtedness evidenced by this Agreement and the Notes issued pursuant hereto, Indebtedness that is being refinanced in accordance with clause (i) above and other than any payment, prepayment or redemption of the Bridge Notes with the proceeds of any Indebtedness or equity securities issued by the Company or any of its Consolidated Subsidiaries) or any Capital Stock.

         (l) Advances, Investments and Loans. The Borrower will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

5.3.     INCORPORATION OF COVENANTS FROM SENIOR NOTE INDENTURE.

         Reference is hereby made to the Senior Note Indenture and the covenants contained in Article 4 of the Senior Note Indenture, as in effect as of the date hereof or as amended or modified after giving effect to any subsequent amendment to the Senior Note Indenture which the Required Lenders have approved in a writing referring to this Agreement (hereinafter referred to as the "Incorporated Covenants"). The Credit Parties agree with the Agents and the Lenders that the Incorporated Covenants (and all other relevant provisions of the Senior Note Indenture, as in effect as of the date hereof or as amended or modified after giving effect to any subsequent amendment to the Senior Note Indenture which the Required Lenders have approved in a writing referring to this Agreement, related thereto, including without limitation the defined terms and other provisions contained in Article 4 and Section 1.01 thereof which are used in the Incorporated Covenants, hereinafter referred to as the "Additional Incorporated Terms") are hereby incorporated by reference into this Agreement to the same extent and with the same effect as if set forth fully herein and shall inure to the benefit of the Agents and the Lenders, without giving effect to any waiver, amendment, modification or replacement of the Senior Note Indenture or any term or provision of the Incorporated Covenants occurring subsequent to the Third Amendment Effective Date, except to the extent otherwise specifically provided in the following provisions of this paragraph. In the event a waiver is granted under the Senior Note Indenture or an amendment or modification is executed with respect to the Senior Note Indenture, and such waiver, amendment and/or modification affects the Incorporated Covenants or the Additional Incorporated Terms, then such waiver, amendment or modification shall be effective with respect to the Incorporated Covenants and the Additional Incorporated Terms as incorporated by reference into this Agreement only if consented to in writing by the Administrative Agent (acting upon the direction of the Required Lenders). In the event of any replacement of the Senior Note Indenture with a similar indenture (the "New Indenture") the covenants and additional terms contained in the New Indenture which correspond to the covenants contained in Article 4, respectively, and such additional terms contained in Article 4 and Section 1.01 (each of the foregoing contained in the Senior Note Indenture) shall become the Incorporated Covenants and the Additional Incorporated Terms only if consented to in writing by the Administrative Agent (acting upon the direction of the Required Lenders) and, if such consent is not granted, then the covenants contained in Article 4, respectively, and such additional terms contained in Article 4 and Section 1.01 (each of the foregoing contained in the Senior Note Indenture (together with any modifications or amendments approved in accordance with this paragraph)) shall continue to be the Incorporated Covenants and the Additional Incorporated Terms hereunder. In the event that the Senior Notes are repaid in full and all of the obligation under the Senior Note Indenture are terminated and not replaced or otherwise refinanced, then the terms of this Section 5.3 shall no longer apply. For purposes of the incorporation of the Incorporated Covenants pursuant to this subsection 5.3, all references in the Incorporated Covenants to the "Trustee" shall be deemed to refer to the Administrative Agent hereunder.

                              SECTION 6. DEFAULTS.

6.1.     DEFAULTS; EVENTS OF DEFAULT; CERTAIN REMEDIES.

         If any of the following events shall occur and be continuing:

         (a) (i) any Borrower shall fail to pay the principal amount of any Note or any LOC Obligation, or the Face Amount of any Bankers' Acceptance, when due and payable in accordance with the terms thereof or hereof or (ii) any Credit Party shall fail to pay any installment of interest on any Note or any Facility Fee or other amount payable hereunder or under any of the other Credit Documents and, in connection with any such failure described in this clause (a)(ii), such amount is not paid within three (3) days after the due date thereof;

         (b) any Credit Party shall (i) fail to perform or observe any covenant contained in subsections 5.1(e), (h), (i) or (j) or subsection 5.2 hereof or
(ii) fail to perform or observe any covenant contained in subsections 5.1(a)(i)(A), (B) or (E) or subsection 5.1(a)(ii) hereof and such failure referred to in this subsection 6.1(b)(ii) shall continue unremedied for a period of five (5) days after the earlier of a Responsible Officer of the Company becoming aware of such failure or written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder is given, by registered or certified mail or by courier, to the Company on behalf of the Credit Parties by the Administrative Agent or any Lender;

         (c) any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained herein or in any Note (other than those specified in clauses (a) or (b) above) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of a Responsible Officer of the Company becoming aware of such failure or written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder is given, by registered or certified mail or by courier, to the Company on behalf of the Credit Parties by the Administrative Agent or any Lender or (ii) any term, covenant or agreement contained in any other Credit Document and such failure shall continue unremedied beyond any applicable grace or cure period;

         (d) any representation or warranty made or deemed made by a Credit Party pursuant to this Agreement or in any other Credit Document or in any other document or certificate delivered pursuant hereto shall prove to have been incorrect or misleading in any material respect as of the date made or deemed made;

         (e) the Company or any Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness (other than the Indebtedness referred to in clause (a) above) or any obligations under Hedging Agreements, in each case with an outstanding principal or notional amount in excess of $25,000,000, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound governing, evidencing or securing Indebtedness or any obligations under Hedging Agreements, in each case with an outstanding principal or notional amount in excess of $25,000,000 for such period of time as would permit, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder (or a trustee or agent on behalf of such holder or holders), to accelerate the maturity thereof, or of any such obligation; provided, however, that if any such failure occurs as to any Hedging Agreement or as to any Indebtedness other than Senior Notes and the Bridge Notes and if such failure shall be cured by the Company or such Subsidiary or waived by the requisite holders of the defaulted obligations, then the default hereunder by reason of such failure shall be deemed to have been cured and waived by the Required Lenders unless prior thereto the Loans shall have been declared to be or shall have become immediately due and payable hereunder; or

         (f) the Company or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, administrator, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or any similar proceeding under applicable bankruptcy laws of another jurisdiction, (v) be adjudicated as bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, administration, reorganization, winding-up or composition or adjustment of debts, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code or any similar proceeding under applicable bankruptcy laws of another jurisdiction, or (viii) be authorized by its Board of Directors to take any of the foregoing actions; or

         (g) a proceeding or case shall be commenced, without the application or consent of the Company, any other Credit Party or any Material Subsidiary, in any court of competent jurisdiction, seeking (i) the liquidation, administration, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of the Company, any other Credit Party or any Material Subsidiary, (ii) the appointment of a trustee, receiver, administrator, custodian, liquidator or the like of the Company, any other Credit Party or any Material Subsidiary, or of all or any substantial part of its assets or (iii) similar relief in respect of the Company, any other Credit Party or any Material Subsidiary, under any law relating to bankruptcy, insolvency, administration, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, in any such case for a period of sixty (60) consecutive days, or an order for relief against the Company, any other Credit Party or any Material Subsidiary, shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or any similar proceeding under applicable bankruptcy laws of another jurisdiction; or

         (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company, any Subsidiary or any

Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company, any Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

         (i) One or more judgments or decrees shall be entered against the Company or any Subsidiary, involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (j) This Agreement, any of the Notes or any other Credit Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert or any Credit Party shall disaffirm or deny any of its obligations thereunder; or any Collateral Document shall fail to create or constitute a legal, valid, enforceable and perfected Lien in favor of the Collateral Agent, as security for the principal of and interest on the Loans and LOC Obligations and other obligations of the Credit Parties under the Credit Documents, upon a material portion of the Collateral described therein as subject thereto or encumbered thereby, or any Credit Party shall so assert; or

         (k) Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) or (g) above, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Credit Documents shall immediately become due and payable and (ii) the Credit Parties shall immediately be required to pay to the Administrative Agent or the Canadian Administrative Agent, as applicable, additional cash, to be held by such Agent, for the benefit of the applicable Lenders, in a cash collateral account as additional security for (x) the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding and (y) the BA Revolving Obligations in respect of subsequent maturities under all outstanding Bankers' Acceptances in an amount equal to the maximum amount of all BA Revolving Obligations, and (B) if such event is any other Event of Default, any or all of the following actions may, with the consent of the Required Lenders, or shall, upon the request of the Required Lenders, be taken by the Administrative Agent: (i) the Administrative Agent may or shall, as applicable, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;
(ii) the Administrative Agent may or shall, as applicable, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) the Administrative Agent may or shall, as applicable, direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice they will immediately pay) to the Administrative Agent or the Canadian Administrative Agent, as applicable, additional cash, to be held by such Agent, for the benefit of the applicable Lenders, in a cash collateral account as additional security for (x) the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding and (y) the BA Revolving Obligations in respect of subsequent maturities under all outstanding Bankers' Acceptances in an amount equal to the maximum amount of all BA Revolving Obligations; and (iv) the Administrative Agent may or shall, as applicable, enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

6.2.     CONVERSION AND REDENOMINATION CERTAIN LOANS; PURCHASE OF RISK
         PARTICIPATIONS.

         (a) Conversion and Redenomination of Certain Loans. Notwithstanding anything herein to the contrary, upon a termination of the Commitments following the occurrence of an Event of Default (a "Commitment Termination Event"), all outstanding Loans denominated in a Foreign Currency or bearing interest at a rate other than the ABR shall be redenominated and/or converted into ABR Loans in U.S. Dollars on and with effect from the soonest practicable date following the Commitment Termination Event as determined by the Administrative Agent (the "Conversion Date"). The Borrowers hereby agree to pay to the Administrative Agent, for the pro rata benefit of the Lenders, on the Conversion Date any amounts owing pursuant to subsection 3.5 as a result of any such conversion occurring prior to the end of an Interest Period. The Administrative Agent will promptly notify the Company and the Lenders of any such redenomination and conversion following a Commitment Termination Event.

         (b) Purchase of Risk Participations. Each Revolving Credit Lender hereby agrees that it shall forthwith purchase, as of the Conversion Date (but adjusted for any payments received from a Borrower on or after such date and prior to such purchase), from the other Revolving Credit Lenders such Participation Interests in the outstanding Revolving Credit Loans (whether or not such Loans have been redenominated or converted pursuant to subsection 6.2(a)) as shall be necessary to cause each such Revolving Credit Lender to share in all Revolving Credit Loans ratably based upon its Commitment Percentage with respect to Participation Interests in all Revolving Credit Loans (determined before giving effect to any termination of the Commitments), provided that (A) all interest payable on a Revolving Credit Loan shall be for the account of the Revolving Credit Lender that originally made such Loan until the date as of which the respective Participation Interest is purchased and (B) if any purchase of a Participation Interest required to be made pursuant to this sentence is not made on the Conversion Date, then at the time such purchase is actually made the purchasing Lender shall be required to pay to the selling Lender, to the extent not paid to such selling Lender by the applicable Borrower in accordance with the terms of this Agreement, interest on the principal amount of the Participation Interest purchased for each day from and including the day upon which such purchase of the Participation Interest would otherwise have occurred to but excluding the date of actual payment for the purchase of such Participation Interest, at the rate equal to the Federal Funds Effective Rate (as defined in the definition of "ABR").

                             SECTION 7. DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings (and including the plural as well as the singular):

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum established from time to time by the Administrative Agent as its prime rate in effect at its principal office in Charlotte, North Carolina (the Prime Rate not being intended to be the lowest rate of interest charged by Bank of America, N.A. in connection with extensions of credit to debtors); and "Federal Funds Effective Rate", shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loans": Loans denominated in U.S. Dollars the rate of interest applicable to which is based upon the ABR.

         "Acceptance Fee": an amount equal to the product of (a) the Applicable Margin for Revolving Eurodollar Loans and Bankers' Acceptances; (b) the aggregate Face Amount of Bankers' Acceptances accepted by a Canadian Lender on the date of the requested Bankers' Acceptances; and (c) a fraction (i) the numerator of which is the term to maturity of such Bankers' Acceptances, and
(ii) the denominator of which is 365 days.

         "Acquisition": the acquisition by the Company and/or any of its Subsidiaries of the Capital Stock of BetzDearborn pursuant to the Merger Agreement.

         "Additional Credit Party": each Person that becomes a Guarantor after the Closing Date, as provided in subsection 5.1(j).

         "Administrative Agent": Bank of America, N.A., formerly known as NationsBank, N.A. or any successor.

         "Affiliate": as to any specified Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a specified Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

         "Agents":  the Administrative Agent and the Canadian Administrative
Agent.

         "Agreement": this Agreement, as amended, supplemented or modified from time to time.

         "Applicable BA Discount Rate": (i) with respect to any Canadian Lender named on Schedule I to the Bank Act (Canada), as applicable to a Bankers' Acceptance being purchased by such Lender on any day, the respective percentage discount rate per annum for a Canadian Dollar bankers' acceptance for the term and face amount comparable to the term and face amount of such Bankers' Acceptance that appears on the Reuters Screen CDOR Page as of 10:00 A.M. (Toronto, Ontario time) on the date of determination as reported by the Canadian Administrative Agent; provided, however, that if no rate appears on the Reuters Screen CDOR Page as contemplated then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the applicable term referred to above applicable to Canadian Dollar bankers' acceptances quoted by Canadian chartered banks named on Schedule I to the Bank Act (Canada) as of 10:00 a.m. (Toronto, Ontario time) on such applicable date and (ii) with respect to any Canadian Lender named on Schedule II to the Bank Act (Canada), as applicable to a Bankers' Acceptance being purchased by such Lender on any day, the lesser of
(x) the average (as determined by
the Canadian Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Canadian Administrative Agent by each of Bank of America Canada and Citibank Canada (each a "Schedule II Reference Bank") as the percentage discount rate at which such Schedule II Reference Bank would, in accordance with its normal practices, at or about 10:00 A.M. (Toronto time) on such day, be prepared to purchase bankers' acceptances accepted by such
Schedule II Reference Bank having a term and a face amount comparable to the term and face amount of such Bankers' Acceptance and (y) the rate that is 10 basis points per annum in excess of the rate determined pursuant to clause (i) of this definition in connection with the relevant issuance of Bankers' Acceptances.

         "Applicable Margin": with respect to (a) Eurodollar Loans and Bankers' Acceptances, (b) Base Rate Loans and (c) the Facility Fees, the rate per annum applicable on any date determined based upon the ratings applicable on such date to the Company's long-term senior secured bank rating (the "Index Debt") by Moody's and S&P as follows:

                                                                                       Applicable
                                 Applicable                                            Margin for
                                 Margin for                                            Revolving
                                 Revolving     Applicable                 Applicable   Base Rate   Applicable
                                 Eurodollar    Margin for    Applicable   Margin for   Loans and   Margin for
                                 Loans, and     Tranche A    Margin for   Tranche D    Tranche A    Tranche D
                                  Bankers'     Eurodollar     Facility    Eurodollar    Base Rate    Base Rate
 Clause          Rating         Acceptances       Loans         Fees        Loans        Loans        Loans
---------- ------------------- ------------- -------------- ------------ ------------ ------------ ------------
   (1)     =>BBB from S&P         1.625%             2.00%     0.375%       2.50%        0.25%        1.50%
           and =>Baa2 from
           Moody's
   (2)     BBB from S&P or        1.625%             2.00%     0.375%       2.50%        0.50%        1.50%
           Baa2 from Moody's
           (but not both)
   (3)     BBB- from S&P and      1.75%              2.25%     0.50%        2.75%        0.75%        1.75%
           Baa3 from Moody's
   (4)     BBB- from S&P or       1.75%              2.25%     0.50%        2.75%        1.00%        1.75%
           Baa3 from Moody's
           (but not both)
   (5)     BB+ from S&P and       1.75%              2.25%     0.50%        2.75%        1.25%        1.75%
           Ba1 from Moody's
   (6)     BB+ from S&P or        2.25%              2.75%     0.50%        3.25%        1.50%        2.25%
           Ba1 from Moody's
           (but not both)
   (7)     BB from S&P and        2.25%              3.00%     0.75%        3.50%        1.75%        2.50%
           Ba2 from Moody's
   (8)     <BB from S&P           2.50%              3.25%     0.75%        3.75%        2.00%        2.75%
           and/or <Ba2 from
           Moody's
---------- ------------------- ------------- -------------- ------------ ------------ ------------ ------------

For purposes of the foregoing, (i) if neither Moody's nor S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established the ratings referred to in clause
(8) above for the Index Debt; (ii) if only one of Moody's or S&P shall have in effect a rating for the Index Debt, the Company and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Margin will be determined by reference to the available rating; (iii) if the ratings established by Moody's and S&P shall indicate different clauses specified above, the Applicable Margin shall be determined by reference to the numerically lower clause, unless such numerically lower clause is more than one numeral lower than the clause indicated by the other rating, in which case the clause which is one number lower than such higher numbered clause shall apply (thus, by way of example, if the Company's Index Debt is rated BBB by S&P and Ba1 by Moody's, the clauses indicated are (2) and (5), respectively, resulting in the Applicable Margin being determined by reference to clause (4), which clause is one number lower than such higher numbered clause); provided, however, that the Applicable Margin shall be determined by reference to clause (8) if the Company's Index Debt is rated worse than BB by S&P or worse than Ba2 by Moody's;
(iv) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P) such change shall be effective as of the date on which such change is first announced by the rating agency making such change; and (v) notwithstanding anything in this definition of "Applicable Margin" to the contrary, (a) from the Closing Date until the Tranche B Term Loan has been fully repaid, the Applicable Margin will be determined by reference to clause (8) above and (b) in no event shall (1) the Applicable Margin for Revolving Eurodollar Loans, and Bankers' Acceptances be less than 1.75%, (2) the Applicable Margin for Tranche A Eurodollar Loans be less than 2.25%, (3) the Applicable Margin for Tranche D Eurodollar Loans be less than 2.75%, (4) the Applicable Margin for Revolving Base Rate Loans and Tranche A Base Rate Loans be less than 1.25%, (5) the Applicable Margin for Tranche D Base Rate Loans be less than 1.75% or (6) the Applicable Margin for Facility Fees be less than 0.50%, in each case prior to the date on which financial statements are delivered in respect of the second full fiscal quarter of the Company following the Third Amendment Effective Date. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Termination Date, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

         "Applicant Borrower":  as defined in subsection 2.13.

         "Asset Disposition": the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of the Company or any of its Subsidiaries whether by sale, lease, transfer or otherwise (including a disposition pursuant to any casualty or condemnation event, but excluding a disposition pursuant to a Permitted Receivables Financing). The term "Asset Disposition" shall not include (i) the sale of inventory in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business or (iii) any Equity Issuance by the Company or (iv) intercompany transfers from a Credit Party or a wholly-owned Subsidiary of a Credit Party to a Credit Party.

         "Assignee":  as defined in subsection 9.6(c).

         "Attributed Principal Amount": on any day, with respect to any Permitted Receivables Financing entered into by the Company or any of its Consolidated Subsidiaries, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier (as defined in the definition of "Permitted Receivables Financing") and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

         "BA Discount Proceeds": proceeds in respect of any Bankers' Acceptance to be purchased on any day under subsection 2.18(a), in an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

         (a)      the Face Amount of such Bankers' Acceptance; by

         (b)      the sum of one plus the product of:

                  (i) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

                  (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

         with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

         "BA Documents": with respect to any Bankers' Acceptance, such documents and agreements as the Canadian Lenders may require in connection with the creation of such Bankers' Acceptance.

         "BA Revolving Obligations": all obligations of the Canadian Borrower with respect to Bankers' Acceptances created under the Canadian Revolving Committed Amount.

         "BACAN U.S. Base Rate": The higher of (a) the Federal Funds Effective Rate (as defined in the definition of "ABR") and (b) the BACAN U.S. Prime Rate; provided, however, that if, in the reasonable judgment of the Canadian Administrative Agent, the Federal Funds Effective Rate cannot be determined, then "BACAN U.S. Base Rate" shall mean the BACAN U.S. Prime Rate.

         "BACAN U.S. Prime Rate": for any day, the fluctuating rate of interest publicly announced by the Canadian Administrative Agent as its "prime rate" or "reference rate" for loans made in U.S. Dollars in Canada, which rate is not necessarily the best or lowest rate of interest offered for loans in U.S. Dollars by the Canadian Administrative Agent.

         "Bankers' Acceptance": a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the Canadian Borrower and accepted by a Canadian Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars payable in Canada that is drawn in Canada by the Canadian Borrower and accepted by a Canadian Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "orders".

         "Bank Obligations": all payment obligations of the Borrowers and the Guarantors under the Credit Documents owing to the Agents and the Lenders, whenever arising, including without limitation, amounts in respect of principal (which shall not, however, exceed $3,650,000,000), interest, fees and "breakage costs" and other expense reimbursement obligations

         "Base Rate Loans": Loans the rate of interest applicable to which is based upon the ABR, the Canadian Prime Rate or the BACAN U.S. Base Rate.

         "BetzDearborn":  BetzDearborn, Inc., a Pennsylvania corporation.

         "Borrower": any of (a) the Company, (b) in connection with U.S. Revolving Loans and Multicurrency Revolving Loans, the Company's Subsidiaries that have become Designated Borrowers pursuant to subsection 2.13 and (c) in connection with Canadian Revolving Loans, the Canadian Borrower, as the context may require.

         "Borrower Joinder Agreement": a Borrower Joinder Agreement for Applicant Borrowers referenced in subsection 2.13, a form of which is attached as Exhibit D.

         "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 2.5, 2.15(b)(i) or 2.16(b) as a date on which the Company or the Canadian Borrower, as applicable, requests (i) the applicable Lender(s) to make Revolving Credit Loans and/or Swingline Loans hereunder, (ii) the Issuing Lender to issue or extend a Letter of Credit hereunder or (iii) the Canadian Lenders to create Bankers' Acceptances.

         "Bridge Notes": the Senior Notes due 2001 issued pursuant to the Bridge Note Purchase Agreement, as the same may be extended on the first anniversary of the issuance thereof.

         "Bridge Note Agreement": if any, the Note Purchase Agreement among the Company, the guarantors party thereto, and the purchasers party thereto, executed upon a failure of the Senior Notes to be issued, as the same may be amended, supplemented or otherwise modified from time to time.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York City are authorized or required by law to close, except that, when used in connection with (a) a Eurodollar Loan, such day shall also be (i) a day on which dealings between banks are carried on in U.S. Dollar deposits in the London interbank market and (ii) if such Eurodollar Loan is denominated in Euros, a day on which banks are generally open for business in Frankfurt am Main, Germany and (b) a Canadian Revolving Loan or a Bankers' Acceptance, such day shall not include any day on which banking institutions in Toronto, Ontario are authorized or required by law to close.

         "Canadian Administrative Agent": Bank of America Canada or any successor.

         "Canadian Base Rate Revolving Loans": the Canadian Revolving Loans made by the Canadian Lenders accruing interest at either the Canadian Prime Rate or the BACAN U.S. Base Rate, as applicable, plus, in each case, the Applicable Margin for Base Rate Loans.

         "Canadian Borrower": BetzDearborn Canada, Inc., an Ontario corporation.

         "Canadian Borrower Note":  as defined in subsection 2.2.

         "Canadian Facility Fee":  as defined in subsection 2.4(a)(iii).

         "Canadian Dollars" and "C$":  dollars in lawful currency of Canada.

         "Canadian Lender": each Lender identified on Schedule I as having a Commitment under the Canadian Revolving Committed Amount in its capacity as a Lender of Canadian Revolving Loans, and each Lender that purchases an assignment of such a Commitment or of such Loans in accordance with the terms of this Agreement.

         "Canadian Prime Rate": means, for any day, the greater of (a) the variable rate of interest per annum equal to the rate of interest determined by the Canadian Administrative Agent from time to time as its respective prime rate for Canadian Dollar loans made by the Canadian Administrative Agent in Canada, being a variable per annum reference rate of interest adjusted automatically upon change by the

Canadian Administrative Agent, and calculated on the basis of a year of 365 days and (b) the sum of (i) the rate per annum for a Canadian Dollar bankers' acceptance having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 A.M. (Toronto, Ontario time) on the date of determination, as reported by the Canadian Administrative Agent plus (ii) .50% per annum.

         "Canadian Revolving Committed Amount": as defined in subsection 2.1(c).

         "Canadian Revolving Loans": the revolving credit loans made by the Canadian Lenders to the Canadian Borrower pursuant to subsection 2.1(c).

         "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within one year of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

         "Change of Control": Any of (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule l3d-3 under the Securities Exchange Act of 1934) of more than 30% of then outstanding voting stock of the Company, or (ii) the Company shall merge or consolidate with any Person other than in a transaction permitted under subsection 5.2(b), or (iii) any Borrower (other than the Company) shall cease to be a wholly-owned Subsidiary of the Company; or (iv) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or (v) any Asset Disposition shall be made that (of itself or when combined with any or all other Asset Dispositions) constitutes a sale of all or substantially all of the assets of the Company or any other Borrower or of the Company and its Consolidated Subsidiaries, taken as a whole; or (vi) any event shall occur that constitutes a "Change of Control" (as defined in the Senior Note Indenture); or (vii) any event shall occur that constitutes a "Change of Control" (as defined in the Bridge Note Agreement); or (viii) any event shall occur that requires the Company or any Subsidiary to repay, redeem, or repurchase (or to offer to repay, redeem or repurchase) any Indebtedness outstanding in a principal amount in excess of $50,000,000 by reason of any change of ownership or control affecting the Company or such Subsidiary.

         "Closing Date":  October 15, 1998.

         "Co-Agents":  as defined in the preamble hereto.

         "Code": the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations issued thereunder as in effect from time to time.

         "Collateral": all Property now owned or hereafter acquired by any and all of the Credit Parties, upon which a Lien is required, intended or purported to be granted pursuant to this Agreement or any of the Collateral Documents.

         "Collateral Agent": Bank of America, N.A., formerly known as NationsBank, N.A. (or any successor thereto) or any successor agent appointed pursuant to subsection 8.9.

         "Collateral Documents": the Pledge Agreement, the Security Agreement and all joinders therein, all Mortgages at any time executed and delivered by any Credit Party, any and all other pledge or security agreements or collateral assignments executed and delivered by any of the Credit Parties in favor of the Collateral Agent, granting the Collateral Agent a Lien for the benefit of the Lenders and any other beneficiaries described therein, to secure obligations of the Credit Parties under the Credit Documents and other obligations that were outstanding on the Third Amendment Effective Date and were then entitled (after giving effect to any amendments thereto as of such Third Amendment Effective
Date), under the agreement governing such obligations, to the benefit of such Lien, together (in each case) with all other documents executed and delivered in connection therewith, including UCC financing statements, each as amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Commitment": (i) as to any Lender, the obligations of such Lender to make Revolving Credit Loans to the Borrowers and Term Loans to the Company hereunder and to purchase Participation Interests in the Swingline Loans in accordance with the provisions of subsection 2.15 and in LOC Obligations in accordance with the provisions of subsection 2.16(c), such obligations in an aggregate amount with respect to principal at any one time outstanding not to exceed the amount set forth under the column heading "Total Commitment" across from such Lender's name on Schedule I, as such amounts may be reduced from time to time in accordance with the provisions of this Agreement, (ii) as to the Swingline Lender, the obligation of the Swingline Lender to make Swingline Loans hereunder and (iii) as to the Issuing Lender, the obligation of the Issuing Lender to issue or extend Letters of Credit hereunder.

         "Commitment Percentage": as to any Lender, the relevant percentage set forth on Schedule I with respect to a Revolving Committed Amount, Bankers' Acceptances, Participation Interests in Swingline Loans and LOC Obligations, a particular Term Loan Tranche or the Total Commitment, as the context may require (or, at any time after the Commitments of any Tranche shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans of such Tranche (and, in the case of Revolving Credit Loans, Participation Interests in Swingline Loans and LOC Obligations) then outstanding constitutes of the aggregate principal amount of the Loans of such Tranche (and, in the case of Revolving Credit Loans, LOC Obligations) then outstanding).

         "Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with a Credit Party within the meaning of Section 4001 of ERISA or is part of a group which includes a Credit Party and which is treated as a single employer under Section 414 of the Code.

         "Company":  Hercules Incorporated, a Delaware corporation.

         "Consolidated EBITDA": for any fiscal period, (i) Consolidated Net Income for such period, plus (ii) Consolidated Interest Expense for such period, plus (iii) to the extent deducted in computing such Consolidated Net Income, the sum of (a) taxes, (b) depreciation, (c) amortization, (d) any non-cash charges and (e) any extraordinary, unusual or non-recurring cash losses or cash charges incurred in connection with (x) the Acquisition in an amount not to exceed $170 million after taxes in the aggregate for all such add-backs pursuant to this subclause (x) and (y) the settlement prior to the Closing Date of certain litigation in an amount not to exceed $63 million after taxes in the aggregate for all such add-backs pursuant to this subclause (y), minus (iv) any extraordinary gains and noncash gains.

         "Consolidated Interest Expense": for any fiscal period, the amount of interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including imputed interest expense paid in respect of Capital Lease obligations and any dividends paid on hybrid equity securities that are tax deductible (such as dividends on trust preferred capital securities) (but, with respect to such dividends on hybrid equity securities, without duplication to the extent a comparable amount is taken by the Company as interest expense on the interest paid on the related subordinated debt to the Preferred Stock SPC).

         "Consolidated Net Income": for any fiscal period, net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth": as of the end of the most recently ended calendar month, the sum of (i) all items that would be included under stockholders' equity on a consolidated balance sheet of the Company and its Consolidated Subsidiaries plus (ii) insurance reserves. Consolidated Net Worth shall be determined in accordance with generally accepted accounting principles substantially the same as those used by the Company in preparing the financial statements referred to in subsection 1.2 and on a consolidated basis substantially the same as that used by the Company in preparing such financial statements; provided, however, that (A) foreign currency translation adjustments under Financial Accounting Standards Board Statement No. 52, "Foreign Currency Translation" and (B) items reported in comprehensive income and accumulated other comprehensive income under Financial Accounting Standards Board Statement No. 130 (including but not limited to gains or losses for derivatives designated as a hedge of exposure to variable cash flows of forecasted transactions and derivatives designated as a hedge of foreign currency exposure of a net investment in a foreign operation), shall not in either case be taken into account in calculating Consolidated Net Worth.

         "Consolidated Subsidiary": any Subsidiary the results of whose operations are, for financial accounting purposes, consolidated with the results of operations of the Company and its other Consolidated Subsidiaries on the most recent annual or quarterly financial statements of the Company and its Consolidated Subsidiaries.

         "Continuing Director": as of any date of determination, any member of the board of directors of the Company who (x) was a member of the board of directors of the Company as of the Third Amendment Effective Date or (y) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

         "Conversion Readvance Amount":  as defined in subsection 2.17(b).


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         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control Investment Affiliate": as to any Person, any other Person that
(a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a person means the power, directly or indirectly, to cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Credit Documents": this Agreement, the Notes, any Borrower Joinder Agreements or Guarantor Joinder Agreements, the Collateral Documents, any fee letters, any LOC Documents, any BA Documents and all other related agreements and documents issued, delivered or executed hereunder or thereunder or pursuant hereto or thereto (in each case, as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

         "Credit Parties":  the Borrowers and the Guarantors.

         "Debt Issuance": the issuance of any Indebtedness for borrowed money (including debt securities) by (and any refinancing thereof permitted hereunder) the Company or any of its Consolidated Subsidiaries, other than (i) the Loans,
(ii) the Bridge Notes and the Senior Notes and (iii) purchase money Indebtedness permitted under subsection 5.2(f).

         "Default": any event specified in subsection 6.1, whether or not any requirement therein designated for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Designated Borrower": any Applicant Borrower that becomes a Borrower hereunder in accordance with the provisions of subsection 2.13.

         "Determination Date": means with respect to any Loan denominated in a Foreign Currency:

         (a) in connection with the origination of any new Loan advance, the Business Day which is the earlier of the date such credit is extended or the date the interest rate is set;

         (b) the Business Day that is (or that immediately follows) each monthly anniversary of the Restatement Effective Date;

         (c) in connection with any conversion or continuation of an existing Loan, the Business Day which is the earlier of the date such advance is extended, converted or continued, or the date the interest rate is set in connection with any such conversion or continuation; and

         (d) the date of any reduction of the Revolving Committed Amounts pursuant to the terms of subsection 2.5; and in addition to the foregoing, such additional dates not more frequently than once a month as may be determined by the Administrative Agent (at the request of the Required Lenders or otherwise).

         "Dollar Amount": (a) with respect to an amount of U.S. Dollars or an amount denominated in U.S. Dollars, such amount and (b) with respect to an amount of any Foreign Currency or an amount denominated in such Foreign Currency, the Dollar Equivalent of such amount on the applicable date contemplated in this Agreement, in each case as determined as of the most recent Determination Date. Upon request, the Administrative Agent will promptly notify the Company of the current Dollar Amount for a given amount of Foreign Currency.


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


         "Dollar Equivalent": means, on any date, with respect to an amount denominated in a Foreign Currency, the amount of U.S. Dollars into which the Administrative Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of such Foreign Currency at its spot rate of exchange (inclusive of all reasonable related costs of conversion, if any, that are actually incurred) at or about 10:00 A.M., Charlotte, North Carolina time, on such date.

         "Domestic Subsidiaries": each direct and indirect Subsidiary of the Company that (a) is domiciled, incorporated or organized under the laws of any State of the United States or the District of Columbia or (b) maintains the majority of its assets (determined on a consolidated basis) in the United States of America.

         "Eligible Reinvestment": an acquisition of assets that is (i) not prohibited under subsection 5.2(b)(ii) and (ii) an acquisition of another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Closing Date, or any reasonable extensions or expansions thereof.

         "Environmental Laws": any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Issuance": any issuance by the Company or any Consolidated Subsidiary to any Person other than the Company or a Consolidated Subsidiary of
(a) shares of its Capital Stock, specifically including any hybrid equity securities (e.g., trust preferred capital securities), (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.


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


         "Eurodollar Rate": for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, continuations and renewals), a per annum interest rate determined pursuant to the following formula:

           Eurodollar Rate =                London Interbank Offered Rate
                                         --------------------------------------
                                         1 - Eurocurrency Reserve Requirements

         "Eurodollar Tranche": the collective reference to Eurodollar Loans in the same currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Euros": the european single or common currency available as a result of the implementation of the European economic and monetary union ("EMU"), which currency replaces the lawful currency of the state issuing the same.

         "Event of Default": any event specified in subsection 6.1, provided that any requirement therein designated for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Excluded Assets":  each of:

         (a) any permit or license issued by any Governmental Authority, if and to the extent that, and for as long as, the grant of a security interest therein pursuant to the Collateral Documents is prohibited (notwithstanding the intention of the holder to grant such security interests to the fullest extent lawful) under any applicable law or judicial or administrative order, but not including any proceeds of any sale, lease, transfer or other disposition of any such permit or license;

         (b) any right or interest under a lease of Property, an intellectual property license agreement under which any Credit Party is the licensee or any other agreement under which any Credit Party is entitled to the performance of any material obligation other than the payment of money, to the extent that, and for as long as, the grant of a security interest therein pursuant to the Collateral Documents is prohibited thereby, would constitute a breach thereof or default thereunder, would give rise to any power of termination or material penalty or claim against the Company or any Subsidiary thereunder, or is subject to a required consent that has not been obtained, but not including any right to the payment of money or any proceeds of any sale, lease, transfer or other disposition of any such right or interest;

         (c) any personal property (other than Investment Property and Instruments, as such terms are defined in the Uniform Commercial Code) as to which a Lien cannot be created by the grant of a security interest under the Uniform Commercial Code, unless the Collateral Agent has requested the Company to create a Lien as permitted under other applicable law and not otherwise an Excluded Asset;

         (d) any interest in real property having a fair market value, net of Liens other than Liens in favor of the Collateral Agent, that is less than $1,000,000;

         (e) any interest in the voting Capital Stock of a First Tier Foreign Subsidiary to the extent that such interest exceeds 65% of the voting Capital Stock of such Foreign Subsidiary;

         (f) proceeds from any Indebtedness incurred, or equity securities issued, by the Company or any of its Subsidiaries to the extent that the Net Cash Proceeds thereof are used to refinance the Bridge Notes;

         (g) such other assets or items as determined by the Administrative Agent; and


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


         (h)      the assets listed on Schedule IX.

         "Exempted Proceeds": all Net Cash Proceeds from any Debt Issuance or Equity Issuance that are applied to pay the principal of or interest (or premium or repayment fee, if any) on the Bridge Notes.

         "Existing Credit Agreement":  as defined in the Recitals hereof.

         "Existing Letters of Credit": those letters of credit described on
Schedule VI.

         "Face Amount": means, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on maturity.

         "Facility Fees": the U.S. Facility Fee, the Multicurrency Facility Fee and the Canadian Facility Fee.

         "FiberVisions": that certain division of the Company responsible for the manufacturing of thermal-bond polyproplene fine denier staple fibers and the production of olefin fiber and yarn for the domestic textile and industrial markets.

         "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "First Amendment Effective Date":  March 31, 2000.

         "First Tier Foreign Subsidiary": at any date of determination, each Foreign Subsidiary in which any one or more of the Company and its Domestic Subsidiaries owns more than 50%, in the aggregate, of the voting Capital Stock of such Foreign Subsidiary.

         "Foreign Currency":  Euros and Canadian Dollars.

         "Foreign Subsidiaries": all Subsidiaries of the Company that are not Domestic Subsidiaries.

         "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Obligations": without duplication, (a) in the case of the Company, all of the obligations of the Borrowers (other than the Company) owing
(i) to the Lenders (including the Swingline Lender and the Issuing Lender) and the Agents, whenever arising, under this Agreement, the Borrower Joinder Agreements, the Notes, the Collateral Documents or any of the other Credit Documents to which a Borrower is a party and (ii) to any Lender or any Affiliate of a Lender arising under Hedging Agreements, and (b) in the case of any other Guarantor, all of the obligations of the Credit Parties owing (i) to the Lenders (including the Swingline Lender and the Issuing Lender) and the Agents, whenever arising, under this Agreement, the Borrower Joinder Agreements, the Guarantor Joinder Agreements, the Notes, the Collateral Documents or any of the other Credit Documents to which a Credit Party is a party and (ii) to any Lender or any Affiliate of a Lender arising under Hedging Agreements, in each of cases (a) and (b) including, but not limited to, obligations with respect to principal, interest and fees and including, without limitation (to the extent permitted by applicable law), any amounts that would have accrued but for the automatic stay under the Federal Bankruptcy Code (as now or hereafter in effect).


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


         "Guarantor": each of the Company, the Domestic Subsidiaries (other than a Receivables Financing SPC, a Preferred Stock SPC or The Betz Foundation) and each Additional Credit Party which has executed a Guarantor Joinder Agreement, together with its successors and assigns.

         "Guarantor Joinder Agreement": a Guarantor Joinder Agreement referenced in subsection 5.1(j), a form of which is attached as Exhibit E.

         "Hazardous Materials": any substance, material or waste defined or regulated in or under any Environmental Laws.

         "Hedging Agreements": interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case entered into by the Company or any of its Subsidiaries.

         "Indebtedness": with respect to any Person, without duplication, (i) all indebtedness for borrowed money created, incurred, assumed or guaranteed by such Person, (ii) all amounts owing by such Person under purchase money mortgages or other purchase money liens or conditional sales or other title retention agreements, (iii) all indebtedness secured by mortgages, liens, security interests, conditional sales or other title retention agreements upon property owned by such Person (whether or not such Person has assumed or become liable for the payment of such indebtedness), (iv) all obligations of such Person in respect of Financing Leases and Synthetic Leases, (v) all guaranty obligations of such Person with respect to Indebtedness of another Person, (vi) Indebtedness of any partnership or unincorporated joint venture with respect to which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, (vii) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (viii) the principal amount of subordinated notes or debentures issued by such Person to a Preferred Stock SPC in connection with hybrid equity securities (e.g., trust preferred capital securities), and (ix) the outstanding Attributed Principal Amount under any Permitted Receivables Financing (other than a securitization of the receivable evidenced by the Tastemaker note, a $500 million five-year note of IMCERA Group, Inc. bearing interest at 6.2% and classified as "held at maturity").

         "Index Debt":  as defined in the term "Applicable Margin".

         "Initial Hybrid Equity Transaction": the issuance, prior to or within three (3) months of the Closing Date, of equity-like securities by the Company and/or any of its Consolidated Subsidiaries in an amount sufficient to raise $170 million in proceeds for the Company.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent":  pertaining to a condition of Insolvency.

         "Interest Coverage Ratio": with respect to the Company and its Consolidated Subsidiaries for the twelve month period ending on the last day of any fiscal quarter of the Company (and after giving effect to the Acquisition on a Pro Forma Basis), the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June September and December, the date of repayment of principal of such Loan and the Termination Date for the relevant Tranche, (b) as to any Eurodollar Loan, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the applicable final maturity date specified in subsection


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

2.17(d), and in addition as to any such Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period.

         "Interest Period": (i) with respect to any Eurodollar Loan (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending, subject to availability, one, two, three or six months thereafter, as selected by the respective Borrower in its notice of borrowing or notice of conversion, as the case may be, given by the Company with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending, subject to availability, one, two, three or six months thereafter, as selected by the respective Borrower through irrevocable notice from the Company to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; and (ii) with respect to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Company and the Swingline Lender in accordance with the provisions of subsection 2.15(b)(iii); provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry a Eurodollar Loan Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Termination Date for the relevant Tranche shall end on the Termination Date for such Tranche;

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (4) until the earlier of (x) the 30th day after the Third Amendment Effective Date and (y) the day on which the Tranche D Arranger notifies the Company that the syndication of the Tranche D Term Loan has been completed, there shall be no Interest Period for the Tranche D Term Loan other than a single succession of one-week periods, except as otherwise agreed by the Tranche D Arranger.

         "Issuing Lender": (i) with respect to an Existing Letter of Credit, the respective Issuing Lender referenced on Schedule VI and (ii) with respect to all other Letters of Credit, Bank of America, N.A. (or any successor thereto).

         "Involuntary Disposition":  as defined in subsection 5.1(d).

         "Lenders": the several banks and other financial institutions from time to time parties to this Agreement.

         "Letter of Credit": any letter of credit issued by the Issuing Lender for the account of the Company in accordance with the terms of subsection 2.16, including any Existing Letter of Credit.

         "Leverage Ratio": with respect to the Company and its Consolidated Subsidiaries for the twelve month period ending on the last day of any fiscal quarter (and after giving effect to the Acquisition on a Pro Forma Basis), the ratio of (a) Indebtedness of the Company and its Consolidated Subsidiaries on the last day of such period minus the principal amount of subordinated notes or debentures issued by the


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

Company to a Preferred Stock SPC in connection with hybrid equity securities (e.g., trust preferred capital securities) to (b) Consolidated EBITDA for such period.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest to any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "Loan":  any loan made by any Lender pursuant to this Agreement.

         "LOC Commitment": the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the excess of (i) the LOC Committed Amount over (ii) the aggregate outstanding face amount of the Existing Letters of Credit.

         "LOC Committed Amount":  as defined in subsection 2.16.

         "LOC Documents": with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         "LOC Obligations": at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Company.

         "London Interbank Offered Rate": with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3740 or 3750 (or any successor page(s)), as applicable, as the London interbank offered rate for deposits in U.S. Dollars or Euros, as appropriate, at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3740 or 3750)), as applicable, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars or Euros, as appropriate, at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Material Adverse Effect": a material adverse effect on (i) the operations, business, property or assets, or the condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole or
(ii) the validity or enforceability of this Agreement and the other Credit Documents or the rights and remedies of the Lenders hereunder or thereunder.

         "Material Subsidiary": as of any date of determination, any Domestic Subsidiary or any Foreign Subsidiary that (a) is a Credit Party, (b) together with its Subsidiaries on a consolidated basis, during the


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

twelve months preceding such date of determination accounts for (or to which may be attributed) 5% or more of the net income or assets (determined on a consolidated basis) of the Company and its Subsidiaries or (c) is otherwise necessary for the ongoing business operations of the Company and its Subsidiaries taken as a whole.

         "Merger Agreement": that certain Agreement and Plan of Merger dated as of July 30, 1998 among the Company, Water Acquisition Co. and BetzDearborn.

         "Moody's":  Moody's Investors Services, Inc.

         "Mortgages": any and all mortgages, deeds of trust, assignments of rents or leases, or other security agreements, covering any interest in real property, executed and delivered by any of the Credit Parties in favor of the Collateral Agent, granting the Collateral Agent a Lien for the benefit of the Lenders and any other beneficiaries described therein, to secure obligations of the Credit Parties under the Credit Documents and other obligations that were outstanding on the Third Amendment Effective Date and were then entitled, under the agreement governing such obligations, to the benefit of such Lien, in each case as amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Multicurrency Facility Fee":  as defined in subsection 2.4(a)(ii).

         "Multicurrency Lender": each Lender identified on Schedule I as having a Commitment under the Multicurrency Revolving Committed Amount in its capacity as a Lender of Multicurrency Revolving Loans, and each Lender that purchases an assignment of such a Commitment or of such Loans in accordance with the terms of this Agreement.

         "Multicurrency Revolving Committed Amount": as defined in subsection 2.1(b).

         "Multicurrency Revolving Loans": the revolving credit loans made by the Multicurrency Lenders to a Borrower pursuant to subsection 2.1(b).

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": the aggregate cash proceeds received by the Company or any of its Consolidated Subsidiaries in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Permitted Receivables Financing, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Company or any of its Consolidated Subsidiaries in any Asset Disposition, Equity Issuance, Debt Issuance or Permitted Receivables Financing.

         "Non-Excluded Taxes":  as defined in subsection 2.12.

         "Notes": the collective reference to the Regular Notes, the Canadian Borrower Notes and the Tranche D Notes.

         "Participant":  as defined in subsection 9.6(b).

         "Participation Interest": a purchase by a Lender of a risk participation in Swingline Loans as provided in subsection 2.15(b), in LOC Obligations as provided in subsection 2.16(c) or in outstanding Revolving Credit Loans of other Lenders as provided in subsection 6.1.


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


         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Guarantor": a Domestic Subsidiary that is a Credit Party and that has granted to the Collateral Agent a first-priority (other than with respect to Liens permitted under subsection 5.2(a)), perfected Lien on substantially all of its domestic assets (other than Excluded Assets) pursuant to the Collateral Documents, as certified by the Company in a certificate delivered to the Administrative Agent (as well as the holder of the Indebtedness to be guaranteed) and not objected to by the Administrative Agent within 5 days of its receipt of such certificate.

         "Permitted Investments":

                  (i) cash and Cash Equivalents;

                  (ii) receivables owing to the Company or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (iii) investments in and loans to any Credit Parties;

                  (iv) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $1,000,000 at any time outstanding;

                  (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vi) investments, acquisitions or transactions permitted under Subsection 5.2(b)(ii);

                  (vii) additional investments, provided that such investments made pursuant to this clause (vii) shall not exceed an aggregate amount of $1,000,000 at any time outstanding;

                  (viii) investments existing on the date hereof and set forth on Schedule X attached hereto;

                  (ix) investments by the Borrower in Hedging Agreements permitted under Subsection 5.2(f)(iii); and

                  (x) investments by Foreign Subsidiaries in other Foreign Subsidiaries.

         As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

         "Permitted Receivables Financing": any one or more receivables financings in which (i) the Company or any of its Consolidated Subsidiaries (a) sells (as determined in accordance with GAAP) any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, together with certain related property relating thereto and the right to collections thereon, being the "Transferred Assets") to any Person that is not a Subsidiary or Affiliate of the Company (with respect to any such transaction, the "Receivables Financier"), (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (c) otherwise finances its acquisition of such


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Transferred Assets and, in connection therewith, conveys an interest in such
Transferred Assets to the Receivables Financier or (ii) the Company or any of its Consolidated Subsidiaries sells, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which Receivables Financing SPC then (a) sells (as determined in accordance with GAAP) any such receivables (or an interest therein) to any Receivables Financier, (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such receivables or (c) otherwise finances its acquisition of such receivables and, in connection therewith, conveys an interest in such receivables to the Receivables Financier, provided that (1) such receivables financing shall not involve any recourse to the Company or any of its Consolidated Subsidiaries for any reason other than (A) repurchases of non-eligible receivables or (B) indemnifications for losses other than credit losses related to the receivables sold in such financing, (2) such receivables financing shall not include any guaranty obligations of the Company or any of its Consolidated Subsidiaries, (3) the Administrative Agent shall be reasonably satisfied with the structure of and documentation for any such transaction and that the terms of such transaction, including the discount at which receivables are sold, the term of the commitment of the Receivables Financier thereunder and any termination events, shall be (in the good faith understanding of the Administrative Agent) consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics, (4) the documentation for such transaction shall not be amended or modified without the prior written approval of the Administrative Agent and
(5) the Required Lenders and a majority of the holders of the Prudential Obligations shall have consented in writing to such transaction prior to the consummation thereof.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement": the Pledge Agreement as amended by the First Amendment to Pledge Agreement dated as of the Third Amendment Effective Date executed by the Company and each of the other Guarantors and substantially in the form of Exhibit I attached hereto, as amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Preferred Stock SPC": a special purpose entity that is a Subsidiary or Affiliate of the Company and that is formed for the sole and exclusive purpose of engaging in activities in connection with the issuance of hybrid equity securities (e.g., trust preferred capital securities).

         "Pro Forma Basis": means, with respect to any transaction, that such transaction shall be deemed to have occurred (for purposes of calculating compliance in respect of such transaction with each of the financial covenants set forth in subsection 5.2(d)) as of the first day of the four fiscal quarter period ending as of the last day of the most recent fiscal quarter preceding the date of such transaction with respect to which the Administrative Agent and the Lenders shall have received the financial statements referred to in subsection 5.1(a). As used herein, "transaction" means any corporate merger, amalgamation or consolidation or any asset disposition or purchase as referred to in subsection 5.2(b). Any Indebtedness incurred or assumed by the Company or any of its Subsidiaries in order to consummate such transaction (i) shall be deemed to have been incurred or assumed on the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing


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

the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

         "Property": any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Prudential Documents": collectively, (a) the Note Purchase Agreement dated June 19, 1989 between the BetzDearborn Inc. Stock Ownership and 401(k) Trust (the "ESOT"), BetzDearborn and the Prudential Insurance Company of America, as amended by a First Amendment thereto dated June 25, 1996, as further amended by a Second Amendment thereto dated June 25, 1998, as supplemented and amended by a Consent and Waiver and Assumption, dated October 15, 1998, and as amended by the Third Amendment and Assumption Agreement, dated December 31, 1998 (as may be further amended, modified or supplemented from time to time, the "Note Purchase Agreement"), (b) the notes issued by the ESOT pursuant to the Note Purchase Agreement in the original principal amount of $100,000,000 (the "ESOT Notes"), and (c) all other related agreements and documents issued, delivered or executed thereunder or pursuant thereto (in each case, as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

         "Prudential Obligations": all payment obligations of the Company, the ESOT (as defined in the definition of Prudential Documents) and the Subsidiary Guarantors (as defined in the Prudential Documents) under the Prudential Documents owing to the Noteholders (as defined in the Prudential Documents), or any of them, whenever arising, including without limitation, amounts in respect of principal (which shall not, however, exceed $93,500,000), interest, Market Premium (as defined in the Prudential Documents), tax gross-up payments, fees and expense reimbursement obligations.

         "Receivables Financing SPC": a special purpose entity that is a Subsidiary or Affiliate of the Company and that is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable in connection with and pursuant to a Permitted Receivables Financing.

         "Register":  as defined in subsection 9.6(d).

         "Regular Note":  as defined in subsection 2.2.

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.ss. 2615.

         "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 51%.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.


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         "Resins Division": that certain division of the Company responsible for producing and marketing hydrocarbon resins, wood gum and tall oil rosin resins, terpene resins and specialties and organic peroxides.

         "Responsible Officer": when used with respect to the Company, the chief executive officer or any senior vice president of the Company or, with respect to financial matters, the vice president and treasurer or the assistant treasurer of the Company; provided, however, that when used in the context of subsection 5.2(b)(ii)(C), a "Responsible Officer" shall include the vice president-tax of the Company as well as the chief executive officer, any senior vice president or the vice president and treasurer or the assistant treasurer of the Company.

         "Restatement Effective Date":  April 19, 1999.

         "Restricted Payment": (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding (including without limitation the Company or any of its Subsidiaries), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Subsidiary, now or hereafter outstanding.

         "Revolving Committed Amounts": collectively, the U.S. Revolving Committed Amount, the Multicurrency Committed Amount and the Canadian Revolving Committed Amount.

         "Revolving Credit Lender": each Lender identified on Schedule I as having a Commitment under any Revolving Committed Amount in its capacity as a Lender of Revolving Credit Loans, and each Lender that purchases an assignment of such a Commitment or of such Loans in accordance with the terms of this Agreement.

         "Revolving Credit Loans": the loans made pursuant to subsection 2.1, which may be U.S. Revolving Loans, Multicurrency Revolving Loans and/or Canadian Revolving Loans.

         "Revolving Credit Termination Date":  October 15, 2003.

         "Revolving Eurodollar Loans": Eurodollar Loans that are also Revolving Credit Loans.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Security Agreement": the Security Agreement dated as of the Third Amendment Effective Date executed by the Company and each of the other Guarantors and substantially in the form of Exhibit K attached hereto, as amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Senior Notes": up to $400 million 11.125% Senior Notes Due 2007 issued pursuant to the Senior Note Indenture.

         "Senior Note Indenture": the Indenture dated as of November 14, 2000, between the Company and Wells Fargo Bank Minnesota, N.A., as trustee, as the same may be amended, supplemented or otherwise modified from time to time.


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


         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent": with respect to any Person, in that Person's reasonable belief and as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the fair value of the assets of such Person is not less than the amount that will be required to pay the estimable and probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Specified Credit Agreements": (a) with respect to the Company, (i) that certain Amended and Restated $700,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of February 7, 1997 (amending and restating Revolving Credit and Competitive Advance Facility Agreement dated as of December 17, 1993, as amended by First Amendment, dated as of December 15, 1994 and Second Amendment, dated as of December 15, 1995), among the Company, the several financial institutions parties thereto, The Chase Manhattan Bank, formerly known as Chemical Bank, as agent thereunder, Morgan Guaranty Trust Company of New York, as documentation agent thereunder, and NationsBank, N.A., as syndication agent thereunder, and (ii) if still in existence, the credit agreement evidencing the related 364-day facility, (b) with respect to BetzDearborn, that certain $750,000,000 Credit Agreement dated as of October 20, 1997 among BetzDearborn, certain of its affiliates and The Chase Manhattan Bank and The Chase Manhattan Bank of Canada, as Administrative Agents and (c) with respect to FiberVisions Incorporated ("FiberVisions"), a wholly owned Subsidiary of the Company, that certain $115,000,000 Credit Agreement dated as of June 26, 1997 among FiberVisions, certain of its Affiliates and NationsBank, N.A., as Agent.

         "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Swingline Committed Amount":  as defined in subsection 2.15(a).

         "Swingline Lender": Bank of America, N.A., formerly known as NationsBank, N.A. (or any successor thereto).

         "Swingline Loan":  as defined in subsection 2.15(a).

         "Synthetic Lease": any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.


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


         "Termination Date": (a) for each Tranche other than the Tranche D Term Loan, the Revolving Credit Termination Date, and (b) for the Tranche D Term Loan, November 14, 2005.

         "Term Eurodollar Loans":  Eurodollar Loans that are also Term Loans.

         "Term Loan": any Loan comprising all or a portion of the Tranche A Term Loan, the Tranche B Term Loan, the Tranche C Term Loan or the Tranche D Term Loan.

         "Term Loan Tranche" as defined in subsection 2.17(a).

         "Third Amendment": that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 14, 2000 by and among the Company, the Guarantors, the Lenders party thereto, the Administrative Agent and the Canadian Administrative Agent.

         "Third Amendment Effective Date": the date on which all of the conditions precedent to the effectiveness of the Third Amendment are satisfied by the Credit Parties or waived by the Administrative Agent and/or the Required Lenders.

         "Tranche": any of the classes of Loans consisting of (a) Revolving Loans, including the Swingline Loan and LOC Obligations, and (b) each Term Loan Tranche.

         "Tranche A Base Rate Loan": at any time, that portion (if any) of the Tranche A Term Loan, the rate of interest applicable to which is based upon the ABR.

         "Tranche A Conversion Amount":  as defined in subsection 2.17(b).

         "Tranche A Converting Lender": each Lender identified on Schedule I as having a Commitment to make Term Loans redenominated in U.S. Dollars under the Tranche A Term Loan, in its capacity as a Lender of such Term Loans, and each Lender that purchases an assignment of such a Commitment or such Loans in accordance with the terms of this Agreement.

         "Tranche A Euro Amount":  as defined in subsection 2.17(b).

         "Tranche A Euro Lender": each Lender identified on Schedule I as having a Commitment to make Term Loans denominated in Euros under the Tranche A Term Loan, in its capacity as a Lender of such Term Loans, and each Lender that purchases an assignment of such a Commitment or of such Loans in accordance with the terms of this Agreement.

         "Tranche A Eurodollar Loan": at any time, that portion (if any) of the Tranche A Term Loan, the rate interest applicable to which is based upon the Eurodollar Rate.

         "Tranche A Term Loan":  as defined in subsection 2.17(a).

        "Tranche B Term Loan":  as defined in subsection 2.17(a).

         "Tranche C Term Loan":  as defined in subsection 2.17(a).

         "Tranche D Arranger":  Credit Suisse First Boston.

         "Tranche D Base Rate Loan": at any time, that portion (if any) of the Tranche D Term Loan, the rate of interest applicable to which is based upon the ABR.


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


         "Tranche D Eurodollar Loan": at any time, that portion (if any) of the Tranche D Term Loan, the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Tranche D Lenders": the persons identified as such in Schedule I attached hereto and their transferees, including each subsequent holder of any interest in the Tranche D Term Loan.

         "Tranche D Note":  as defined in subsection 2.17(f).

         "Tranche D Term Loan":  as defined in subsection 2.17(a).

         "Tranche D Prepayment Fee":  as defined in subsection 2.4(d).

         "Transferee":  as defined in subsection 9.6(f).

         "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

         "U.S. Facility Fee":  as defined in subsection 2.4(a)(i).

         "U.S. Dollars" and "$": dollars in lawful currency of the United States of America.

         "U.S. Lender": each Lender identified on Schedule I as having a Commitment under the U.S. Revolving Committed Amount in its capacity as a Lender of U.S. Revolving Loans, and each Lender that purchases an assignment of such a Commitment or of such Loans in accordance with the terms of this Agreement.

         "U.S. Revolving Committed Amount":  as defined in subsection 2.1(a).

         "U.S. Revolving Loans": the revolving credit loans made by the U.S. Lenders to a Borrower pursuant to subsection 2.1(a).

         All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP.

                             SECTION 8. THE AGENTS.

8.1.     APPOINTMENT.

         Each Lender hereby irrevocably designates and appoints Bank of America, N.A. as the Administrative Agent of such Lender and the Collateral Agent under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes Bank of America, N.A., as the Administrative Agent for such Lender and the Collateral Agent, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably designates and appoints Bank of America Canada as the Canadian Administrative Agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes Bank of America Canada, as the Canadian Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Canadian Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties,


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obligations or liabilities shall be read into this Agreement or any other
Credit Document or otherwise exist against an Agent.

8.2.     DELEGATION OF DUTIES.

         Each Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3.     EXCULPATORY PROVISIONS.

         Neither an Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Credit Documents or for any failure of the Company or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Credit Parties.

8.4.     RELIANCE BY AGENTS.

         Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Credit Document, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

8.5.     NOTICE OF DEFAULT.

         An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, such Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.


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8.6.     NON-RELIANCE ON AGENTS AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither an Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by an Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon an Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement and the other Credit Documents. Each Lender also represents that it will, independently and without reliance upon an Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of an Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8.7.     INDEMNIFICATION.

         The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company or another Credit Party and without limiting the obligation of the Company or another Credit Party to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder or under the other Credit Documents.

8.8.     AGENT IN ITS INDIVIDUAL CAPACITY.

         An Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to its Loans made or renewed by it and any Note issued to it, each Agent shall have the same rights and powers under this Agreement and the Notes as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

8.9.     SUCCESSOR AGENT.

         An Agent may resign as Agent upon 10 days' notice to the Lenders. If an Agent shall resign as Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, so long as no


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Event of Default exists, be approved by the Company (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, Canadian Administrative Agent or Collateral Agent, as applicable, and the term "Administrative Agent", "Canadian Administrative Agent" or "Collateral Agent", as the case may be, shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any of the other Credit Documents or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents.

8.10.    TRANCHE D ARRANGER.

         The parties acknowledge and agree that the Tranche D Arranger (a) shall be credited as and may publicize that it is the sole lead arranger and book manager of the Tranche D Term Loan, (b) shall not, by reason of its designation as such or any of the provisions hereof relating to the Tranche D Arranger or any action taken or omitted by it (in any capacity) in respect of this Agreement or the financing contemplated hereby, have any power, duty, responsibility or liability whatsoever under this Agreement and (c) shall nevertheless be entitled to all of the immunities, indemnities and benefits granted to it or to any Agent or Co-Agent herein, including each of the immunities, indemnities and benefits of the Administrative Agent under subsections 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8 and 8.9. In addition to the requirements set forth in Section 9.1, this subsection 8.10, shall not be amended, modified or waived without the consent of the Tranche D Arranger.

                            SECTION 9. MISCELLANEOUS

9.1.     AMENDMENTS AND WAIVERS.

         Neither this Agreement, any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity (including in the case of the Tranche A Term Loan and the Tranche D Term Loan, any scheduled amortization payment required pursuant to subsection 2.17(d)) of any Note, or reduce the stated rate of any interest or fee payable hereunder or thereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by a Credit Party of any of its rights and obligations under this Agreement and the Notes or, except as the result of or in connection with an Asset Disposition permitted by subsection 5.2(b), release all or substantially all of the Collateral or, except as the result of or in connection with a consolidation, merger or disposition of a Credit Party permitted under subsection 5.2(b), release the Company or any of the other Credit Parties from its or their obligations under the Credit Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Agents. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Agents and all future holders of the Notes. In the case of any waiver, the Credit Parties, the Lenders and the Agents shall be restored to their former


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position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing;
but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

9.2.     NOTICES.

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, the Credit Parties and the Agents, and as set forth in Schedule VII in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                  The Company                    Hercules Incorporated
                  or any other                   Hercules Plaza
                  Credit Party:                  Wilmington, Delaware 19894
                                                 Attention:    Stuart Shears
                                                 Telephone:    (302) 594-5300
                                                 Telecopy:     (302) 594-5371

                                                 with a copy to:

                                                 Hercules Incorporated
                                                 Hercules Plaza
                                                 Wilmington, Delaware 19894
                                                 Attention:    Israel J. Floyd
                                                 Telephone:    (302) 594-5128
                                                 Telecopy:     (302) 594-7252


                  The Administrative Agent:      Bank of America, N.A., as
                                                 Administrative Agent
                                                 Independence Center, 15th Floor
                                                 NC1-001-15-04
                                                 101 North Tryon Street
                                                 Charlotte, North Carolina 28255
                                                 Attn:         Agency Services
                                                 Telephone:    (704) 386-6837
                                                 Telecopy:     (704) 388-9436

                                                 with a copy to:

                                                 Bank of America, N.A.
                                                 335 Madison Ave.
                                                 New York, New York 10017
                                                 Attn:         David Noda
                                                 Telephone:    (212) 503-7948
                                                 Telecopy:     (212) 503-7878


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


                  The Collateral Agent:          Bank of America, N.A., as
                                                 Collateral Agent
                                                 Independence Center, 15th Floor
                                                 NC1-001-15-04
                                                 101 North Tryon Street
                                                 Charlotte, North Carolina 28255
                                                 Attn:         Agency Services
                                                 Telephone:    (704) 386-6837
                                                 Telecopy:     (704) 388-9436

                                                 with a copy to:

                                                 Bank of America, N.A.
                                                 335 Madison Ave.
                                                 New York, New York 10017
                                                 Attn:         David Noda
                                                 Telephone:    (212) 503-7948
                                                 Telecopy:     (212) 503-7878

                  The Canadian                   Bank of America Canada, as
                  Administrative Agent:          Canadian Administrative Agent
                                                 c/o 5681
                                                 Simcoe Place, 27th Floor
                                                 200 Front Street W
                                                 Toronto, Ontario
                                                 Canada  M5V3L2
                                                 Attn:           Nelson Lam
                                                 Telephone:      (416) 349-5496
                                                 Telecopy:       (416) 349-4281

                                                 with a copy to:

                                                 Bank of America, N.A.
                                                 335 Madison Ave.
                                                 New York, New York 10017
                                                 Attn:         David Noda
                                                 Telephone:    (212) 503-7948
                                                 Telecopy:     (212) 503-7878

provided that any notice, request or demand to or upon an Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.6, 2.7, 2.11, 2.13, 2.15, 2.16, 2.17, 2.18 or
3A.9 shall not be effective until received.

9.3.     NO WAIVER; CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of an Agent, any Lender or any Credit Party, any right, remedy, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.


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


9.4.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder, in the Notes and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Credit Documents and the making of the Loans and the issuance or extension of Letters of Credit hereunder.

9.5.     PAYMENT OF EXPENSES AND TAXES.

         The Company agrees (a) to pay or reimburse each Agent and the Tranche D Arranger for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (including special Canadian counsel) to the Agents, (b) to pay or reimburse each Lender and the Administrative Agent and the Tranche D Arranger for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, counsel to the Tranche D Arranger and counsel to the several Lenders (including, without duplication, the allocated costs of in-house counsel to any Lender), and (c) to pay, indemnify, and hold each Lender and each Agent and the Tranche D Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Agent and the Tranche D Arranger (each, an "indemnified person") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the LOC Documents, the use of proceeds of the Loans and Letters of Credit and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental or other law applicable to the operations of the Borrowers, any of their Subsidiaries or any of the their respective properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Company shall have no obligation hereunder to any Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such indemnified person or (ii) legal proceedings commenced against such indemnified person by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Notes, the LOC Obligations and all other amounts payable hereunder or under the other Credit Documents.

9.6.     SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Agents, all future holders of the Notes and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any Participation Interest of such Lender or any other interest of such Lender hereunder, under the Notes or under any other Credit Document. In the event of any such sale by


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

a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes, and the Credit Parties and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. The Credit Parties agree that if amounts outstanding under this Agreement, the Notes or any other Credit Document are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note or any other Credit Document to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, any Note or any other Credit Document, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or a Control Investment Affiliate or, with the consent of (x) so long as no Event of Default exists, the Company and (y) the Administrative Agent and in the case of an assignment of the Tranche D Term Loan, the Tranche D Arranger (which in each case shall not be unreasonably withheld), to any other Person (an "Assignee") all or any part of its rights and obligations under this Agreement, the Notes and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent, and in the case of an assignment of the Tranche D Term Loan, the Tranche D Arranger) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that the amount of the Commitment (if any) of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of
(i) $1,000,000 and (ii) with respect to each assigning Lender, the amount of such Lender's Commitment, and shall be in an integral multiple of $1,000,000 (or, if less, with respect to each assigning Lender, the amount of such Lender's Commitment); provided, further, that, in the case of any proposed assignment pursuant to this subsection 9.6(c) to an Assignee which is not a Lender or any affiliate of a Lender, if (A) no Event of Default exists, (B) the Company objects to such proposed Assignee and (C) the Company no later than 5 Business Days after receipt of notice by the Company of such proposed Assignee, proposes an alternative Assignee acceptable to the Administrative Agent and willing to consummate such assignment with the assigning Lender within 30 days from the date thereof and on the same terms and conditions as such assigning Lender's proposed Assignee, such assigning Lender shall not have the right to effect such proposed assignment to its proposed Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

         (d) The Administrative Agent shall maintain at its address referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all


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purposes of this Agreement. The Register shall be available for inspection by the Company, the Tranche D Arranger or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or a Control Investment Affiliate or an affiliate thereof, by the Company and the Administrative Agent), together with payment by the assigning Lender to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company on behalf of the Borrower. On or prior to the effective date of any such Assignment and Acceptance, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent a new Note or Notes to the order of such Assignee. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

         (f) Each Credit Party authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Credit Party and its affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection 9.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

9.7.     ADJUSTMENTS; SET-OFF.

         (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or Participation Interests, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsections 6(f) or (g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or Participation Interests, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Credit Party, any such notice being expressly waived by each Credit Party to the extent permitted by applicable law, upon any amount becoming due and payable by such Credit Party hereunder, under the Notes or under any other Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of such Credit Party. Each Lender agrees promptly to


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notify the Company on behalf of the respective Credit Party and the
Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

9.8.     COUNTERPARTS.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

9.9.     ADJUSTMENTS FOR CHANGES IN GAAP.

         In the event that a change in GAAP affects the terms of the covenants contained in subsection 5.2(d) hereof (including the related defined terms used therein), the Company and the Required Lenders shall negotiate in good faith such amendments to such covenant and related definitions as are necessary to reflect such changes in GAAP and as are otherwise reasonably satisfactory to the Company and the Required Lenders.

9.10.    SEVERABILITY; SECTION HEADINGS.

         (a) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (b) The Section and subsection headings and the Table of Contents contained herein are for convenience of reference only and shall not affect the construction hereof.

9.11.    INTEGRATION.

         This Agreement, the Notes and the other Credit Documents represent the agreement of the Company, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by an Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein, in the Notes or in the other Credit Documents.

9.12.    GOVERNING LAW.

         THIS AGREEMENT, THE NOTES AND, UNLESS OTHERWISE SPECIFICALLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE NOTES AND SUCH OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

9.13.    SUBMISSION TO JURISDICTION; WAIVERS.

         Each Credit Party hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes and the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of North Carolina, the courts of the United States of America for the Western District of North Carolina, and appellate courts from any thereof,


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         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Credit Party at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

9.14.    ACKNOWLEDGMENTS.

         Each Credit Party hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Credit Documents;

         (b) neither an Agent nor any Lender has any fiduciary relationship with or duty to such Credit Party arising out of or in connection with this Agreement, any of the Notes or any of the other Credit Documents, and the relationship between the Agents and Lenders, on one hand, and such Credit Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby, by the Notes or by any of the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Credit Party and the Lenders.

9.15.    WAIVER OF JURY TRIAL.

         TO THE EXTENT PERMITTED BY LAW, EACH CREDIT PARTY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

9.16.    CONFIDENTIALITY.

         Each Agent, the Tranche D Arranger and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Amended and Restated Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Amended and Restated Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Amended

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and Restated Credit Agreement or any other Credit Document, (i) to the
National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Company and
(ii) agrees in a writing enforceable by the Company to be bound by the provisions of this subsection 9.16) and (k) subject to provisions substantially similar to those contained in this subsection 9.16, to any actual or proposed participant or assignee.

9.17.    PRUDENTIAL INTERCREDITOR AGREEMENT.

         The Lenders hereby agree that the Administrative Agent, on behalf of the Lenders, may enter into an intercreditor agreement, substantially in the form of Exhibit J, with The Prudential Insurance Company of American ("Prudential"), as the holder of the Guaranteed ESOT Notes Due June 19, 2009 of The BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan currently outstanding in the aggregate principal amount of $93,500,000, which intercreditor agreement shall provide, among other things, for the pro rata sharing among the Lenders and Prudential of any proceeds of the Collateral or the guarantees under Section 3A.

9.18. BINDING EFFECT; AMENDMENT AND RESTATEMENT OF EXISTING CREDIT AGREEMENT; FURTHER ASSURANCES.

         This Agreement shall become effective at such time, on or after the Restatement Effective Date, that the conditions precedent set forth in subsection 4.1 have been satisfied and when it shall have been executed by each Credit Party and the Agents, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender (including the Issuing Lender), and thereafter this Agreement shall be binding upon and inure to the benefit of each Credit Party, each Lender (including the Issuing Lender) and the Agents, together with their respective successors and assigns. The Credit Parties and the Lenders (including the Issuing Lender) party to the Existing Credit Agreement each hereby agrees that, at such time as this Agreement shall have become effective pursuant to the terms of the immediately preceding sentence, the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Agreement, and all obligations and commitments outstanding under the Existing Credit Agreement shall be governed by the terms of this Agreement (as such obligations or commitments may be modified or amended hereunder) and (ii) all of the promissory notes executed by the Borrowers in connection with the Existing Credit Agreement automatically shall be substituted and replaced by the amended and restated promissory notes executed in connection with this Agreement, and the Lenders agree to promptly return such prior notes to the Company. The Credit Parties further agree, upon the request of the Administrative Agent and/or the Required Lenders, to promptly take such actions, as reasonably requested, as are appropriate to carry out the intent of this Agreement and the other Credit Documents, including, but not limited to, such actions as are reasonably necessary to ensure that the Lenders have a perfected security interest in any and all collateral securing the Guaranteed Obligations, subject to no Liens other than Permitted Liens.

9.19.    JUDGMENT CURRENCY.

         (a) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Indebtedness or any other amount due to the Lenders hereunder or under any security in respect of the Credit Parties' obligations hereunder in any currency (the "Original Currency") into another currency (the "Other Currency") each Credit Party to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Other Currency at its principal offices in Charlotte, North Carolina on the day (an "Administrative Agent's Business Day") on which the Administrative Agent is open for the transaction of its banking business at such offices immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

         (b) The obligation of each Credit Party in respect of any sum due in the Original Currency from it to the Lenders hereunder or under any security in respect of the Credit Parties' obligation hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Administrative Agent's Business Day following receipt by the Agents of any sum adjudged to be so due in such Other Currency or of any other sum in any Other Currency the Agents may, in accordance with their normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lenders in the Original Currency, the Credit Parties shall, as a separate obligation and notwithstanding any such judgment, indemnify the Agents against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders, the Agents shall remit such excess to the Credit Parties.

9.20.    FIRST AMENDMENT TO PLEDGE AGREEMENT.

         The Required Lenders hereby consent to the amendment of the Pledge Agreement (as in existence on the Closing Date) effected by the First Amendment to Pledge Agreement dated as of the Third Amendment Effective Date among the parties thereto substantially in the form of Exhibit I.



                                                  (signature pages follow)

                                  SCHEDULE VIII

                                Sources and Uses


($ in millions)

SOURCES OF FUNDS                                     USES OF FUNDS

Cash                               $318.0            Refinance Revolver                                    $256.0
Term Loan D Facility                375.0            Refinance Term Loan A                                  126.0
Senior Unsecured Notes              400.0            Refinance Term Loan C                                  318.0
                                                     Refinance Floating Rate Pref. Securities               170.0*
                                                     Refinance RHINOS                                       200.0
                                                     Fees                                                    23.0

TOTAL                            $1,093.0            TOTAL                                               $1,093.0


* The Company is in the process of attempting to obtain consent from the holders of these securities to permit an early prepayment. Pending this consent, the Company will prepay Revolving Credit Loans on the Third Amendment Effective Date in an amount equal to $170,000,000. Upon obtaining the necessary consent from the holders of such securities, the Company will borrow $170,000,000 in Revolving Credit Loans to prepay such securities, or, in the event the Company does not receive the necessary consent to prepayment, the Company will then borrow $170,000,000 in Revolving Credit Loans to pay the securities on their maturity date, which is December 29, 2000.